                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

         Check the appropriate box:

[ ]      Preliminary Proxy Statement         [ ]     Confidential, for Use of
                                                     the Commission Only
                                                     (as permitted by
                                                     Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           GLOBAL/INTERNATIONAL, INC.
                                INVESTMENT TRUST
                          SCUDDER CASH INVESTMENT TRUST
                               SCUDDER FUNDS TRUST
                              SCUDDER INCOME TRUST
                        SCUDDER INTERNATIONAL FUND, INC.
                           SCUDDER MONEY MARKET TRUST
                             SCUDDER MUNICIPAL TRUST
                           SCUDDER MUTUAL FUNDS, INC.
                             SCUDDER PATHWAY SERIES
                             SCUDDER PORTFOLIO TRUST
                            SCUDDER SECURITIES TRUST
                          SCUDDER STATE TAX FREE TRUST
                           SCUDDER TAX-FREE MONEY FUND
                             SCUDDER TAX-FREE TRUST
                        SCUDDER U.S. TREASURY MONEY FUND
                               VALUE EQUITY TRUST

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

      [LOGO] Scudder
Investments
important news

FOR SCUDDER FUND SHAREHOLDERS

While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Fund that will be the subject of a shareholder vote.



--------------------------------------
                                                                            Q&A
Q What is happening?

A On December 3, 2001, Zurich Financial Services ("Zurich Financial"), the majority owner of Zurich Scudder Investments, Inc., your Fund's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name. Your Fund will continue to be branded and marketed as a "Scudder" fund.

As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Fund, the Fund's shareholders must approve a new investment management agreement. The enclosed Proxy
Statement gives you additional information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Fund, as well as, if you are a shareholder of Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund, Scudder Pacific Opportunities Fund or Scudder Gold Fund, a new sub-advisory agreement. The Board members of your Fund, including those who are not affiliated with Scudder or Deutsche Bank, unanimously recommend that you vote FOR the approval
--------------------------------------------------------------------------------
                                                              February 21, 2002

Q&A continued

--------------------------------------------------------------------------------

of the new investment management agreement for your Fund and each other proposal applicable to your Fund.

Q Why am I being asked to vote on the proposed new investment management agreement?

A The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Fund, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Fund in order for Scudder to continue serving as your Fund's investment manager.

Q Who is being asked to vote on the proposed new investment management agreement?

A All shareholders of the Funds advised by Zurich Scudder Investments, Inc. are being asked to approve the proposed new investment management agreement.

Q What will happen if shareholders do not approve the new investment management agreement?

A If shareholders of your Fund do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, your Fund's current investment management agreement will terminate and your Fund's Board will take such action as it deems to be in the best interests of your Fund, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Additional Information."

Q How will the Transaction with Deutsche Bank affect me as a Fund shareholder?

A Your investment in your Fund will not change as a result of the Transaction. You will still own the same shares in the same Fund, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Scudder will be combined with and integrated into Deutsche Bank's investment management

--------------------------------------------------------------------------------
                                               (continued on inside back cover)

                                                              February 21, 2002

Dear Shareholder:

   The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

   The following important facts about the Transaction are outlined below:

  . The Transaction will have no effect on the number of shares you own or the value of those shares.

  . The investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

  . Your Fund's investment management agreement will still be with Scudder, and, except as noted below, the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement. Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund. Under the new investment management agreement, Scudder would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. Scudder will retain full responsibility for the actions of any such sub-advisers.

  . The members of your Fund's Board, including those who are not affiliated with Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment management agreement.

   You are also being asked to approve certain other matters that have been set forth in the Notice of Special Meetings of Shareholders.

   Please take the time to read the enclosed materials.

   The question and answer section that begins on the front cover of the Proxy Statement discusses the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Fund. The Board recommends that you read the enclosed materials carefully and vote in favor of each proposal.

   To vote, simply fill out the enclosed proxy card(s)--be sure to sign and date it--and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card(s). Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

   Your vote is very important to us. If we do not hear from you by March 1, 2002, our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.

Respectfully,

/s/ LIN COUGHLIN
Linda C. Coughlin
President

                        SCUDDER 21/ST CENTURY GROWTH FUND
                             SCUDDER BALANCED FUND
                          SCUDDER CAPITAL GROWTH FUND
                         SCUDDER CASH INVESTMENT TRUST
                           SCUDDER DEVELOPMENT FUND
                        SCUDDER DIVIDEND & GROWTH FUND
                     SCUDDER EMERGING MARKETS GROWTH FUND
                     SCUDDER EMERGING MARKETS INCOME FUND
                           SCUDDER GLOBAL BOND FUND
                         SCUDDER GLOBAL DISCOVERY FUND
                              SCUDDER GLOBAL FUND
                               SCUDDER GNMA FUND
                               SCUDDER GOLD FUND
                      SCUDDER GREATER EUROPE GROWTH FUND
                        SCUDDER GROWTH AND INCOME FUND
                           SCUDDER HEALTH CARE FUND
                      SCUDDER HIGH-YIELD OPPORTUNITY FUND
                       SCUDDER HIGH-YIELD TAX-FREE FUND
                              SCUDDER INCOME FUND
                          SCUDDER INTERNATIONAL FUND
                       SCUDDER LARGE COMPANY GROWTH FUND
                       SCUDDER LARGE COMPANY VALUE FUND
                          SCUDDER LATIN AMERICA FUND
                        SCUDDER MANAGED MUNICIPAL BONDS
                      SCUDDER MASSACHUSETTS TAX-FREE FUND
                       SCUDDER MEDIUM-TERM TAX-FREE FUND
                          SCUDDER MONEY MARKET SERIES
                      SCUDDER PACIFIC OPPORTUNITIES FUND
                SCUDDER PATHWAY SERIES: CONSERVATIVE PORTFOLIO
                   SCUDDER PATHWAY SERIES: GROWTH PORTFOLIO
                  SCUDDER PATHWAY SERIES: MODERATE PORTFOLIO
                          SCUDDER S&P 500 INDEX FUND
                        SCUDDER SELECT 1000 GROWTH FUND
                            SCUDDER SELECT 500 FUND
                         SCUDDER SHORT TERM BOND FUND
                       SCUDDER SMALL COMPANY STOCK FUND
                       SCUDDER SMALL COMPANY VALUE FUND
                          SCUDDER TAX-FREE MONEY FUND
                      SCUDDER TECHNOLOGY INNOVATION FUND
                       SCUDDER U.S. TREASURY MONEY FUND

                  NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS

   Please take notice that Special Meetings of Shareholders (each, a "Meeting") of each fund listed above (each such fund is referred to herein as a "Fund" and, collectively, the "Funds"), will be held jointly at the offices of Zurich Scudder Investments, Inc., 13/th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meetings:

Proposal 1: For each Fund, to approve a new investment management agreement for the Fund with Zurich Scudder Investments, Inc.;

Proposal 2: (For shareholders of Scudder Emerging Markets Income Fund, Scudder
            Global Bond Fund, Scudder Greater Europe Growth Fund and Scudder

           International Fund only) to approve a new sub-advisory agreement between the Fund's investment manager and Deutsche Asset Management Investment Services Limited;

Proposal 3:(For shareholders of Scudder Pacific Opportunities Fund only) to approve a new sub-advisory agreement between the Fund's investment manager and Zurich Scudder Investments Singapore Limited; and

Proposal 4:(For shareholders of Scudder Gold Fund only) to approve a new sub-advisory agreement between the Fund's investment manager and Zurich Scudder Investments Australia Limited.

   The Board of each Fund unanimously recommends that shareholders vote FOR all applicable Proposals.

   The persons named as proxies will vote in their discretion on any other business that may properly come before a Meeting or any adjournments or postponements thereof.

   Holders of record of shares of each Fund at the close of business on February 8, 2002 are entitled to vote at a Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

   In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

                                                        By Order of the Boards,

                                                              /s/ JOHN MILLETTE
                                                                  John Millette
                                                                      Secretary

February 21, 2002

 IMPORTANT--We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card(s)). Your prompt return of the enclosed proxy card(s) (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meetings and vote your shares in person at that time, you will still be able to do so.

                                                              February 21, 2002

                        SCUDDER 21/ST CENTURY GROWTH FUND
                             SCUDDER BALANCED FUND
                          SCUDDER CAPITAL GROWTH FUND
                         SCUDDER CASH INVESTMENT TRUST
                           SCUDDER DEVELOPMENT FUND
                        SCUDDER DIVIDEND & GROWTH FUND
                               SCUDDER GNMA FUND
                        SCUDDER GROWTH AND INCOME FUND
                           SCUDDER HEALTH CARE FUND
                      SCUDDER HIGH-YIELD OPPORTUNITY FUND
                       SCUDDER HIGH-YIELD TAX-FREE FUND
                              SCUDDER INCOME FUND
                       SCUDDER LARGE COMPANY GROWTH FUND
                       SCUDDER LARGE COMPANY VALUE FUND
                        SCUDDER MANAGED MUNICIPAL BONDS
                      SCUDDER MASSACHUSETTS TAX-FREE FUND
                       SCUDDER MEDIUM-TERM TAX-FREE FUND
                          SCUDDER MONEY MARKET SERIES
                SCUDDER PATHWAY SERIES: CONSERVATIVE PORTFOLIO
                   SCUDDER PATHWAY SERIES: GROWTH PORTFOLIO
                  SCUDDER PATHWAY SERIES: MODERATE PORTFOLIO
                          SCUDDER S&P 500 INDEX FUND
                        SCUDDER SELECT 1000 GROWTH FUND
                            SCUDDER SELECT 500 FUND
                         SCUDDER SHORT TERM BOND FUND
                       SCUDDER SMALL COMPANY STOCK FUND
                       SCUDDER SMALL COMPANY VALUE FUND
                          SCUDDER TAX-FREE MONEY FUND
                      SCUDDER TECHNOLOGY INNOVATION FUND
                       SCUDDER U.S. TREASURY MONEY FUND
                            Two International Place
                       Boston, Massachusetts 02110-4103

                     SCUDDER EMERGING MARKETS GROWTH FUND
                     SCUDDER EMERGING MARKETS INCOME FUND
                           SCUDDER GLOBAL BOND FUND
                         SCUDDER GLOBAL DISCOVERY FUND
                              SCUDDER GLOBAL FUND
                               SCUDDER GOLD FUND
                      SCUDDER GREATER EUROPE GROWTH FUND
                          SCUDDER INTERNATIONAL FUND
                          SCUDDER LATIN AMERICA FUND
                      SCUDDER PACIFIC OPPORTUNITIES FUND
                                345 Park Avenue
                           New York, New York 10154

                             JOINT PROXY STATEMENT

                                    General

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees/Directors (the "Board," the Trustees/Directors of each of which are referred to as the "Trustees/Directors" of the relevant Board) of each of the trusts/corporations listed on Appendix 1 hereto (each trust is referred to as a "Trust" and, collectively, the "Trusts" and each corporation is referred to as a "Corporation" and, collectively, the "Corporations"). These proxies will be used at the Special Meeting of Shareholders of each fund listed above (each such fund is referred to herein as a "Fund" and, collectively, the "Funds"). These meetings are to be held jointly at the offices of Zurich Scudder Investments, Inc., investment manager of each Fund ("Scudder" or the "Investment Manager"), 13/th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (each, a "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meetings. This Proxy Statement, the Notice of Special Meeting and the proxy card(s) are first being mailed to shareholders on or about February 21, 2002 or as soon as practicable thereafter.

   Proposal 1 relates to the approval of a new investment management agreement for each Fund, Proposal 2 is only relevant to shareholders of Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund and Scudder International Fund and relates to the approval of a new sub-advisory agreement with Deutsche Asset Management Investment Services Limited, Proposal 3 is only relevant to shareholders of Scudder Pacific Opportunities Fund and relates to the approval of a new subadvisory agreement with Zurich Scudder Investments Singapore Limited, and Proposal 4 is only relevant to shareholders of Scudder Gold Fund and relates to the approval of a new sub-advisory agreement with Zurich Scudder Investments Australia Limited. As discussed below, shareholder approval of the Proposals will have no effect upon the investment management fee rates currently in effect. The transaction is described below under "Information Concerning the Transaction and Deutsche Bank."

   The Board of each Fund unanimously recommends that shareholders vote FOR all Proposals. The vote required to approve these Proposals is described below under "Additional Information."

   In the descriptions of the Proposals below, for simplicity, actions are described as being taken by a Fund that is a series of a Trust or Corporation, although all actions are actually taken by the respective Trust or Corporation on behalf of the applicable Fund.

   Each Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Fund and a copy of any more recent semi-annual report, without charge, by calling (800) 791-9780 or writing the Fund, c/o Zurich Scudder Investments, Inc., at the address for the relevant Fund shown at the beginning of this Proxy Statement.

   The following table identifies the Funds entitled to vote on each Proposal.

                                             Scudder Emerging Markets
                                               Income Fund, Scudder
                                                Global Bond Fund,        Scudder      Scudder
                                              Scudder Greater Europe     Pacific       Gold
                                    All      Growth Fund and Scudder  Opportunities    Fund
           Proposal                Funds     International Fund Only    Fund Only      Only
           --------             ------------ ------------------------ ------------- ------------
1. To approve a new investment  (check mark)
 management agreement for
 the Fund with Scudder.
2. To approve a new sub-                           (check mark)
 advisory agreement between
 the Fund's investment
 manager and Deutsche Asset
 Management Investment
 Services Limited.
3. To approve a new sub-                                              (check mark)
 advisory agreement between
 the Fund's investment
 manager and Zurich Scudder
 Investments Singapore
 Limited.
4. To approve a new sub-                                                            (check mark)
 advisory agreement between
 the Fund's investment
 manager and Zurich Scudder
 Investments Australia Limited.


                          Proposal 1: Approval of New
                        Investment Management Agreement

Introduction

   Scudder acts as the investment manager to each Fund pursuant to an investment management agreement entered into by each Fund and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001), including approximately $53 billion of assets in open- and closed-end investment companies managed in the United States.

   Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of each Fund's Current Investment Management Agreement with Scudder. As required by the

1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Fund and Scudder is being proposed for approval by shareholders of each Fund. The form of New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that, under the New Investment Management Agreement, Scudder would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. See "Differences Between the Current and New Investment Management Agreements." The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

   In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

   The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Trusts/Corporations by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

   On February 4, 2002, the Board of each Trust/Corporation, including each Trustee/Director who is not an "interested person" (an "Interested Person") of the Investment Manager, Deutsche Bank or the Trust/Corporation within the meaning of the 1940 Act (each is referred to as an "Independent Trustee/Director"), voted unanimously to approve the New Investment Management Agreements and to recommend their approval to shareholders.

   For information about the Boards' deliberations and the reasons for their recommendation, please see "Board Considerations" below.

   The Board of each Trust/Corporation unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for that Fund.

Information Concerning the Transaction and Deutsche Bank

 Description of the Transaction

   On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, it is proposed that Scudder will change its name to Deutsche Investment Management (Americas) Inc. and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

   The Transaction will take place in three steps:

   . First, in a merger pursuant to a separate Merger Agreement, the Zurich
     Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

   . Second, Scudder will transfer its ownership interest in Threadneedle
     Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

   . Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

   In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Deutsche Bank."

   As discussed in the "Introduction" above, under the 1940 Act, the Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Fund's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Fund would make such arrangements for the management of that Fund's investments as it deems appropriate and in the best interests of that Fund, including (without limitation) re-submitting this Proposal for shareholder approval and/or entering into an interim investment management agreement with Scudder.

   The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Funds, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct with such exceptions as would not have a material adverse effect on Scudder; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close early in the second quarter of 2002.

   Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," below.

   Appendix 2 provides information regarding Scudder's current business, including its stockholders, directors and officers.

 Deutsche Bank

   Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to 96 U.S. open- and closed-end investment companies, which in the aggregate had approximately $53 billion in assets as of December 31, 2001.

 Anticipated Operational Changes

   As proposed, Scudder will for the immediate future remain a separate corporate entity within the Deutsche Asset Management Group and, subject to shareholder approval, will continue to serve as the registered investment adviser to the Funds under the New Management Agreements. Scudder will, however, be integrated operationally into Deutsche Asset Management and will utilize the services of personnel from other parts of the organization in providing services to the Funds and its other clients. In particular, the investment operations of Scudder will become part of an integrated global investment operation serving Deutsche Asset Management's clients worldwide. As a result, in an effort to improve investment performance in certain areas current investment personnel of Deutsche Asset Management will assume portfolio management responsibilities for many of the Funds. In many cases, the Funds' current managers are expected to continue. A list of portfolio manager changes currently contemplated is included in Appendix 3. Similarly, the various other services related to the mutual fund operations of both companies--shareholder servicing, investment operations, fund accounting, legal and compliance, sales and marketing--will also be integrated into a common service platform. Deutsche Bank and Scudder have advised the Independent Trustees/Directors that they believe that the combined organization will continue to provide services that will be equal or better in scope and quality to those currently being provided to the Funds by Scudder and its affiliates.

   As discussed above, following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank and Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that time, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will join the existing Deutsche Asset Management Global Executive Committee, as well as serve on the Americas leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

   Upon consummation of the Transaction, it is expected that Linda C. Coughlin, currently an Interested Person of each Trust/Corporation, will resign from each Board and that a senior executive of Scudder will be appointed by the Board of each Fund to fill the vacancy created by Ms. Coughlin's resignation. In addition, each Board's Committee on Independent Trustees/Directors, which is comprised solely of Independent Trustees/Directors, has recommended to each full Board that it would be in the best interests of shareholders to add to each Board two additional persons who would serve as "independent trustees/directors." After considering a number of candidates, each Board's Committee on Independent Trustees/Directors has recommended two candidates to the full Board, each of whom currently acts as an "independent" board member of certain other funds managed by Deutsche Asset Management. The Independent Trustees/Directors believe that these changes in each Board's composition will facilitate the oversight of Scudder's integration into Deutsche Asset Management following the transaction. Each full Board is expected to consider these composition changes at its April 2002 meeting.

Board Considerations

   On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving Scudder, its majority-owned subsidiary. Over the course of the following months, the Independent Trustees/Directors met several times, both privately and with senior Scudder and Zurich Financial personnel, to discuss the potential benefits and risks to the Funds and their shareholders from a strategic transaction. The Independent Trustees/Directors were assisted in this process by their independent legal counsel and by independent consultants with special expertise in financial and mutual fund industry matters. The Independent Trustees/Directors developed certain basic principles that would guide their review of any proposed strategic transaction. These basic principles were communicated to Scudder in August 2001, and were intended to be shared with any potential strategic partner.

   On September 23, 2001, Zurich Financial and Deutsche Bank entered into a preliminary agreement whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's U.K. operations) from Zurich Financial. At a meeting on September 24, 2001, the Independent Trustees/Directors met with senior Scudder and Deutsche Bank personnel to discuss the general terms of the proposed acquisition, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank, Scudder's views on the proposed acquisition, and Deutsche Bank's general plans for operating Scudder as part of its global asset management business.

   Thereafter, the Independent Trustees/Directors met on several occasions (both prior to and following the execution of the definitive agreement between Zurich Financial and Deutsche Bank on December 3, 2001) to discuss the Transaction and its potential impact on the Funds and their shareholders. The Independent Trustees/Directors were assisted throughout this process by their independent legal counsel and independent consultants.

   In the course of their review, the Independent Trustees/Directors requested and reviewed substantial information regarding the management, financial position and business of Deutsche Bank and Deutsche Asset Management; the history of Deutsche Bank's business and operations, including its compliance history and the history of its recent acquisitions; Deutsche Asset Management's U.S. mutual fund operations, including the investment performance of mutual funds advised by Deutsche Asset Management; the proposed structure, operations and processes of the combined organization after the Transaction; Deutsche Bank's strategic and financial goals following the Transaction; the terms of the Transaction; and the future operational plans of Deutsche Bank and Scudder with respect to Scudder and its affiliated entities.

   The Independent Trustees/Directors gave careful consideration to the extensive organizational changes that Scudder will undergo as a result of the Transaction. They considered the fact that, while Scudder would continue as a separate legal entity for the immediate future, it would be integrated operationally with the global asset management business of Deutsche Bank. They also considered the significant expense reductions being planned for the combined organization designed to eliminate duplicate operations, as well as to reduce the scale of the organization to reflect current adverse conditions in the securities markets and in the investment management business. In this regard, the Independent Trustees/Directors also considered the expense reductions that would likely be necessary under current market and business conditions to operate Scudder's business efficiently absent the Transaction. The Independent Trustees/Directors were assured that the planned expense reductions would not adversely affect the scope and quality of services being provided to the Funds and that a substantial portion of any future revenue growth (commensurate with reasonable profit levels) would be reinvested in Deutsche Bank's U.S. mutual fund business.

   The Independent Trustees/Directors also considered the potential benefits to the Funds and their shareholders of the increased scale and scope of the global asset management platform that will result from the Transaction. In this regard, the Independent Trustees/Directors reviewed the investment performance records of the Deutsche Bank investment professionals who will be assuming responsibility as Fund portfolio managers. Deutsche Bank also advised the Independent Trustees/Directors that it was actively seeking to hire additional investment professionals to strengthen the capabilities of the combined firm in certain areas. The Independent Trustees/Directors also considered Deutsche Bank's assurances that Scudder will at all times have the resources necessary to enable it to meet its obligations to the Funds and that the services provided by Scudder and its affiliates following the transaction will be equal or better in scope and quality to those currently being provided. Further, Deutsche Bank has assured the Independent Trustees/Directors that they will continue to receive all information that they deem necessary or desirable to the discharge of their oversight responsibilities.

   The Independent Trustees/Directors also considered the potential advantages that the combined organization might bring to strengthening the "Scudder" brand name in the U.S. mutual fund marketplace. Deutsche Bank has confirmed its intention to extend the "Scudder" brand name to its existing mutual fund products, and to continue investing in building public awareness of the brand. Deutsche Bank also confirmed its intention to continue Scudder's current policy of emphasizing distribution through financial intermediaries.

   The Independent Trustees/Directors requested and received assurances that service levels provided to Class AARP and Class S shareholders will not be diminished as a result of the Transaction. Many of such shareholders may, in fact, experience an increase in service quality and responsiveness as a result of Deutsche Bank's agreement to meet higher service standards for these share classes.

   For many years, Scudder has offered members of AARP investment opportunities in mutual funds offering shareholder services specifically tailored to their needs (the "AARP Investment Program"). Since 2000, these investment opportunities have been offered through AARP Class shares of the Funds. AARP has informed the Independent Trustees/Directors that it believes that approval of the New Investment Management Agreements is in the best interests of its members owning Class AARP shares of the Funds. In indicating its support for approval of the new agreements, AARP also confirmed that it may explore possible alternatives that would provide a broader range of investment services to AARP members than is presently available.

   Deutsche Bank and Scudder each assured the Independent Trustees/Directors that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company to receive benefits in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the Transaction, at least 75% of the board members of the investment company must be persons who are not "interested persons" of such investment adviser. (The current composition of the Board of each Fund would be in compliance with this provision of Section 15(f).) Second, for a period of two years following the Transaction, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. Deutsche Bank and Scudder have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Fund in connection with the Transaction. Deutsche Bank and Scudder have undertaken to pay the costs of preparing and distributing proxy materials to the Funds' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Funds and the Independent Trustees/Directors relating to their review of the Transaction.

   In previously approving the continuation of the Current Investment Management Agreements in August 2001, the Independent Trustees/Directors had considered numerous factors, including, among others, the nature, quality and extent of services provided by Scudder to the Funds; investment performance, both of the Funds themselves and relative to appropriate peer groups and market indices; investment management fees, expense ratios and asset sizes of the Funds themselves and relative to appropriate peer groups; Scudder's profitability from managing the Funds (both individually and collectively) and the other investment companies managed by Scudder before marketing expenses paid by Scudder. Based on a review of recent market and industry trends and financial results of Scudder's businesses, the Independent Trustees/Directors concluded to continue the current fee arrangements in place between the Funds and Scudder and its affiliates. The Independent Trustees/Directors expect to review these arrangements in further detail in connection with their consideration of the annual continuation of these arrangements on or prior to September 30, 2002.

   In addition, in considering whether to approve the New Investment Management Agreement for each Fund (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Fund except as described below under "Differences Between the Current and New Investment Management Agreements"), each Board considered the potential benefit to the Funds of providing the Investment Manager more flexibility in structuring portfolio management services for each Fund. Each Board recognized that it may be beneficial to the Funds to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Funds would require the prior approval of a majority of the members of a Fund's Board, including a majority of the Independent Trustees; (ii) the management expenses incurred by the Funds would not be affected by any action taken to delegate services to other Deutsche Bank entities or their employees in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Funds; and (iii) Scudder will retain full responsibility for the actions of any such sub-adviser or delegates.

   Based on all of the foregoing, at a meeting on February 4, 2002, the Board of each Fund, including the Independent Trustees/Directors of each Fund, voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders for their approval.

Transfer Agent, Shareholder Service Agent and Principal Underwriter

   Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value for each Fund and maintains related records. Scudder Investments Service Company ("SISC"), an affiliate of Scudder, serves as the transfer agent, sub-transfer agent and dividend-paying agent for certain Funds. SISC also serves as "shareholder servicing agent" for certain of the Funds. Scudder Service Corp. ("SSC"), an affiliate of Scudder, serves as the transfer agent for Class S and AARP shares of each Fund (to the extent a Fund offers such shares). Scudder Trust Company ("STC"), an affiliate of Scudder, provides subaccounting and recordkeeping services for shareholder accounts in certain retirement and employee benefit plans. Scudder Distributors, Inc. ("SDI"), 222 South Riverside Plaza, Chicago, Illinois 60606-5808, a subsidiary of Scudder, provides information and administrative services for Class A, B and C shareholders of each Fund (to the extent a Fund offers such shares). SDI is also the principal underwriter and distributor of each Fund's Class A, B, C and I shares (to the extent a Fund offers such shares) and acts as agent of each Fund in the sale of its shares. Pursuant to Rule 12b-1 plans adopted by each Fund, for the Class B shares and Class C shares of each Fund, SDI receives a distribution fee of 0.75%, and, for the Class A shares, Class B shares and Class C shares, a shareholder services fee of up to 0.25%, of average daily net assets of each such class. Scudder Investor Services, Inc. ("SISI"), Two International Place, Boston, Massachusetts 02110-4103, an affiliate of Scudder, is the principal underwriter and distributor of each Fund's Class S and AARP shares (to the extent a Fund offers such shares). Appendix 4 sets forth for each Fund the fees paid to SFAC, SISC, SSC, STC, SDI and SISI during the last fiscal year of each Fund.

   SFAC, SISC, SSC and STC will continue to provide fund accounting, transfer agency, subaccounting and recordkeeping services, respectively, to the Funds, as described above, under the current arrangements if the New Investment Management Agreements are approved. In addition, in light of the fact that the agreements with SDI and SISI will, by their terms, terminate upon the closing of the Transaction, at a meeting on February 4, 2002, the Boards unanimously approved the continuation of these agreements following the closing of the Transaction. As such, SDI and SISI will continue to provide underwriting, administrative and distribution services under the current arrangements if the New Investment Management Agreements are approved. All expenses related to the provision of these services to the Funds, with the exception of the distribution fee and shareholder services fee paid by the Funds to SDI as described above, are currently borne by Scudder pursuant to an administrative services agreement between Scudder and the Funds. Scudder also pays for most other Fund operating expenses pursuant to the administrative services agreements, and in return receives an annual administrative services fee from each participating Fund. (For additional information regarding these fees, see Appendices 4 and 6.)

   Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to any of the Funds. (See Appendix 5 for information regarding the management fee rate, net assets and aggregate management fee paid for each Fund.)

Portfolio Transactions

   Scudder places orders for portfolio transactions on behalf of the Funds with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Fund. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. When it can be done consistently with the policy of obtaining the most favorable net results, in selecting brokers and dealers with which to place portfolio transactions for a Fund, Scudder may consider sales of shares of the Funds and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, Scudder's trading system and related brokerage policies may, in part or in whole, be conformed to those of Deutsche Bank. Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements with particular brokers will materially differ from those of Scudder in the past.

Description of the Current Investment Management Agreements

   General. Under each Current Investment Management Agreement, Scudder provides each Fund with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of each Fund's assets shall be held uninvested, subject to each Trust's Declaration of Trust or Corporation's Articles of Incorporation, as applicable, By-Laws, the investment objectives, policies and restrictions set forth in each Fund's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Trustees/Directors may determine.

   Investment Manager's Responsibilities. Each Current Investment Management Agreement, except for Scudder S&P 500 Index Fund's, states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in each Fund's registration statement, pay each Fund's office rent, render significant administrative services on behalf of each Fund (not otherwise provided by third parties) necessary for each Fund's operating as an open-end investment company including, but not limited to, preparing reports to and meeting materials for each Trust's/Corporation's Board and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to each Fund (such as each Fund's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by each Fund's transfer agent;

assisting in the preparation and filing of each Fund's federal, state and local tax returns; preparing and filing each Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of each Fund under applicable federal and state securities laws; maintaining or causing to be maintained for each Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Fund's custodian or other agents of each Fund; assisting in establishing accounting policies of each Fund; assisting in the resolution of accounting issues that may arise with respect to each Fund's operations and consulting with each Fund's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Fund's operating expense budgets; reviewing each Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting each Fund in determining the amount of dividends and distributions available to be paid by each Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting each Trust/Corporation, as it may reasonably request, in the conduct of each applicable Fund's business, subject to the direction and control of each Trust's/Corporation's Board.

   Fund Expenses. Under each Current Investment Management Agreement, each Fund is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of each Fund; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of each Fund's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Independent Trustees/Directors; the cost of printing and distributing reports, notices and dividends to current shareholders; and the fees and expenses of each Fund's custodians, subcustodians, dividend disbursing agents and registrars./1/ Each Fund may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of that Fund. Each Fund is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Trustees/Directors of each Trust/Corporation with respect thereto. Each Fund is also responsible for the maintenance of books and records which are required to be maintained by each Fund's custodian or other agents of each Trust/Corporation; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by each Fund in connection with membership in investment company trade organizations; expenses of printing and mailing prospectuses and


--------
/(1)/ Certain expenses of most Funds are currently being borne by Scudder pursuant to an administrative services agreement between Scudder and those Funds. In turn, those Funds pay an annual administrative services fee to Scudder, as described in Appendix 6.

statements of additional information of each Fund and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of each Fund's portfolio securities; and other expenses.

   Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Trustees/Directors, officers and executive employees of each Trust/Corporation (including each Fund's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to each Fund, the services of such Trustees/Directors, officers and employees as may be duly elected officers of each Trust/Corporation, subject to their individual consent to serve and to any limitations imposed by law. Each Fund is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Fund business) of Trustees/Directors, officers and employees not affiliated with the Investment Manager. Under each Current Investment Management Agreement, the Investment Manager also pays each Fund's share of payroll taxes, as well as expenses, such as travel expenses (or an appropriate portion thereof), of Trustees/Directors and officers of each Trust/Corporation who are directors, officers or employees of the Investment Manager, except to the extent that such expenses relate to attendance at meetings of the Board of each Trust/Corporation, or any committee thereof or advisers thereto, held outside Boston, Massachusetts or New York, New York. During each Fund's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by a Trust/Corporation to any of its officers or Trustees/Directors who were affiliated with the Investment Manager.

   Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under each Current Investment Management Agreement, each Fund pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for each Fund is set forth in Appendix 5.

   Liability of the Investment Manager. Each Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

   Termination of the Agreement. Each Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. Each Fund may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board. As stated above, each Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Investment Management Agreements

   The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the shareholders of each Fund, the date when each New Investment Management Agreement was approved by the Trustees/Directors of each Fund and the termination date (unless continued) of each New Investment Management Agreement was last continued is included in Appendix 7.

The New Investment Management Agreements

   The New Investment Management Agreement for each Fund will be dated as of the date of the consummation of the Transaction, which is expected to occur early in the second quarter of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Fund, or by the Board and, in either event, the vote of a majority of the Independent Trustees/Directors, cast in person at a meeting called for such purpose. In the event that shareholders of a Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of such Trust/Corporation will take such action, if any, as it deems to be in the best interests of the Fund, including (without limitation) re-submitting this Proposal for shareholder approval, and/or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Fund in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Independent Trustees/Directors.

Differences Between the Current and New Investment Management Agreements

   The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that, to the extent permissible by law, pursuant to each New Investment Management Agreement the Investment Manager would be authorized to appoint certain of its affiliates as sub-advisers to perform certain of the Investment Manager's duties. In such cases, the Investment Manager would also be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any such affiliated sub-advisers. These affiliated sub-advisers must be entities that the Investment Manager controls, is controlled by, or is under common control with, and any such appointments are subject to the further approval of the Independent Trustees/Directors and the full Board. Shareholders of a Fund that are affected by any adjustment would receive prompt notice following approval by the Independent Trustees/Directors. The management fee rates paid by the Funds would not increase as a result of any such action; all fees incurred by a sub-adviser will continue to be the responsibility of the Investment Manager. The Investment Manager will retain full responsibility for the actions of any such sub-adviser or delegates.

   The investment management fee rates paid by the Funds under the New Investment Management Agreements are the same as those currently in effect.

         The Trustees/Directors of each Trust/Corporation unanimously recommend that shareholders of each Fund vote FOR the approval of a
              New Investment Management Agreement for that Fund.

Proposal 2:  Approval of Sub-Advisory Agreements on Behalf of Scudder Emerging
 Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth
                      Fund and Scudder International Fund

   Scudder has proposed entering into a sub-advisory agreement (each, a "Sub-Advisory Agreement"), on behalf of each of Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund and Scudder International Fund (each, a "DSA Fund"), respectively, with Deutsche Asset Management Investment Services Limited ("DeAMIS") pursuant to which DeAMIS would furnish information, investment recommendations, advice and assistance to Scudder. Each Sub-Advisory Agreement was unanimously approved by each Board of Directors, including each Independent Director, at a meeting held on February 4, 2002. The form of each Sub-Advisory Agreement is attached hereto as Exhibit
C. A description of the Sub-Advisory Agreement is set forth below and is qualified in its entirety by reference to Exhibit C.

   It is anticipated that following the closing of the Transaction, the portfolio management teams that are responsible for managing all or a portion of the DSA Funds' assets may, as set forth in Appendix 3, change, will transition from the United States to London and will become employees of DeAMIS. It is expected that this transition will allow the portfolio management teams to access the global reach of Deutsche Asset Management more effectively.

   Following the closing of the Transaction, a certain amount of time will be necessary to permit Scudder and Deutsche Asset Management to prepare and institute the necessary arrangements for the portfolio managers to transition to DeAMIS. As such, the Sub-Advisory Agreements will go into effect at different times following the closing of the Transaction (currently expected to be during the second quarter of 2002) upon the approval of the relevant Board and its Independent Directors. In addition, the fees to be paid to DeAMIS will at that time be determined, again upon the approval of the relevant Board and its Independent Directors. Any such fees payable under the Sub-Advisory Agreements are paid by Scudder and have no effect on management fees paid by the DSA Fund to Scudder pursuant to the New Investment Management Agreements. In no case will the investment management fees paid to DeAMIS by Scudder be greater than those paid by the DSA Funds to Scudder pursuant to the New Investment Management Agreements. Scudder will remain responsible for the actions of DeAMIS pursuant to the Sub-Advisory Agreements.

   Each Sub-Advisory Agreement has unanimously been approved by each Board and is now being submitted for approval by the shareholders of each DSA Fund. If it is approved by the shareholders of each DSA Fund, the Sub-Advisory Agreement relating to a DSA Fund would continue in effect until September 30, 2002 unless earlier terminated, and will continue from year to year thereafter, subject to approval annually by the Board or by holders of a majority of the outstanding voting securities of that DSA Fund, and also, in either event, approval by a majority of the Independent Directors at a meeting called for the purpose of voting on such approval. If the shareholders of a DSA Fund should fail to approve the Sub-Advisory Agreement, the Board will take such action, if any, as it considers to be in the best interests of the Fund.

Board Considerations

   On February 4, 2002, each Board, including the Independent Directors, voted unanimously to approve each Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of each DSA Fund.

   In considering whether to approve the Sub-Advisory Agreements, each Board considered the factors it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Boards' evaluation.) In addition, each Board considered the recommendation of Scudder and various information and materials provided by each of Scudder and DeAMIS. As discussed above, the Sub-Advisory Agreements will allow the portfolio managers to integrate with DeAMIS' London facilities. Furthermore, the Boards considered that approval of the Sub-Advisory Agreements would not affect management fees paid by the DSA Fund, and that Scudder would remain fully responsible for DeAMIS' actions under the Sub-Advisory Agreements.

   The Boards were apprised that the deferral in implementing the Sub-Advisory Agreements is needed to permit Scudder and Deutsche Asset Management a sufficient amount of time (which may vary for different DSA Funds) to plan, prepare and institute the necessary arrangements for the transition of portfolio management teams to DeAMIS. Scudder also emphasized to the Boards that the Sub-Advisory Agreements would be implemented only upon the further approval of the applicable DSA Fund's Independent Directors and full Board based on information they then deemed adequate and necessary to consider these arrangements, including fee arrangements.

   Each Board unanimously recommends that shareholders of each DSA Fund vote in favor of the approval of the Sub-Advisory Agreement.

Description of the Sub-Advisory Agreements

   Under each Sub-Advisory Agreement, DeAMIS shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests.

   As noted above, the sub-advisory fee payable under each Sub-Advisory Agreement would be paid by the Investment Manager, not the DSA Funds, and will be set, and may vary from time to time thereafter, subject to the approval of the applicable DSA Fund's Board, including a majority of its Independent Directors.

   Each Sub-Advisory Agreement further provides that DeAMIS shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of DeAMIS in the performance of its duties or from reckless disregard by DeAMIS of its obligations and duties under the Sub-Advisory Agreement.

   Each Sub-Advisory Agreement may be terminated without penalty upon sixty
(60) days' written notice by either party, or by a majority vote of the outstanding voting securities of a DSA Fund, and automatically terminates in the event of the termination of a DSA Fund's Investment Management Agreement or in the event of its assignment.

Information about DeAMIS

   DeAMIS, with headquarters at One Appold Street, London, EC2A 2UU, England, provides a full range of international investment advisory services to institutional and retail clients, and as of December 31, 2001, managed more than $6 billion in assets. DeAMIS is an indirect wholly-owned subsidiary of Deutsche Bank.

   The principal occupations of each director and principal executive officer of DeAMIS are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMIS, is One Appold Street, London, EC2A 2UU, England. No Directors or officers of the DSA Funds are employees, officers, directors or shareholders of DeAMIS.

      Alexander Tedder.  Director, DeAMIS.

      Richard Charles Wilson.  Director, DeAMIS.

      Annette Jane Fraser.  Chief Executive Officer, DeAMIS.

      Stephen John Maynard.  Finance Officer, DeAMIS.

      Matthew Alan Linsey.  Director, DeAMIS.

      Adrian Dyke.  Secretary, DeAMIS.

   Exhibit D sets forth the fees and other information regarding investment companies advised or sub-advised by DeAMIS that have similar investment objectives to the DSA Funds.

Fund Transactions

   DeAMIS will place all orders for portfolio transactions of the DSA Funds' securities. When it can be done consistently with the policy of obtaining the most favorable net results, DeAMIS may place such orders with brokers and dealers who provide market, statistical and other research information to a DSA Fund or DeAMIS. DeAMIS is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. When it can be done consistently with the policy of obtaining the most favorable net result, in selecting brokers and dealers with which to place portfolio transactions for a DSA Fund, DeAMIS may consider its affiliates and also firms that sell shares of mutual funds advised by DeAMIS or recommend the purchase of such funds. Allocation of portfolio transactions is supervised by DeAMIS.

Required Vote

   Approval of each Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of each DSA Fund.

The Directors of each DSA Fund unanimously recommend that shareholders of each DSA Fund vote FOR the approval of the New Sub-Advisory Agreement.

    Proposal 3: Approval of New Sub-Advisory Agreement with Zurich Scudder Investments Singapore Limited with Respect to Scudder Pacific Opportunities Fund

   Scudder has entered into a sub-advisory agreement (the "Current Sub-Advisory Agreement"), on behalf of Scudder Pacific Opportunities Fund (the "Pacific Opportunities Fund"), with Zurich Scudder Investments Singapore Limited ("Zurich Scudder Singapore") pursuant to which Zurich Scudder Singapore furnishes information, investment recommendations, advice and assistance to Scudder.

   The Current Sub-Advisory Agreement provides for its automatic termination in the event of the termination (due to assignment or otherwise) of the Current Investment

Management Agreement applicable to the Pacific Opportunities Fund. As discussed in Proposal 1, consummation of the Transaction would constitute an assignment of the Current Investment Management Agreement and will therefore cause a termination of the Current Sub-Advisory Agreement. Accordingly, a new sub-advisory agreement between Scudder and Zurich Scudder Singapore (the "New Sub-Advisory Agreement") is being proposed for approval by shareholders of the Pacific Opportunities Fund. A form of the New Sub-Advisory Agreement is attached hereto as Exhibit C. The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub-Advisory Agreement. The material terms of the Current Sub-Advisory Agreement are described under "Description of the Current Sub-Advisory Agreement" below. The description is qualified in its entirety by reference to Exhibit C.

   In the event that the Transaction does not, for any reason, occur, the Current Sub-Advisory Agreement will continue in accordance with its terms then in effect, as more fully described below.

Board Considerations

   On February 4, 2002, the Board, including the Independent Directors, unanimously voted to approve the New Sub-Advisory Agreement proposed by Scudder and to recommend their approval to the shareholders of the Pacific Opportunities Fund.

   In considering whether to approve the New Sub-Advisory Agreement, the Board considered the factors it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) Based on the facts that (i) the sole reason the Board considered the New Sub-Advisory Agreement was due to the effects of the Transaction on the Current Investment Management Agreements and unrelated to the performance or structure of Zurich Scudder Singapore and (ii) the New Sub-Advisory Agreement is substantially identical to the Current Sub-Advisory Agreement, the Board did not conduct a special review on the operations of Zurich Scudder Singapore in approving the New Sub-Advisory Agreement.

   The Board unanimously recommends that shareholders vote in favor of the approval of the New Sub-Advisory Agreement.

Description of the Current Sub-Advisory Agreement

   The Current Sub-Advisory Agreement provides that Zurich Scudder Singapore shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests. For the benefit of the Pacific Opportunities Fund, Zurich Scudder Singapore has agreed to pay the fees and expenses of any Directors or Officers of the Pacific Opportunities Fund who are directors, officers or employees of Zurich Scudder Singapore or its affiliates, except that the Pacific Opportunities Fund has agreed to bear certain travel expenses of such Director, Officer or employee to the extent such expenses relate to the attendance as a director at a Board meeting of the Pacific Opportunities Fund.

   In return for the services it renders under the Current Sub-Advisory Agreement, Zurich Scudder Singapore is paid by Scudder monthly compensation which, on an annual basis, is equal to 0.385% of the value of the Pacific Opportunities Fund's average weekly net assets. During the fiscal year ended October 31, 2001, the fees paid by Scudder to Zurich Scudder Singapore, pursuant to the Current Sub-Advisory Agreement, amounted to $355,528.

   The Sub-Advisory Agreement further provides that Zurich Scudder Singapore shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Current Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of Zurich Scudder Singapore in the performance of its duties or from reckless disregard by Zurich Scudder Singapore of its obligations and duties under the Current Sub-Advisory Agreement.

   The Current Sub-Advisory Agreement may be terminated without penalty upon sixty (60) days' written notice by either party, or by a majority vote of the outstanding voting securities of the Pacific Opportunities Fund, and, as stated above, automatically terminates in the event of the termination of the Pacific Opportunities Fund's currently effective investment advisory, management and administration agreement or in the event of its assignment.

Differences Between the Current and New Sub-Advisory Agreements

   The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub-Advisory Agreement.

Information about Zurich Scudder Singapore

   Zurich Scudder Singapore, a wholly owned subsidiary of Scudder, serves as sub-advisor to the Pacific Opportunities Fund. The address of Zurich Scudder Singapore is 30 Cecil Street, #24-10 Prudential Tower, Singapore 049712. Zurich Scudder Singapore is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended. Zurich Scudder Singapore renders investment advisory and management services with regard to the portion of the Pacific Opportunities Fund's portfolio as allocated by Scudder.

   Zurich Scudder Singapore has the following Board of Directors and officers:

      Name and Position
with Zurich Scudder Singapore     Principal Occupation             Address
----------------------------- ---------------------------- ------------------------

  Lynn S. Birdsong,           Corporate Vice President     c/o Zurich Scudder
  Director                    and Director, Zurich Scudder Investments, Inc.
                                                           345 Park Avenue
                                                           New York, NY 10154

  Lim Eng Cheng (Alan Lim),   Managing Director, Zurich    c/o Zurich Scudder Investments
  Director                    Scudder                      Singapore Limited
                                                           30 Cecil Street
                                                           #24-01 Prudential Tower
                                                           Singapore 049712

  Anthony Peter Moody,        Asia Pacific Regional        c/o Zurich Scudder Investments
  Chairman and Director       Director, Zurich Scudder     Asia Limited
                                                           3408 One Exchange Square
                                                           Central Hong Kong

  Tan Su May,                 Outside Counsel              c/o Allen & Gledhill
  Company Secretary                                        36 Robinson Road #18-01
                                                           City House
                                                           Singapore 068877

   No Directors or officers of the Fund are employees, officers, directors or shareholders of Zurich Scudder Singapore.

   Exhibit E sets forth the fees and other information regarding investment companies advised or sub-advised by Zurich Scudder Singapore that have similar investment objectives to the Pacific Opportunities Fund. (See above for information regarding the sub-advisory fee rate and aggregate sub-advisory fee paid for the Fund.)

Portfolio Transactions

   Zurich Scudder Singapore places all orders for portfolio transactions of the Pacific Opportunities Fund's securities. When it can be done consistently with the policy of obtaining the most favorable net results, Zurich Scudder Singapore may place such orders with brokers and dealers who provide market, statistical and other research information to the Pacific Opportunities Fund or Zurich Scudder Singapore. Zurich Scudder Singapore is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. When it can be done consistently with the policy of obtaining the most favorable net result, in selecting brokers and dealers with which to place portfolio transactions for the Pacific Opportunities Fund, Zurich Scudder Singapore may consider its affiliates and also firms that sell shares of mutual funds advised by Zurich Scudder Singapore or recommend the purchase of such funds. Allocation of portfolio transactions is supervised by Zurich Scudder Singapore.

   There were no brokerage commissions paid by the Pacific Opportunities Fund to "affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) of Zurich Scudder Singapore for the most recently completed fiscal year.

Required Vote

   Approval of the New Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of the Pacific Opportunities Fund.

  The Directors of the Pacific Opportunities Fund unanimously recommend that shareholders of the Pacific Opportunities Fund vote FOR the approval of the New
                            Sub-Advisory Agreement.

    Proposal 4:  Approval of New Sub-Advisory Agreement with Zurich Scudder
        Investments Australia Limited with Respect to Scudder Gold Fund

   Scudder has entered into a sub-advisory agreement (the "Current Sub-Advisory Agreement"), on behalf of Scudder Gold Fund (the "Gold Fund"), with Zurich Scudder Investments Australia Limited ("Zurich Scudder Australia") pursuant to which Zurich Scudder Australia furnishes information, investment recommendations, advice and assistance to Scudder.

   The Current Sub-Advisory Agreement provides for its automatic termination in the event of the termination (due to assignment or otherwise) of the Current Investment Management Agreement applicable to the Gold Fund. As discussed in Proposal 1, consummation of the Transaction would constitute an assignment of the Current Investment Management Agreement and will therefore cause a termination of the Current Sub-Advisory Agreement. Accordingly, a new sub-advisory agreement between Scudder and Zurich Scudder Australia (the "New Sub-Advisory Agreement") is being proposed for approval by shareholders of the Gold Fund. A form of the New Sub-Advisory Agreement is attached hereto as Exhibit C. The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub- Advisory Agreement. The material terms of the Current Sub-Advisory Agreement are described under "Description of the Current Sub-Advisory Agreement" below. The description is qualified in its entirety by reference to Exhibit C.

   In the event that the Transaction does not, for any reason, occur, the Current Sub-Advisory Agreement will continue in accordance with its terms then in effect, as more fully described below.

Board Considerations

   On February 4, 2002, the Board, including the Independent Directors, unanimously voted to approve the New Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of the Gold Fund.

   In considering whether to approve the New Sub-Advisory Agreement, the Board considered the factors it considered in approving the New Investment Management Agreements, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) Based on the facts that (i) the sole reason the Board considered the New Sub-Advisory Agreement was due to the effects of the Transaction on the Current Investment Management Agreements and unrelated to the performance or structure of Zurich Scudder Australia and (ii) the New Sub-Advisory Agreement is substantially identical to the Current Sub-Advisory Agreement, the Board did not conduct a special review on the operations of Zurich Scudder Australia in approving the New Sub-Advisory Agreement.

   Each Board unanimously recommends that shareholders vote in favor of the approval of each New Sub-Advisory Agreement.

Description of the Current Sub-Advisory Agreement

   The Current Sub-Advisory Agreement provides that Zurich Scudder Australia shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests. For the benefit of the Gold Fund, Zurich Scudder Australia has agreed to pay the fees and expenses of any Directors or Officers of the Gold Fund who are directors, officers or employees of Zurich Scudder Australia or its affiliates, except that the Gold Fund has agreed to bear certain travel expenses of such Director, Officer or employee to the extent such expenses relate to the attendance as a director at a Board meeting of the Gold Fund.

   In return for the services it renders under the Current Sub-Advisory Agreement, Zurich Scudder Australia is paid by Scudder monthly compensation which, on an annual basis, is equal to 0.35% of the value of the Gold Fund's average monthly net assets. In addition, Zurich Scudder Australia is paid by Scudder an amount equal to any Australian GST payable on any taxable supply Zurich Scudder Australia makes to Scudder in connection with the Current Sub-Advisory Agreement. During the fiscal year ended October 31, 2001, the fees paid by Scudder to Zurich Scudder Australia, pursuant to the Current Sub-Advisory Agreement, amounted to $198,446.

   The Sub-Advisory Agreement further provides that Zurich Scudder Australia shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Current Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of Zurich Scudder Australia in the performance of its duties or from reckless disregard by Zurich Scudder Australia of its obligations and duties under the Current Sub-Advisory Agreement.

   The Current Sub-Advisory Agreement may be terminated without penalty upon sixty (60) days' written notice by either party, or by a majority vote of the outstanding voting securities of the Gold Fund, and, as stated above, automatically terminates in the event of the termination of the Gold Fund, currently effective investment advisory, management and administration agreement or in the event of its assignment.

Differences Between the Current and New Sub-Advisory Agreements

   The terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Current Sub-Advisory Agreement.

Information about Zurich Scudder Australia

   Zurich Scudder Australia, a wholly owned subsidiary of Scudder, serves as sub-advisor to the Gold Fund. The address of Zurich Scudder Australia is AAP Centre Level 42, 259 George Street, Sydney, Australia NSW 2000. Zurich Scudder Australia is registered with the U.S. Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended. Zurich Scudder Australia renders investment advisory and management services with regard to the portion of the Gold Fund's portfolio as allocated by Zurich Scudder.

   Zurich Scudder Australia has the following Board of Directors and officers (unless otherwise noted, the person's position at Zurich Scudder Australia constitutes his or her principal occupation). The address of each Director and officer, as it relates to his or her duties at Zurich Scudder Australia, is AAP Centre Level 42, 259 George Street, Sydney, Australia, NSW 2000.

                                          Position with
                                     Zurich Scudder Australia
        Name                         and Principal Occupation
        ----                         ------------------------
        Paul L. Bolinowsky Director
        Malcolm M. Jones   Director
        James T. Dominguez Chairman, Director
        Michael McLeod     Director
        Sam Kavourakis     Director
        Gregory B. Ballard Assistant Secretary, Chief Financial Officer
        Apnavi Saddington  Secretary, Chief Legal Officer
        Gary P. Burke      Director & Head of Investments

   No Directors or officers of the Gold Fund are employees, officers, directors or shareholders of Zurich Scudder Australia.

Portfolio Transactions

   Zurich Scudder Australia places all orders for portfolio transactions of the Gold Fund's securities. When it can be done consistently with the policy of obtaining the most favorable net results, Zurich Scudder Australia may place such orders with brokers and dealers who provide market, statistical and other research information to the Gold Fund or Zurich Scudder Australia. Zurich Scudder Australia is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. When it can be done consistently with the policy of obtaining the most favorable net result, in selecting brokers and dealers with which to place portfolio transactions for the Gold Fund, Zurich Scudder Australia may consider its affiliates and also firms that sell shares of mutual funds advised by Zurich Scudder Australia or recommend the purchase of such funds. Allocation of portfolio transactions is supervised by Zurich Scudder Australia.

   There were no brokerage commissions paid by the Gold Fund, to "affiliated brokers" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) of Zurich Scudder Australia for the most recently completed fiscal year.

Required Vote

   Approval of the New Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of the Gold Fund.

 The Directors of the Gold Fund unanimously recommend that shareholders of the Gold Fund vote FOR the approval of the New Sub-Advisory Agreement.

                            Additional Information

General

   The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of each Trust/Corporation, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

   Any shareholder of a Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the applicable Trust/Corporation, c/o Zurich Scudder Investments, Inc., at the address for the Trust/Corporation shown at the beginning of this Proxy Statement), or in person at a Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Fund. All properly executed proxies received in time for the Meetings will be voted as specified in the proxy or, if no specification is made, in favor of each Proposal referred to in the Proxy Statement.

   In order to constitute a quorum for the transaction of business, with respect to each Fund, the holders of at least one-third of the shares entitled to be cast of such Fund must be present at the Meeting, in person or by proxy. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Fund's shares present in person or by proxy at a Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at a Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

   Approval of each of the Proposals, with respect to each applicable Fund, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Fund present at a Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

   Abstentions will have the effect of a "no" vote on each of the Proposals. Broker non-votes will have the effect of a "no" vote for each of the Proposals if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute "yes" or "no" votes for any of the Proposals, and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Fund present at a Meeting. Broker non-votes are not likely to be relevant to the Meetings because the Funds have been advised by the New York Stock Exchange that each of the Proposals to be voted upon by the shareholders involve matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Shareholders of each Fund will vote separately with respect to each Proposal.

   If shareholder approval of Proposal 1 is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Fund, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

   . a maximum term of 150 days;

   . a provision that the Board or holders of a majority of the Fund's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

 . a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

   If any Fund relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned to that Fund and the Board of the affected Trust/Corporation would consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

   Holders of record of the shares of each Fund at the close of business on February 8, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of a Meeting. The table provided in Appendix 8 hereto sets forth the number of shares outstanding for each Fund as of December 31, 2001.

   To the best of each Trust's/Corporation's knowledge, as of December 31, 2001, no person owned beneficially more than 5% of any Fund's outstanding shares, except as stated in Appendix 9.

   Appendix 10 lists the amount of shares of each Fund owned directly or beneficially by the Trustees/Directors of the relevant Board and officers of each Trust/Corporation.

   Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies for the Funds, at an estimated cost of $924,155, plus expenses. Such expenses will be borne by Scudder. As the Meeting date approaches, certain shareholders of each Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Funds believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

   In all cases where a telephonic proxy is solicited, the Georgeson representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Georgeson representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Georgeson, then the Georgeson representative has the responsibility to explain the process, read the Proposals listed on the proxy card and ask for the shareholder's instructions on each Proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Georgeson immediately if his or her instructions are not correctly reflected in the confirmation.

   Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on each Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

   If a shareholder wishes to participate in a Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll-free at (866) 515-0333. Any proxy given by a shareholder is revocable until voted at a Meeting.

Shareholder Proposals for Subsequent Meetings

   Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meetings, if any, should send their written proposals to the Secretary of the applicable Trust/Corporation, c/o Zurich Scudder Investments, Inc., at the address for the Trust/Corporation shown at the beginning of this Proxy Statement, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meetings

   The Boards are not aware of any matters that will be presented for action at the Meetings other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of each Trust/Corporation and/or Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Boards,

/s/ JOHN MILLETTE
John Millette
Secretary

                       INDEX OF EXHIBITS AND APPENDICES

          EXHIBIT A:   FORM OF NEW INVESTMENT MANAGEMENT
                       AGREEMENT

          EXHIBIT B:   MANAGEMENT FEE RATES FOR FUNDS
                       MANAGED BY SCUDDER WITH SIMILAR
                       INVESTMENT OBJECTIVES

          EXHIBIT C:   FORM OF SUB-ADVISORY AGREEMENT

          EXHIBIT D:   INFORMATION REGARDING OTHER FUNDS
                       ADVISED OR SUB-ADVISED BY DEAMIS

          EXHIBIT E:   INFORMATION REGARDING OTHER FUNDS
                       ADVISED OR SUB-ADVISED BY ZURICH
                       SCUDDER SINGAPORE

          APPENDIX 1:  TRUSTS/CORPORATIONS AND SERIES

          APPENDIX 2:  INFORMATION REGARDING SCUDDER

          APPENDIX 3:  PROPOSED PORTFOLIO MANAGER CHANGES

          APPENDIX 4:  FEES PAID TO SFAC, SISC, SSC, STC, SDI AND SISI

          APPENDIX 5:  FUND MANAGEMENT FEE RATES, NET ASSETS,
                       AGGREGATE MANAGEMENT FEES AND
                       INVESTMENT OBJECTIVES

          APPENDIX 6:  ADMINISTRATIVE SERVICES FEES

          APPENDIX 7:  DATES RELATING TO INVESTMENT
                       MANAGEMENT AGREEMENTS

          APPENDIX 8:  FUND SHARES OUTSTANDING

          APPENDIX 9:  BENEFICIAL OWNERS OF 5% OR MORE OF FUND
                       SHARES

          APPENDIX 10: FUND SHARES OWNED BY TRUSTEES/DIRECTORS
                       AND OFFICERS

          APPENDIX 11: OFFICERS

                                   EXHIBIT A

                                    FORM OF

                      NEW INVESTMENT MANAGEMENT AGREEMENT

        {Underscored items in brackets are applicable to Massachusetts business trusts only.}

         {Items in brackets that are not underscored are applicable to
                         Maryland corporations only.}

                     {Name of Trust} {Name of Corporation}
                    Two International Place/345 Park Avenue
             Boston, Massachusetts 02110/New York, New York 10154

                                                                   [Date], 2002

[Zurich Scudder Investments, Inc.]
[Address]

                        Investment Management Agreement
                           [Name of Series, if any]

Ladies and Gentlemen:

   [Name of {Trust} {Corporation}] (the {"Trust"} {"Corporation"}) has been established as a {Massachusetts business trust} {Maryland corporation) to engage in the business of an investment company. Pursuant to the {Trust's} {Corporation's} {Declaration of Trust} {Articles of Incorporation}, as amended from time to time (the {"Declaration"} {"Articles"}), the Board of {Trustees} {Directors} has divided the {Trust's shares of beneficial interest} {Corporation's shares of common stock}, par value $0.01 per share, (the "Shares"), into separate series, or funds, including [Name of Fund] (the "Fund"). Series may be abolished and dissolved, and additional series established, from time to time by action of the {Trustees} {Directors}.

   The {Trust} {Corporation}, on behalf of the Fund, has selected you to act as the sole investment manager of the Fund and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the {Trust} {Corporation} on behalf of the Fund agrees with you as follows:

   1. Delivery of Documents. The {Trust} {Corporation} engages in the business of investing and reinvesting the assets of the Fund in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to the Fund included in the {Trust's} {Corporation's} Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the {Trust} {Corporation} under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the {Trust}

{Corporation}. The {Trust} {Corporation} has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the {Trust} {Corporation} and the Fund:

  (a) The {Declaration} {Articles}, as amended to date.

  (b) By-Laws of the {Trust} {Corporation} as in effect on the date hereof (the "By-Laws").

  (c) Resolutions of the {Trustees} {Directors} of the {Trust} {Corporation} and the shareholders of the Fund selecting you as investment manager and approving the form of this Agreement.

   {For all Trusts except Scudder Cash Investment Trust, Scudder Tax-Free Money Fund and Scudder U.S. Treasury Money Fund: (d) Establishment and Designation of Series of Shares of Beneficial Interest dated [____] relating to the Fund.}

   The {Trust} {Corporation} will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

   2. Sublicense to Use the Scudder Trademarks. As exclusive licensee of the rights to use and sublicense the use of the "Scudder," "Scudder Kemper Investments, Inc." and "Scudder, Stevens & Clark, Inc." trademarks (together the "Scudder Marks"), you hereby grant the {Trust} {Corporation} a nonexclusive right and sublicense to use (i) the "Scudder" name and mark as part of the {Trust's} {Corporation's} name (the "Fund Name"), and (ii) the Scudder Marks in connection with the {Trust's} {Corporation's} investment products and services, in each case only for so long as this Agreement, any other investment management agreement between you (or any organization which shall have succeeded to your business as investment manager ("your Successor")) and the {Trust} {Corporation}, or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as you are a licensee of the Scudder Marks, provided however, that you agree to use your best efforts to maintain your license to use and sublicense the Scudder Marks. The {Trust} {Corporation} agrees that it shall have no right to sublicense or assign rights to use the Scudder Marks, shall acquire no interest in the Scudder Marks other than the rights granted herein that all of the {Trust's} {Corporation's} uses of the Scudder Marks shall inure to the benefit of Scudder Trust Company as owner and licensor of the Scudder Marks (the "Trademark Owner"), and that the {Trust} {Corporation} shall not challenge the validity of the Scudder Marks or the Trademark Owner's ownership thereof. The {Trust} {Corporation} further agrees that all services and products it offers in connection with the Scudder Marks shall meet commercially reasonable standards of quality, as may be determined by you or the Trademark Owner from time to time, provided that you acknowledge that the services and products the {Trust} {Corporation} rendered during the one-year period preceding the date of this Agreement are acceptable. At your reasonable request, the {Trust} {Corporation} shall cooperate with you and the Trademark Owner and shall execute and deliver any and all documents necessary to maintain and protect (including but not limited to in connection with any trademark infringement action) the Scudder Marks and/or enter the {Trust} {Corporation} as a registered user thereof. At such time as this Agreement or any other investment management agreement shall no longer be in effect between you (or your Successor) and the {Trust} {Corporation}, or you no longer are a licensee of the Scudder Marks, the {Trust} {Corporation} shall (to the extent that, and as soon as, it lawfully can) cease to use the Fund Name or any other name indicating that it is advised by, managed by or otherwise connected with you (or your Successor) or the Trademark Owner. In no event shall the {Trust} {Corporation} use the Scudder Marks or any other name or mark confusingly similar thereof (including but not limited to, any name or mark that includes the name "Scudder") if this Agreement or any other investment advisory agreement between you (or your Successor) and the Fund is terminated.

   3. Portfolio Management Services. As manager of the assets of the Fund, you shall provide continuing investment management of the assets of the Fund in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the {Trust's} {Corporation's} Board of {Trustees} {Directors}. In connection therewith, you shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Fund shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Fund in accordance with the requirements set forth in this section 3, you shall be entitled to receive and act upon advice of counsel to the {Trust} {Corporation} or counsel to you. You shall also make available to the {Trust} {Corporation} promptly upon request all of the Fund's investment records and ledgers as are necessary to assist the {Trust} {Corporation} in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the {Trust} {Corporation} are being conducted in a manner consistent with applicable laws and regulations.

   You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of the Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

   You shall furnish to the {Trust's} {Corporation's} Board of {Trustees} {Directors} periodic reports on the investment performance of the Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the {Trust's} {Corporation's} officers or Board of {Trustees} {Directors} shall reasonably request.

   4. Delegation of Portfolio Management Services. Subject to the prior approval of a majority of the members of the Fund's Board of {Trustees} {Directors}, including a majority of the Trustees/Directors who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of your duties enumerated in section 3 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

   Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of the members of the Fund's Board of {Trustees} {Directors} who are not "interested persons," as defined in the 1940 Act.

   5. [for all Funds except Scudder S&P 500 Index Fund: Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Fund such office space and facilities in the United States as the Fund may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the {Trust} {Corporation} administrative services on behalf of the Fund necessary for operating as an open end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the {Trust's} {Corporation's} Board of {Trustees} {Directors} and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Fund's transfer agent; assisting in the preparation and filing of the Fund's federal, state and local tax returns; preparing and filing the Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of the Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing the accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund's operations and consulting with the Fund's independent accountants, legal counsel and the Fund's other agents as necessary in connection therewith; establishing and monitoring the Fund's operating expense budgets; reviewing the Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the {Trust} {Corporation} as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the {Trust's} {Corporation's} Board of {Trustees} {Directors}. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.]

   6. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 6, you shall pay the compensation and expenses of all {Trustees} {Directors}, officers and executive employees of the {Trust} {Corporation} (including the Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund, the services of such of your directors, officers and employees as may duly be elected officers of the {Trust} {Corporation}, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 3 hereof and the administrative services described in section 5 hereof.

   You shall not be required to pay any expenses of the Fund other than those specifically allocated to you in this section 6 [for Scudder Pathway Series only: and under the terms of the Special Servicing Agreement dated November 15, 1996 ("Special Servicing Agreement") among you, the Trust, Scudder Fund Accounting Corporation, Scudder Trust Company, Scudder Investor Services, Inc. and various funds in which the Fund may invest (the "Underlying Funds")]. In particular, but without limiting the generality of the foregoing, [for Scudder Pathway Series only: such expenses include the following:] [all other Trusts/Corporations: you shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's {Trustees} {Directors} and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of the Fund:] organization expenses of the Fund (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Fund's custodian or other agents of the {Trust} {Corporation}; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's accounting agent, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 6, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to {Trust} {Corporation} business) of {Trustees} {Directors}, officers and employees of the {Trust} {Corporation} who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of {Trustees} {Directors} and officers of the {Trust} {Corporation}; costs of shareholders' and other meetings; and travel expenses (or an appropriate portion thereof) of {Trustees} {Directors} and officers of the {Trust} {Corporation} who are directors, officers or employees of you to the extent that such expenses relate to attendance at meetings of the Board of {Trustees} {Directors} of the {Trust} {Corporation} or any committees thereof or advisors thereto held outside of Boston, Massachusetts or New York, New York.

   [for Scudder Pathway Series only: Except as provided in the Special Servicing Agreement,] You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the {Trust} {Corporation} on behalf of the Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.

   7. [for all Trusts/Corporations except Scudder Pathway Series: Management Fee. [for Scudder S&P 500 Index Fund only: Except as provided below in this
Section 7,] For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 3, [for all Funds except Scudder S&P 500 Index Fund: 5,] and 6 hereof, the {Trust} {Corporation} on behalf of the Fund shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of [see Appendix 5 of this Proxy Statement for the investment management fee rate paid by each Fund] over any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee then accrued on the books of the Fund and unpaid.]

   [for Scudder Pathway Series only: Management Fee. As you expect to receive additional compensation under investment management agreements currently in effect between you and the Underlying Funds due to growth in the assets of the Underlying Funds resulting from investments in the Underlying Funds by the Fund, you will be paid a fee for the services described in sections 3 and 5 hereof.]

   [for all Trusts/Corporations except Scudder Pathway Series: The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the {Declaration} {Articles} and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 7, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 7.

   You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.]

   [for Scudder S&P 500 Index Fund only: No fee shall be due under this Agreement if the Trustees invest substantially all of the Fund's investment assets in a registered investment company which operates as a "master portfolio."]

   8. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

   Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the {Trust} {Corporation}. Whenever the Fund and one or more other accounts or investment companies advised by you have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

   9. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the {Trust} {Corporation} agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the {Trust} {Corporation}, the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder. Any person, even though also employed by you, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as your employee or agent.

   10. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 2002, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the {Trustees} {Directors} who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the {Trustees} {Directors} of the {Trust} {Corporation}, or by the vote of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

   This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the {Trust's} {Corporation's} Board of {Trustees} {Directors} on 60 days' written notice to you, or by you on 60 days' written notice to the {Trust} {Corporation}. This Agreement shall terminate automatically in the event of its assignment.

   11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

   {12. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Name of Trust" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable.

   You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.}

   {13} {12}. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

   This Agreement shall be construed in accordance with the laws of {The Commonwealth of Massachusetts} {the State of Maryland}, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

   This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the {Trust} {Corporation} on behalf of the Fund.

   If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the {Trust} {Corporation}, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                    Yours very truly,

                    [name of {Trust} {Corporation}], on behalf of [name of Fund]

                    By:
                                      ------------------------------------------
                                      Vice President

   The foregoing Agreement is hereby accepted as of the date hereof.

                          [ZURICH SCUDDER INVESTMENTS, INC.]

                          By:
                                         ---------------------------------------
                                         President

                                   EXHIBIT B

   MANAGEMENT FEE RATES FOR FUNDS MANAGED BY SCUDDER WITH SIMILAR INVESTMENT
                                  OBJECTIVES*

Fund                                             Objective                          Fee Rate+            Net Assets**
----                                             ---------                          --------            --------------
Money Market Funds

Scudder Cash Reserves Fund        Maximum current income to the extent    0.400% to $250 million        $  594,927,445
                                  consistent with stability of principal. 0.380% next $750 million
                                                                          0.350% next $1.5 billion
                                                                          0.320% next $2.5 billon
                                                                          0.300% next $2.5 billion
                                                                          0.280% next $2.5 billion
                                                                          0.260% next $2.5 billion
                                                                          0.250% over $12.5 billion

Zurich Government Money Fund      Maximum current income to the extent    0.500% to $215 million        $  751,421,981
                                  consistent with stability of principal. 0.375% next $335 million
                                                                          0.300% next $250 million
                                                                          0.250% over $800 million/(1)/

Zurich Money Market Fund          Maximum current income to the extent    0.500% to $215 million        $5,786,712,431
                                  consistent with stability of principal. 0.375% next $335 million
                                                                          0.300% next $250 million
                                                                          0.250% over $800 million/(1)/

Zurich Tax-Free Money Fund        Maximum current income that is exempt   0.500% to $215 million        $  745,352,528
                                  from federal income taxes to the extent 0.375% next $335 million consistent with stability of principal. 0.300% next $250 million
                                                                          0.250% over $800 million/(1)/

Zurich YieldWise Government Money Maximum current income to the extent    0.500% to $215 million        $  387,549,405
Fund                              consistent with stability of principal. 0.375% next $335 million
                                                                          0.300% next $250 million
                                                                          0.250 over $800 million

Fund                                                 Objective                            Fee Rate+          Net Assets**
----                                                 ---------                            --------          --------------

Zurich YieldWise Money Fund        Maximum current income to the extent           0.500% to $215 million    $  978,162,130
                                   consistent with stability of principal.        0.375% next $335 million
                                                                                  0.300% next $250 million
                                                                                  0.250% over $800 million

Zurich YieldWise Municipal Money   Maximum current income that is exempt          0.500% to $215 million    $  440,593,257
Fund                               from regular federal income taxes to the       0.375% next $335 million
                                   extent consistent with stability of principal. 0.300% next $250 million
                                                                                  0.250% over $800 million

Tax-Free Funds

Scudder California Tax-Free Income High level of current income that is           0.550% to $250 million    $1,120,773,073
Fund                               exempt from California State and federal       0.520% next $750 million
                                   income taxes.                                  0.500% next $1.5 billion
                                                                                  0.480% next $2.5 billion
                                                                                  0.450% next $2.5 billion
                                                                                  0.430% next $2.5 billion
                                                                                  0.410% next $2.5 billion
                                                                                  0.400% over $12.5 billion

Scudder Florida Tax-Free Income    High level of current income that is           0.550% to $250 million    $   72,545,834
Fund                               exempt from federal income taxes.              0.520% next $750 million
                                                                                  0.500% next $1.5 billion
                                                                                  0.480% next $2.5 billion
                                                                                  0.450% next $2.5 billion
                                                                                  0.430% next $2.5 billion
                                                                                  0.410% next $2.5 billion
                                                                                  0.400% over $12.5 billion

Fund                                              Objective                           Fee Rate+          Net Assets**
----                                              ---------                           --------          ---------------

Scudder New York Tax-Free Income High level of current income that is         0.550% to $250 million     $  393,714,699
Fund                             exempt from New York State and New           0.520% next $750 million
                                 York City income taxes and federal           0.500% next $1.5 billion
                                 income taxes.                                0.480% next $2.5 billion
                                                                              0.450% next $2.5 billion
                                                                              0.430% next $2.5 billion
                                                                              0.410% next $2.5 billion
                                                                              0.400% over $12.5 billion

U.S. Income Funds

Scudder Floating Rate Fund       As high a level of current income as is      0.500% to $1 billion       $  172,334,773
                                 consistent with the preservation of capital. 0.490% next $2 billion
                                                                              0.480% next $2 billion
                                                                              0.470% next $5 billion
                                                                              0.450% over $10 billion

Scudder High-Yield Fund          Highest level of current income obtainable   0.580% to $250 million     $2,616,954,464
                                 from a diversified portfolio of fixed-income 0.550% next $750 million
                                 securities which the fund's investment       0.530% next $1.5 billion
                                 manager considers consistent with            0.510% next $2.5 billion
                                 reasonable risk. As a secondary objective,   0.480% next $2.5 billion
                                 the fund will seek capital gain where        0.460% next $2.5 billion
                                 consistent with its primary objective.       0.440% next $2.5 billion
                                                                              0.420% over $12.5 billion

Scudder Strategic Income Fund    High current return.                         0.580% to $250 million     $  438,621,367
                                                                              0.550% next $750 million
                                                                              0.530% next $1.5 billion
                                                                              0.510% next $2.5 billion
                                                                              0.480% next $2.5 billion
                                                                              0.460% next $2.5 billion
                                                                              0.440% next $2.5 billion
                                                                              0.420% over $12.5 billion

Fund                                              Objective                         Fee Rate+            Net Assets**
----                                              ---------                         --------            --------------

Scudder U.S. Government Securities High current income, liquidity and      0.450% to $250 million       $4,211,460,035
Fund                               security of principal.                  0.430% next $750 million
                                                                           0.410% next $1.5 billion
                                                                           0.400% next $2.5 billion
                                                                           0.380% next $2.5 billion
                                                                           0.360% next $2.5 billion
                                                                           0.340% next $2.5 billion
                                                                           0.320% over $12.5 billion

U.S. Equity/Growth Style Funds

Scudder Aggressive Growth Fund     Capital appreciation through the use of Base investment              $  159,724,463
                                   aggressive investment techniques.       management fee of 0.650%
                                                                           of net assets plus or minus
                                                                           an incentive fee based upon
                                                                           the investment performance
                                                                           of the Fund's Class A shares
                                                                           as compared with the
                                                                           performance of the Standard
                                                                           & Poor's 500 Stock Index,
                                                                           which may result in a total
                                                                           fee ranging from 0.450% to
                                                                           0.850% of net assets

Scudder Blue Chip Fund             Growth of capital and of income.        0.580% to $250 million       $  786,528,057
                                                                           0.550% next $750 million
                                                                           0.530% next $1.5 billion
                                                                           0.510% next $2.5 billion
                                                                           0.480% next $2.5 billion
                                                                           0.460% next $2.5 billion
                                                                           0.440% next $2.5 billion
                                                                           0.420% over $12.5 billion

Fund                                            Objective                         Fee Rate+          Net Assets**
----                                            ---------                         --------          --------------

Scudder Focus Growth Fund       Long-term growth of capital.              0.700% to $250 million    $    1,660,237
                                                                          0.670% next $750 million
                                                                          0.650% next $1.5 billion
                                                                          0.630% over $2.5 billion

Scudder Focus Value+Growth Fund Growth of capital through a portfolio of  0.720% to $250 million    $  120,916,447
                                growth and value stocks.                  0.690% next $750 million
                                                                          0.660% next $1.5 billion
                                                                          0.640% next $2.5 billion
                                                                          0.600% next $2.5 billion
                                                                          0.580% next $2.5 billion
                                                                          0.560% next $2.5 billion
                                                                          0.540% over $12.5 billion

Scudder Growth Fund             Growth of capital through professional    0.580% to $250 million    $1,520,557,389
                                management and diversification of         0.550% next $750 million
                                investments in securities that the        0.530% next $1.5 billion
                                investment manager believes have the      0.510% next $2.5 billion
                                potential for capital appreciation.       0.480% next $2.5 billion
                                                                          0.460% next $2.5 billion
                                                                          0.440% next $2.5 billion
                                                                          0.420% over $12.5 billion

Scudder Research Fund           Long-term growth of capital.              0.700% to $250 million    $    3,163,209
                                                                          0.670% next $750 million
                                                                          0.650% next $1.5 billion
                                                                          0.630% over $2.5 billion

Scudder S&P 500 Stock Fund      Returns that, before expenses, correspond 0.400% to $100 million    $   64,797,072
                                to the total return of U.S. common stocks 0.360% next $100 million
                                as represented by the Standard & Poor's   0.340% over $200 million
                                500 Composite Stock Price Index (S&P
                                500 index).

Fund                                      Objective                         Fee Rate+            Net Assets**
----                                      ---------                         --------            --------------

Scudder Dynamic Growth Fund Maximum appreciation of investors'     Base investment              $  405,852,514
                            capital.                               management fee of 0.650%
                                                                   of net assets plus or minus
                                                                   an incentive fee based upon
                                                                   the investment performance
                                                                   of the Fund's Class A shares
                                                                   as compared with the
                                                                   performance of the Standard
                                                                   & Poor's 500 Stock Index,
                                                                   which may result in a total
                                                                   fee ranging from 0.350% to
                                                                   0.950% of net assets

Scudder Technology Fund     Growth of capital.                     0.580% to $250 million       $2,151,276,379
                                                                   0.550% next $750 million
                                                                   0.530% next $1.5 billion
                                                                   0.510% next $2.5 billion
                                                                   0.480% next $2.5 billion
                                                                   0.460% next $2.5 billion
                                                                   0.440% next $2.5 billion
                                                                   0.420% over $12.5 billion

Scudder Total Return Fund   Highest total return, a combination of 0.580% to $250 million       $2,872,748,836
                            income and capital appreciation,       0.550% next $750 million
                            consistent with reasonable risk.       0.530% next $1.5 billion
                                                                   0.510% next $2.5 billion
                                                                   0.480% next $2.5 billion
                                                                   0.460% next $2.5 billion
                                                                   0.440% next $2.5 billion
                                                                   0.420% over $12.5 billion

Fund                                             Objective                         Fee Rate+          Net Assets**
----                                             ---------                         --------          --------------

U.S. Equity/Value Style Funds

Scudder Contrarian Fund           Long-term capital appreciation, with     0.750% to $250 million    $  213,387,619
                                  current income as a secondary objective. 0.720% next $750 million
                                                                           0.700% next $1.5 billion
                                                                           0.680% next $2.5 billion
                                                                           0.650% next $2.5 billion
                                                                           0.640% next $2.5 billion
                                                                           0.630% next $2.5 billion
                                                                           0.620% over $12.5 billion

Scudder-Dreman Financial          Long-term capital appreciation.          0.750% to $250 million    $  174,377,929
Services Fund                                                              0.720% next $750 million
                                                                           0.700% next $1.5 billion
                                                                           0.680% next $2.5 billion
                                                                           0.650% next $2.5 billion
                                                                           0.640% next $2.5 billion
                                                                           0.630% next $2.5 billion
                                                                           0.620% over $12.5 billion

Scudder-Dreman High Return        High rate of total return.               0.750% to $250 million    $4,140,687,437
Equity Fund                                                                0.720% next $750 million
                                                                           0.700% next $1.5 billion
                                                                           0.680% next $2.5 billion
                                                                           0.650% next $2.5 billion
                                                                           0.640% next $2.5 billion
                                                                           0.630% next $2.5 billion
                                                                           0.620% over $12.5 billion

Fund                                               Objective                         Fee Rate+         Net Assets**
----                                               ---------                         --------          ------------

Scudder-Dreman Small Cap Value      Long-term capital appreciation.          0.750% to $250 million    $373,728,181
Fund                                                                         0.720% next $750 million
                                                                             0.700% next $1.5 billion
                                                                             0.680% next $2.5 billion
                                                                             0.650% next $2.5 billion
                                                                             0.640% next $2.5 billion
                                                                             0.630% next $2.5 billion
                                                                             0.620% over $12.5 billion

Scudder Focus Value+Growth Fund     Growth of capital through a portfolio    0.720% to $250 million    $120,916,447
                                    of growth and value stocks.              0.690% next $750 million
                                                                             0.660% next $1.5 billion
                                                                             0.640% next $2.5 billion
                                                                             0.600% next $2.5 billion
                                                                             0.580% next $2.5 billion
                                                                             0.560% next $2.5 billion
                                                                             0.540% over $12.5 billion

Global Growth Funds

Scudder International Research      Long-term capital appreciation.          0.750% to $250 million    $ 14,885,633
Fund                                                                         0.720% next $750 million
                                                                             0.700% next $1.5 billion
                                                                             0.680% next $2.5 billion
                                                                             0.650% next $2.5 billion
                                                                             0.640% next $2.5 billion
                                                                             0.630% next $2.5 billion
                                                                             0.620% over $12.5 billion

Fund                                    Objective                          Fee Rate+         Net Assets**
----                                    ---------                          --------          ------------

Scudder New Europe Fund Long-term capital appreciation.            0.750% to $250 million    $187,190,645
                                                                   0.720% next $750 million
                                                                   0.700% next $1.5 billion
                                                                   0.680% next $2.5 billion
                                                                   0.650% next $2.5 billion
                                                                   0.640% next $2.5 billion
                                                                   0.630% next $2.5 billion
                                                                   0.620% over $12.5 billion

The Japan Fund, Inc.    Long-term capital appreciation by          0.850% to $100 million    $325,168,105
                        investing at least 80% of net assets in    0.750% next $200 million
                        Japanese securities (issued by Japan-based 0.700% next $300 million
                        companies or their affiliates, or by any   0.650% over $600 million
                        company that derives more than half of its
                        revenue from Japan).

  * For management fee rates for the Funds, refer to Appendix 5.
 ** Unless otherwise noted, the information provided in the chart is shown as of the end of each Fund's most recent fiscal year.
  + Unless otherwise noted, the investment management fee rates provided above are based on the average daily net assets of a Fund. Certain Funds from time to time may be subject to waiver and/or expense limitations.
(2) Payable in the aggregate for each of the Zurich Government Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money Fund series of
    Zurich Money Funds.

                                   EXHIBIT C

                        FORM OF SUB-ADVISORY AGREEMENT

                       Zurich Scudder Investments, Inc.
                                   [address]

[SUBADVISER]
[Address]

   We have entered into an Investment Management Agreement (the "Management Agreement") dated as of [ ], 2002, as amended from time to time, with [Scudder International Fund, Inc.]{Scudder Mutual Funds, Inc.}
[Global/International Fund, Inc.] (the "Corporation"), a Maryland corporation, on behalf of [Scudder Pacific Opportunities Fund]{Scudder Gold Fund}
[Scudder Emerging Markets Income Fund, Scudder Global Bond Fund]
//Scudder Greater Europe Growth Fund, Scudder International Fund//
(the "Fund"), pursuant to which we act as investment adviser to and manager of the Fund. A copy of the Management Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

   1. You agree to furnish to us such information, investment recommendations, advice and assistance as we shall from time to time reasonably request. In addition, for the benefit of the Fund, you agree to pay the fees and expenses of any directors or officers of the Corporation who are directors, officers or employees of you or of any of your affiliates, except that the Fund shall bear travel expenses [Scudder Pacific Opportunities Fund: (or an appropriate portion thereof) of Directors and officers of the Corporation who are directors, officers, or employees of you to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Corporation or any committees thereof or advisors thereto held outside of Boston, Massachusetts or New York, New York.]{Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund: of one (but not more than one) director, officer or employee of you who is not a resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors in the United States and shall also bear the travel expenses of any other director, officer or employee of you who is resident in the United States to the extent such expenses relate to his attendance as a director at meetings of the Board of Directors outside of the United States.}

   2. [Scudder Pacific Opportunities Fund, {Scudder Gold Fund: We agree to pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee which, on an annual basis, is equal to [Scudder Pacific Opportunities Fund: 0.385%]{Scudder Gold Fund: 0.35%} per annum of the value of the Fund's average [Scudder Pacific Opportunities Fund: weekly]{Scudder Gold Fund: monthly} net assets. [Scudder Gold Fund: In addition, we agree to pay you an amount equal to any Australian GST payable on any taxable supply you make to us in connection with this Agreement.} For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period through the end of the month in which such proceeds are received shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by us to you within the fifteen days next following the day as of which such payment is so computed.}]

   [Scudder Emerging Markets Income Fund, Scudder Global Bond Fund //Scudder Greater Europe Growth Fund, Scudder International Fund: Subject to the provisions of this Agreement, your duties, the portion of portfolio assets that you shall manage, and the fees to be paid to you by us under and pursuant to this Agreement may be adjusted from time to time by us with and upon the approval of the Board and the members of the Corporation's Board of Directors who are not "interested persons," as defined in the U.S. Investment Company Act of 1940, as amended.//]

   The value of the net assets of the Fund shall be determined pursuant to applicable provision of the Articles of Incorporation and By-laws of the Fund.

   We agree to work with you, in order to make our relationship as productive as possible for the benefit of the Fund, to further the development of your ability to provide the services contemplated by Section 1. To this end we agree to work with you to assist you in developing your research techniques, procedures and analysis. [Scudder Pacific Opportunities Fund: We have furnished] {Scudder Gold Fund: We may from time to time furnish} [{you with informal memoranda,}] [Scudder Pacific Opportunities Fund: copies of which are attached to this Agreement,] reflecting our understanding of our working procedures with you, which {Scudder Gold Fund: will be agreed to by each of us and} may be revised as you work with us pursuant to this Agreement. {Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund: We also agree to furnish you with current copies of the Fund's Prospectus and Statement of Additional Information, and all amendments and supplements thereto.} We agree not to furnish, without your consent, to any person other than our personnel and directors and representatives of the Fund any tangible research material that is prepared by you, that is not publicly available, and that has been stamped or otherwise clearly indicated by you as being confidential.

   {Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund: We agree that your prior approval will be required with respect to any references to you in any reports.}

   3. You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

   4. Your services to us are not to be deemed exclusive and you are free to render similar services to others, [Scudder Pacific Opportunities Fund: except as otherwise provided in Section 1 hereof]{{Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund: provided that the nature and quality of services to be provided to the Fund pursuant to Section 1 hereof is maintained}.

   5. Nothing herein shall be construed as constituting you an agent of us {Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund: or of the Corporation} or of the Fund.

   6. You represent and warrant that you are registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. You agree to maintain such registration in effect during the term of this Agreement.

   7. [Scudder Pacific Opportunities Fund: Neither you nor any affiliate of yours shall] {All Funds other than Scudder Pacific Opportunities Fund: You shall not} receive any compensation in connection with the placement or execution of any transaction for the purchase or sale of securities or for the investment of funds on behalf of the Fund, except that you [Scudder Pacific Opportunities Fund: or your affiliates] may receive a commission, fee or other remuneration for acting as broker in connection with the sale of securities to or by the Fund, if permitted under the U.S. Investment Company Act of 1940, as amended.

   8. We and the Fund agree that you may rely on information reasonably believed by you to be accurate and reliable. We and the Fund further agree that neither you nor your officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement.

   9.  This Agreement shall remain in effect [Scudder Pacific Opportunities
Fund: for a period of one year from the day and date first written above] {Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International Fund: until September 30, 2002} and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the [Scudder Pacific Opportunities
Fund: Fund] {Scudder Gold Fund, Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund, Scudder International
Fund: Corporation}, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given in Paragraph 11 hereof or at any other address of which you shall have notified us in writing, or by you upon 60 days' written notice to us and to the Fund, and shall automatically be terminated in the event of its assignment or of the termination (due to assignment or otherwise) of the Management Agreement, provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

   10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

   11. Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by mailing such notice, air mail postage paid, the day on which such facsimile is sent).

   Addressed

If to Zurich Scudder Investments, Inc., to:

   [address]

If to [Subadviser], to:

   [address]

or to such other address as to which the recipient shall have informed the other party.

   Notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by facsimile and mail, the date on which such facsimile and confirmatory letter are sent.

   12. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the U.S. Investment Company Act of 1940, as amended. As used herein the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the U.S. Investment Company Act of 1940, as amended.

   13. If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

         Very truly yours,
         ZURICH SCUDDER INVESTMENTS, INC.

         By:____________________________________________

         Title:

The foregoing agreement is hereby accepted as of the date first above written.

         [ADVISER]

         By:____________________________________________

         Title:

         Accepted:

         [SCUDDER INTERNATIONAL FUND, INC.] {SCUDDER MUTUAL FUNDS, INC.} [GLOBAL/INTERNATIONAL FUND., INC.]

         on behalf of [SCUDDER PACIFIC OPPORTUNITIES FUND] {SCUDDER GOLD FUND} [SCUDDER EMERGING MARKETS INCOME FUND, SCUDDER GLOBAL BOND FUND]// SCUDDER GREATER EUROPE GROWTH FUND SCUDDER INTERNATIONAL FUND//

         By:
           -------------------------

         Title:

                                   EXHIBIT D

      INFORMATION REGARDING OTHER FUNDS ADVISED OR SUB-ADVISED BY DEAMIS

                                   Net Assets
                                 as of December          Advisory Fee
          Name of Fund              31, 2001    (% of average daily net assets)
          ------------           -------------- -------------------------------
International Select Equity Fund  $258,283,127               0.70%
Emerging Markets Debt Fund        $ 74,401,141               1.00%
Emerging Markets Equity Fund      $122,395,262               1.00%

                                   EXHIBIT E

  INFORMATION REGARDING OTHER FUNDS ADVISED OR SUB-ADVISED BY ZURICH SCUDDER
                                   SINGAPORE

                                Net Assets as of     Advisory Fee (% of
     Name of Fund or Portfolio  December 31, 2001 average daily net assets)
     -------------------------  ----------------- -------------------------
    Scudder New Asia Fund, Inc.    $93,220,957     0.312% to $75 million
                                                   0.250% next $125 million
                                                   0.200% thereafter

                                  APPENDIX 1

                        Trusts/Corporations and Series

                        Global/International Fund, Inc.
                     Scudder Emerging Markets Income Fund
                           Scudder Global Bond Fund
                         Scudder Global Discovery Fund
                              Scudder Global Fund

                               Investment Trust
                          Scudder Capital Growth Fund
                        Scudder Dividend & Growth Fund
                        Scudder Growth and Income Fund
                       Scudder Large Company Growth Fund
                          Scudder S&P 500 Index Fund
                       Scudder Small Company Stock Fund

                         Scudder Cash Investment Trust

                              Scudder Funds Trust
                         Scudder Short Term Bond Fund

                             Scudder Income Trust
                               Scudder GNMA Fund

                       Scudder International Fund, Inc.
                     Scudder Emerging Markets Growth Fund
                      Scudder Greater Europe Growth Fund
                          Scudder International Fund
                          Scudder Latin America Fund
                      Scudder Pacific Opportunities Fund

                          Scudder Money Market Trust
                          Scudder Money Market Series

                            Scudder Municipal Trust
                       Scudder High-Yield Tax-Free Fund
                        Scudder Managed Municipal Bonds


                          Scudder Mutual Funds, Inc.
                               Scudder Gold Fund

                            Scudder Pathway Series
                Scudder Pathway Series: Conservative Portfolio
                   Scudder Pathway Series: Growth Portfolio
                  Scudder Pathway Series: Moderate Portfolio

                            Scudder Portfolio Trust
                             Scudder Balanced Fund
                      Scudder High-Yield Opportunity Fund
                              Scudder Income Fund

                           Scudder Securities Trust
                        Scudder 21st Century Growth Fund
                           Scudder Development Fund
                           Scudder Health Care Fund
                       Scudder Small Company Value Fund
                      Scudder Technology Innovation Fund

                         Scudder State Tax-Free Trust
                      Scudder Massachusetts Tax-Free Fund

                          Scudder Tax-Free Money Fund

                            Scudder Tax-Free Trust
                       Scudder Medium-Term Tax-Free Fund

                       Scudder U.S. Treasury Money Fund

                              Value Equity Trust
                       Scudder Large Company Value Fund
                            Scudder Select 500 Fund
                        Scudder Select 1000 Growth Fund

                                  APPENDIX 2

                         INFORMATION REGARDING SCUDDER

Investment Manager

   Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

   As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

   On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

   The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

 Directors and Officers of Scudder

   Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Assets, LLC.

   Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

   Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer, Chief Legal Officer and Secretary, Scudder. Managing Director, Scudder.

   Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

   Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

   Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

   Lynn S. Birdsong, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

   Laurence W. Cheng, 54 Thompson Street, New York, NY 10012. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management, LLC.

   Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group Inc.

   Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chief Financial Officer, Zurich Financial.

   Appendix 11 includes information regarding each officer of each Trust/Corporation who is associated with Scudder.

   Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to join the existing Deutsche Asset Management Global Executive Committee, as well as serve, on the Americas leadership team. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

   Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Scudder Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms each of the Zurich Scudder Investments Supplemental Employee Retirement Plan, Zurich Scudder Investments Executive Defined Contribution Plan and Zurich Scudder Investments Special Incentive Compensation Plan, upon consummation of the Transaction, the respective accounts of each participant in such Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.

   Scudder also informed the Funds that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                  APPENDIX 3

                      PROPOSED PORTFOLIO MANAGER CHANGES

   Below is a table that shows, as of February 4, 2002, the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).

                                   Lead Portfolio Managers      Lead Portfolio Managers
               Fund                as of December 31, 2001       after the Transaction
               ----                ------------------------ -------------------------------
Scudder 21st Century Growth Fund   Peter Chin               Sewall F. Hodges, Peter Chin,
                                                            Roy McKay
Scudder Balanced Fund              Gary A. Langbaum         William F. Gadsden, Christopher
                                                            Gagnier, David Baldt, Timothy
                                                            Vile, Gary Bartlett, Warren
                                                            Davis, Daniel Taylor, Thomas
                                                            Flaherty, Janet Campagna
Scudder Cash Investment Trust      Frank J. Rachwalski, Jr. Darlene Rasel
Scudder Emerging Markets           Joyce E. Cornell         Oliver Kratz
Growth Fund
Scudder Emerging Markets           Jan C. Faller            David Dowsett
Income Fund
Scudder Global Bond Fund           Jan C. Faller            Ian Clark
Scudder GNMA Fund                  Richard L.               John Dugenske
                                   Vandenberg
Scudder Gold Fund                  Nick Raffan, Darko       Darko Kuzmunovic, Euen Leckie
                                   Kuzmunovic
Scudder Greater Europe             Carol Franklin           Alexander Black
Growth Fund
Scudder High-Yield                 Harry E. Resis, Jr.      Andrew Cestone,
Opportunity Fund                                            Harry E. Resis, Jr.
Scudder Income Fund                Robert S. Cessine        Christopher Gagnier, David
                                                            Baldt, Timothy Vile, Gary
                                                            Bartlett, Warren Davis, Daniel
                                                            Taylor, Thomas Flaherty
Scudder Large Company              Gary A. Langbaum,        Jesse Stuart
Growth Fund                        Jesse Stuart
Scudder Latin America Fund         Paul Rogers,             Paul Rogers
                                   Tara Kenney
Scudder Managed Municipal          Philip G. Condon,        Philip G. Condon
Bonds                              Ashton P. Goodfield
Scudder Medium-Term                Philip G. Condon,        Philip G. Condon
Tax-Free Fund                      Ashton P. Goodfield
Scudder Money Market Series        Frank J. Rachwalski, Jr. Darlene Rasel
Scudder Pacific Opportunities Fund Terrence Gray            Andrew Stubing
Scudder Pathway Series:            Shahram Tajbakhsh,       Janet Campagna
Conservative Portfolio             Maureen F. Allyn,
                                   Joseph DeSantis

                                 Lead Portfolio Managers  Lead Portfolio Managers
              Fund               as of December 31, 2001   after the Transaction
              ----               ------------------------ -----------------------
Scudder Pathway Series:          Shahram Tajbakhsh,       Janet Campagna
Moderate Portfolio               Maureen F. Allyn,
                                 Joseph DeSantis
Scudder Pathway Series:          Shahram Tajbakhsh,       Janet Campagna
Growth Portfolio                 Maureen F. Allyn,
                                 Joseph DeSantis
Scudder Short Term Bond Fund     Robert S. Cessine        John Dugenske
Scudder Small Company            Robert D. Tymoczko       Joshua Feuerman
Stock Fund
Scudder Small Company            Robert D. Tymoczko       Joshua Feuerman
Value Fund
Scudder Tax-Free Money Fund      Frank J. Rachwalski, Jr. Steven Boyd,
                                                          Gary Pollack
Scudder Technology               J. Brooks Dougherty      Blair Treisman
Innovation Fund
Scudder U.S. Treasury Money Fund Frank J. Rachwalski, Jr. Darlene Rasel

                                  APPENDIX 4

                FEES PAID TO SFAC, SISC, SSC, STC, SDI AND SISI

                               Fiscal   Unitary     Aggregate   Aggregate  Aggregate  Aggregate  Aggregate   Aggregate
            Fund                Year   Admin. Fee  Fee to SFAC Fee to SISC Fee to SSC Fee to STC Fee to SDI Fee to SISI
            ----              -------- ----------- ----------- ----------- ---------- ---------- ---------- -----------

Scudder 21st Century Growth
 Fund                          7/31/01 $   878,326  $ 38,945    $ 10,841    $      0   $207,720  $  109,193   $    0

Scudder Balanced Fund         12/31/01 $ 2,951,267  $      0    $      0    $      0   $      0  $        0   $    0

Scudder Capital Growth Fund    9/30/01 $ 6,109,679  $      0    $      0    $      0   $      0  $  343,856   $  155

Scudder Cash Investment Trust  5/31/01 $ 4,004,832  $ 24,331    $      0    $761,893   $404,694  $        0   $    0

Scudder Development Fund       7/31/01 $ 2,202,680  $ 17,190    $      0    $179,331   $184,774  $        0   $    0

Scudder Dividend & Growth
 Fund                         12/31/01 $    98,217  $      0    $      0    $      0   $      0  $    2,537   $    0

Scudder Emerging Markets
 Growth Fund                  10/31/01 $   362,761  $      0    $      0    $      0   $      0  $      104   $  165

Scudder Emerging Markets
 Income Fund                  10/31/01 $   881,044  $      0    $      0    $      0   $      0  $      112   $   30

Scudder Global Bond Fund      10/31/01 $   590,179  $      0    $      0    $      0   $      0  $   54,459   $   20

Scudder Global Discovery Fund 10/31/01 $ 1,650,525  $251,250    $110,000    $217,984   $ 97,726  $1,364,196   $1,689

Scudder Global Fund            8/31/01 $ 5,207,674  $ 36,085    $      0    $ 51,184   $ 76,000  $   46,035   $  259

Scudder GNMA Fund              9/30/01 $12,240,048  $      0    $      0    $      0   $      0  $        0   $    0

Scudder Gold Fund             10/31/01 $   604,560  $      0    $      0    $      0   $      0  $      540   $    0

Scudder Greater Europe Growth
 Fund                         10/31/01 $ 4,131,689  $      0    $      0    $      0   $      0  $    1,626   $    0

                                                                                                    Aggregate
                                  Fiscal   Unitary     Aggregate   Aggregate  Aggregate  Aggregate   Fee to    Aggregate
              Fund                 Year   Admin. Fee  Fee to SFAC Fee to SISC Fee to SSC Fee to STC    SDI    Fee to SISI
              ----               -------- ----------- ----------- ----------- ---------- ---------- --------- -----------

Scudder Growth and Income Fund    9/30/01 $27,413,227  $      0     $     0    $      0  $        0 $ 94,724     $ 10

Scudder Health Care Fund          5/31/01 $   541,851  $ 18,676     $     0    $148,855  $    6,940 $ 10,633     $  0

Scudder High-Yield Opportunity
 Fund                             1/31/01 $   121,026  $ 35,459     $     0    $161,633  $   24,225 $      0     $215

Scudder High-Yield Tax-Free Fund  5/31/01 $   335,088  $ 38,745     $   969    $177,976  $        0 $ 78,619     $  0

Scudder Income Fund               1/31/01 $ 1,248,258  $ 49,971     $     0    $322,398  $1,673,151 $      0     $420

Scudder International Fund        8/31/01 $15,823,658  $      0     $     0    $      0  $        0 $521,298     $160

Scudder Large Company Growth
 Fund                             7/31/01 $ 2,928,421  $ 29,006     $43,119    $247,743  $  663,085 $136,520     $813

Scudder Large Company Value
 Fund                             7/31/01 $ 5,892,159  $ 28,245     $     0    $401,409  $  293,989 $ 75,083     $  0

Scudder Latin America Fund       10/31/01 $ 2,461,016  $      0     $     0    $      0  $        0 $     92     $  0

Scudder Managed Municipal
 Bonds                            5/31/01 $ 2,823,852  $ 22,940     $     0    $ 56,852  $        0 $      0     $805

Scudder Massachusetts Tax-Free
 Fund                             3/31/01 $   472,765  $ 22,463     $     0    $ 62,755  $        0 $      0     $  0

Scudder Medium-Term Tax-Free
 Fund                             5/31/01 $   750,662  $ 15,293     $     0    $ 52,113  $        0 $      0     $525

Scudder Money Market Series       5/31/01 $ 7,340,166  $111,376     $     0    $148,880  $        0 $      0     $  0

Scudder Pacific Opportunities
 Fund                            10/31/01 $   603,060  $      0     $     0    $      0  $        0 $ 30,459     $165

                                                                                                    Aggregate
                                  Fiscal   Unitary     Aggregate   Aggregate  Aggregate  Aggregate   Fee to    Aggregate
              Fund                 Year   Admin. Fee  Fee to SFAC Fee to SISC Fee to SSC Fee to STC    SDI    Fee to SISI
              ----               -------- ----------- ----------- ----------- ---------- ---------- --------- -----------

Scudder Pathway Series:
 Conservative Portfolio           8/31/01  $        0   $     0       $0       $      0   $      0  $ 19,834     $  0

Scudder Pathway Series: Growth
 Portfolio                        8/31/01  $        0   $     0       $0       $      0   $      0  $ 75,717     $  0

Scudder Pathway Series: Moderate
 Portfolio                        8/31/01  $        0   $     0       $0       $      0   $      0  $ 62,521     $  0

Scudder S&P 500 Index Fund       12/31/01  $2,276,866   $     0       $0       $      0   $      0  $      0     $  0

Scudder Select 1000 Growth Fund   2/28/01  $   29,438   $     0       $0       $ 54,514   $      0  $      0     $  0

Scudder Select 500 Fund           2/28/01  $   48,168   $     0       $0       $ 55,181   $      0  $      0     $  0

Scudder Short Term Bond Fund     12/31/01  $3,250,152   $     0       $0       $      0   $      0  $351,560     $420

Scudder Small Company Stock
 Fund                             9/30/01  $  380,260   $     0       $0       $      0   $      0  $     30     $  0

Scudder Small Company Value
 Fund                             7/31/01  $  767,725   $ 7,357       $0       $ 34,411   $ 78,805  $      0     $  0

Scudder Tax-Free Money Fund       5/31/01  $  371,997   $13,402       $0       $ 52,042   $      0  $      0     $  0

Scudder Technology Innovation
 Fund                             5/31/01  $1,348,597   $34,973       $0       $533,000   $ 30,024  $  1,136     $  0

Scudder U.S. Treasury Money Fund  5/31/01  $  976,345   $15,486       $0       $208,725   $364,569  $      0     $  0

                                  APPENDIX 5

                    FUND MANAGEMENT FEE RATES, NET ASSETS,
              AGGREGATE MANAGEMENT FEES AND INVESTMENT OBJECTIVES

                                                                            Aggregate
                           Fiscal                                           Management
          Fund              Year     Net Assets    Management Fee Rate       Fee Paid+*                    Objective
          ----             ------    ----------   -------------------      ------------                   ---------

Scudder 21st Century       7/31/01 $  318,528,621  0.750% to $500 million     $2,759,156  Long-term growth of capital by investing
Growth Fund                                        0.700% next $500 million               in common stocks of emerging growth
                                                   0.650% over $1 billion                 companies that the advisor believes are
                                                                                          poised to be leaders in the new century.

Scudder Balanced          12/31/01 $  920,626,559  0.470% to $1.5 billion     $4,623,635  Balance of growth and income from a
Fund                                               0.445 next $500 million                diversified portfolio of equity and fixed-
                                                   0.420 over $2 billion                  income securities.

Scudder Capital            9/30/01 $1,671,706,984  0.580% to $3 billion      $11,770,464  Long-term capital growth while actively
Growth Fund                                        0.555% next $1 billion                 seeking to reduce downside risk compared
                                                   0.530% over $4 billion                 with other growth mutual funds.

Scudder Cash Investment    5/31/01 $1,338,276,105  0.500% to $250 million   $4,964,134++  To maintain stability of capital, and
Trust                                              0.450% next $250 million               consistent with that, to maintain
                                                   0.400% next $500 million               liquidity  of capital and to provide
                                                   0.350% next $500 million               current income.
                                                   0.335% next $500 million
                                                   0.320% over $2 billion

Scudder Development Fund   7/31/01   $445,769,912  0.850% to $1 billion       $5,607,373  Long-term capital appreciation by
                                                   0.800% next $500 million               investing primarily in U.S. companies with
                                                   0.750% over $1.5 billion               the potential for above-average growth.

Scudder Dividend &        12/31/01    $31,584,123  0.750% to $500 million       $245,249  High current income and long-term growth
Growth Fund                                        0.700% over $500 million               of capital by investing primarily in
                                                                                          common stocks, convertible securities and
                                                                                          real estate investment trusts.

                                                                      Aggregate
                     Fiscal                                           Management
       Fund           Year     Net Assets      Management Fee Rate    Fee Paid+*                  Objective
       ----          ------    ----------      -------------------    -----------                 ---------

Scudder Emerging    10/31/01    $42,196,327 1.250% to $500 million       $697,588 Long-term growth of capital.
Markets Growth Fund                         1.200% over $500 million

Scudder Emerging    10/31/01   $120,468,131 1.000% to $500 million     $1,355,451 High current income and, secondarily,
Markets Income Fund                         0.950% over $500 million              long-term capital appreciation.

Scudder Global Bond 10/31/01   $180,288,837 0.750% to $250 million     $1,171,025 Total return with an emphasis on current
Fund                                        0.720% next $750 billion              income; capital appreciation is a
                                            0.700% next $1.5 billion              secondary goal.
                                            0.680% next $2.5 billion
                                            0.650% next $2.5 billion
                                            0.640% next $2.5 billion
                                            0.630% next $2.5 billion
                                            0.620% over $12.5 billion

Scudder Global      10/31/01   $508,768,768 1.100% of net assets       $7,526,633 Above-average capital appreciation over
Discovery Fund                                                                    the long term.

Scudder Global Fund  8/31/01 $1,252,010,279 1.000% to $500 million    $13,563,178 Long-term growth of capital while actively
                                            0.950% next $500 million              seeking to reduce downside risk as
                                            0.900% next $500 million              compared with other global growth funds.
                                            0.850% next $500 million
                                            0.800% over $2 billion

Scudder GNMA Fund    9/30/01 $4,273,399,626 0.400% to $5.0 billion    $16,320,051 High level of income while actively
                                            0.385% next $1 billion                seeking to reduce downside risk compared
                                            0.370% over $6 billion                with other GNMA mutual funds.

Scudder Gold Fund   10/31/01    $98,333,874 1.000% to $500 million       $928,880 Maximum return (principal change and
                                            0.950% thereafter                     income) by investing, under normal
                                                                                  market conditions, at least 65% of total
                                                                                  assets in common stocks and other
                                                                                  equities of U.S. and foreign gold-related
                                                                                  companies and in gold coin bullion.

                                                                         Aggregate
                        Fiscal                                           Management
         Fund            Year     Net Assets     Management Fee Rate     Fee Paid+*                    Objective
         ----           ------    ----------     -------------------    -------------                  ---------

Scudder Greater Europe 10/31/01   $725,235,585 1.000% to $1 billion       $10,900,277 Long-term growth of capital by investing at
Growth Fund                                    0.900% next $500 million               least 80% of its total assets in European
                                               0.850% next $500 million               common stocks and other equities
                                               0.800% over $2 billion                 (equities that are traded mainly on
                                                                                      European markets or are issued by
                                                                                      companies organized under the laws of
                                                                                      Europe or do more than half of their
                                                                                      business there).

Scudder Growth and      9/30/01 $6,890,176,215 0.450% to $14 billion      $41,076,392 Long-term growth of capital, current
Income Fund                                    0.425% next $2 billion                 income and growth of income while
                                               0.400% next $2 billion                 actively seeking to reduce downside risk
                                               0.385% over $18 billion                as compared with other growth and
                                                                                      income funds.

Scudder Health Care     5/31/01   $235,718,201 0.850% to $500 million      $1,772,283 Long-term growth of capital by investing at
Fund                                           0.800% over $500 million               least 80% of total assets in common stocks
                                                                                      companies in the health care sector.

Scudder High-Yield      1/31/01   $129,687,812 0.600% to $500 million      $448,049++ Total return through high current income
Opportunity Fund                               0.575% next $500 million               and capital appreciation.
                                               0.550% next $500 million
                                               0.525% next $500 million
                                               0.500% next $1 billion
                                               0.475% over $3 billion

Scudder High-Yield      5/31/01   $555,430,253 0.650% to $300 million    $2,952,156++ High level of income exempt from regular
Tax-Free Fund                                  0.600% next $200 million               federal income tax.
                                               0.575% over $500 million

                                                                        Aggregate
                       Fiscal                                           Management
        Fund            Year     Net Assets     Management Fee Rate     Fee Paid+*                   Objective
        ----           ------    ----------     -------------------    ------------                  ---------
Scudder Income Fund    1/31/01   $835,783,924 0.550% to $250 million   $2,396,680++  High income while managing its portfolio
                                              0.520% next $750 million               in a way that is consistent with the prudent
                                              0.500% next $1.5 billion               investment of shareholders' capital.
                                              0.480% next $2.5 billion
                                              0.450% next $2.5 billion
                                              0.430% next $2.5 billion
                                              0.410% next $2.5 billion
                                              0.400 over $12.5 billion

Scudder International  8/31/01 $3,751,901,605 0.675% to $6 billion      $28,435,700  Long-term growth of capital by investing at
Fund                                          0.625% next $1 billion                 least 65% of its total assets in foreign
                                              0.600% over $7 billion                 equities (equities issued by foreign-based
                                                                                     companies and listed on foreign
                                                                                     exchanges).

Scudder Large Company  7/31/01   $955,238,753 0.700% to $1.5 billion     $8,699,688  Long-term growth of capital by investing at
Growth Fund                                   0.650% next $500 million               least 65% of its assets in large U.S.
                                              0.600% over $2 billion                 companies (those with a market value of
                                                                                     $1 billion or more).

Scudder Large Company  7/31/01 $2,758,218,541 0.600% to $1.5 billion    $13,837,068  Maximum long-term capital appreciation
Value Fund                                    0.575% next $500 million               through a value-oriented investment
                                              0.550% next $1 billion                 approach.
                                              0.525% next $1 billion
                                              0.500% next $1 billion
                                              0.475% over $5 billion

Scudder Latin America 10/31/01   $295,145,336 1.250% to $400 million     $4,721,480  Long-term capital appreciation by investing
Fund                                          1.150% over $400 million               at least 65% of its total assets in Latin
                                                                                     American Common Stock and other equities
                                                                                     (equities that are traded mainly on Latin
                                                                                     American markets, issued or guaranteed by
                                                                                     a Latin American government or issued by a
                                                                                     company organized under the laws of a
                                                                                     Latin American country or any company
                                                                                     with more than half of its business in Latin
                                                                                     America).

                                                                        Aggregate
                      Fiscal                                            Management
        Fund           Year     Net Assets      Management Fee Rate     Fee Paid+*                    Objective
        ----          ------    ----------      -------------------    -------------                  ---------

Scudder Managed       5/31/01 $2,284,146,522 0.450% to $250 million       $9,745,646 Income exempt from regular federal
Municipal Bonds                              0.430% next $750 million                income tax while actively seeking to
                                             0.410% next $1.5 billion                reduce downside risk as compared with
                                             0.400% next $2.5 billion                other tax-free income funds.
                                             0.380% next $2.5 billion
                                             0.360% next $2.5 billion
                                             0.340% next $2.5 billion
                                             0.320% over $12.5 billion

Scudder Massachusetts 3/31/01   $488,642,403 0.600% to $400 million       $2,594,528 Income that is exempt from Massachusetts
Tax-Free Fund                                0.525% next $600 million                personal and regular federal income taxes.
                                             0.500% over $1 billion

Scudder Medium-Term   5/31/01   $592,760,077 0.550% to $250 million       $3,432,660 High level of income free from regular
Tax-Free Fund                                0.520% next $750 million                federal income taxes and to limit principal
                                             0.490% next $1.5 billion                fluctuation.
                                             0.470% next $2.5 billion
                                             0.450% next $2.5 billion
                                             0.430% next $2.5 billion
                                             0.410% next $2.5 billion
                                             0.400% over $12.5 billion

Scudder Money Market  5/31/01 $9,294,897,783 0.250% of net assets       $9,133,315++ High level of current income as is
Series                                                                               consistent with liquidity, preservation of
                                                                                     capital and the fund's investment policies.

                                                                          Aggregate
                         Fiscal                                           Management
         Fund             Year    Net Assets      Management Fee Rate     Fee Paid+*                    Objective
         ----            ------   ----------      -------------------     ----------                    ---------

Scudder Pacific         10/31/01  $75,709,280  0.850% to $250 million      $921,936   Long-term growth of capital by investing at
Opportunities Fund                             0.820% next $750 million               least 65% of its total assets in Pacific Basin
                                               0.800% next $1.5 billion               common stocks and other equities
                                               0.780% next $2.5 billion               (equities that are traded mainly on Pacific
                                               0.750% next $2.5 billion               Basin markets, issued by companies
                                               0.740% next $2.5 billion               organized under the laws of a Pacific
                                               0.730% next $2.5 billion               Basin country or issued by any company
                                               0.720% over $12.5 billion              with more than half of its business in the
                                                                                      Pacific Basin).

Scudder Pathway Series:  8/31/01 $112,874,335  There will be no fee as          N/A   Current income and, as a secondary
Conservative Portfolio                         the Investment Manager                 objective, long-term growth of capital.
                                               will receive a fee from the
                                               underlying funds.

Scudder Pathway Series:  8/31/01 $237,107,578  There will be no fee as          N/A   Long-term growth of capital.
Growth Portfolio                               the Investment Manager
                                               will receive a fee from
                                               the underlying funds.

Scudder Pathway Series:  8/31/01 $268,370,642  There will be no fee as          N/A   Balance of current income and growth of
Moderate Portfolio                             the Investment Manager                 capital.
                                               will receive a fee from the
                                               underlying funds.

Scudder S&P 500 Index   12/31/01 $861,675,693  0.150% of net assets        $908,357   Investment results that, before expenses,
Fund                                                                                  correspond to the total return of common
                                                                                      stocks publicly traded in the United States,
                                                                                      as represented by the Standard & Poor's
                                                                                      500 Composite Stock Price Index (S&P
                                                                                      500 Index).

                                                                          Aggregate
                         Fiscal                                           Management
         Fund             Year     Net Assets     Management Fee Rate     Fee Paid+*                   Objective
         ----            ------    ----------     -------------------    ------------                  ---------

Scudder Select 1000      2/28/01    $23,922,571 0.500% to $500 million      $57,798++ Long-term growth by investing at least
Growth Fund                                     0.475% next $500 million              80% of total assets in common stocks of
                                                0.450% over $1 billion                companies that are included in the Russell
                                                                                      1000 Growth Index.

Scudder Select 500 Fund  2/28/01    $36,402,564 0.500% to $500 million      $93,653++ Long-term growth and income by investing
                                                0.475% next $500 million              at least 80% of total assets in common
                                                0.450% over $1 billion                stocks of companies that are included in
                                                                                      the Standard & Poor's Composite Stock
                                                                                      Price Index (S&P 500 index).

Scudder Short Term      12/31/01 $1,142,547,984 0.450% to $1.5 billion     $4,843,584 High income while managing its portfolio
Bond Fund                                       0.425% next $500 million              in a way that is consistent with
                                                0.400% next $1 billion                maintaining a high degree of stability of
                                                0.385% next $1 billion                shareholders' capital.
                                                0.370% next $1 billion
                                                0.355% next $1 billion
                                                0.340% over $6 billion

Scudder Small Company    9/30/01    $75,479,138 0.750% to $500 million       $633,762 Long-term capital growth while actively
Stock Fund                                      0.700% next $500 million              seeking to reduce downside risk as
                                                0.650% over $1 billion                compared with other small company stock
                                                                                      funds.

Scudder Small Company    7/31/01   $221,483,843 0.750% to $500 million   $1,235,494++ Long-term growth of capital by investing at
Value Fund                                      0.700% over $500 million              least 90% of total assets in undervalued
                                                                                      common stocks of small U.S. companies.

Scudder Tax-Free Money   5/31/01   $345,090,771 0.500% to $500 million   $1,553,010++ Income exempt from regular federal
Fund                                            0.480% over $500 million              income tax and stability of principal
                                                                                      through investments in municipal
                                                                                      securities.

                                                                    Aggregate
                      Fiscal                                        Management
        Fund           Year    Net Assets    Management Fee Rate    Fee Paid+*                  Objective
        ----          ------   ----------    -------------------    ----------                  ---------

Scudder Technology    5/31/01 $412,185,994 0.850% to $500 million   $5,718,033  Long-term growth of capital by investing at
Innovation Fund                            0.800% next $500 million             least 80% of total assets in common stocks
                                           0.750% next $500 million             of companies in the technology sector.
                                           0.700% next $500 million
                                           0.650% over $2 billion

Scudder U.S. Treasury 5/31/01 $383,802,179 0.400% to $500 million   $890,824++  Current income consistent with safety,
Money Fund                                 0.385% next 500 million              liquidity, and stability of capital.
                                           0.370% over $1 billion

--------
 * The aggregate management fee paid amounts are for each Fund's most recently completed fiscal year, unless otherwise noted.
 + Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Zurich Scudder Investments, Inc.
++ After waiver and/or expense limitations.

                                  APPENDIX 6

                         ADMINISTRATIVE SERVICES FEES

   The Funds listed below have entered into an administrative services agreement with Scudder (the "Administration Agreement"), pursuant to which Scudder provides or pays others to provide substantially all of the administrative services required by the shares of the Funds (other than those provided by Scudder under its investment management agreement with those Funds) in exchange for the payment by the Funds of an annual administrative fee (the "Administrative Fee") as listed below.

   The Administration Agreement will remain in effect with respect to the shares for an initial term ending September 30, 2003, subject to earlier termination by the Board of Trustees/Directors that oversee the Funds listed below. The Administration Agreement shall continue in effect on an annual basis after September 30, 2003, provided that such continuance is approved at least annually by a majority of the Trustees/Directors, including Independent Trustees/Directors, that oversee the Funds listed below. The fee payable by each Fund listed below to Scudder pursuant to the Administration Agreement is reduced by the amount of any credit received from the Fund's custodian for cash balances.

   Certain expenses of the Funds are not borne by Scudder under the Administration Agreement, such as taxes, brokerage, interest and extraordinary expenses, and the fees and expenses of the Independent Trustees/Directors (including the fees and expenses of their independent counsel). Each Fund listed below continues to pay the fees required by its investment management agreement with Scudder.

                        Administrative Services Fee (%)

                                                              CLASS
           FUND       CLASS A CLASS B CLASS C CLASS I CLASS S AARP  OTHERS
           ----       ------- ------- ------- ------- ------- ----- ------

     Scudder 21st
     Century Growth
     Fund              0.475   0.525   0.500   0.100   0.450  0.450  N/A

     Scudder Balanced
     Fund                N/A     N/A     N/A     N/A   0.300  0.300  N/A

     Scudder Capital
     Growth Fund       0.325   0.375   0.350   0.100   0.300  0.300  N/A

     Scudder Cash
     Investment Trust    N/A     N/A     N/A     N/A   0.400  0.400  N/A

     Scudder
     Development
     Fund                N/A     N/A     N/A     N/A   0.450  0.450  N/A

     Scudder Dividend
     & Growth Fund     0.325   0.375   0.350     N/A   0.300  0.300  N/A

     Scudder Emerging
     Markets Growth
     Fund              0.675   0.725   0.700     N/A   0.650  0.650  N/A

     Scudder Emerging
     Markets Income
     Fund              0.675   0.725   0.700     N/A   0.650  0.650  N/A

     Scudder Global
     Bond Fund         0.400   0.450   0.425     N/A   0.375  0.375  N/A

          FUND        CLASS A CLASS B CLASS C CLASS I CLASS S AARP   OTHERS
          ----        ------- ------- ------- ------- ------- ----- --------

   Scudder Global
   Discovery Fund      0.400   0.450   0.425     N/A   0.375  0.375      N/A

   Scudder Global
   Fund                0.400   0.450   0.425     N/A   0.375  0.375      N/A

   Scudder GNMA
   Fund                  N/A     N/A     N/A     N/A   0.300  0.300      N/A

   Scudder Gold
   Fund                0.675   0.725   0.700     N/A   0.650  0.650      N/A

   Scudder Greater
   Europe Growth
   Fund                0.400   0.450   0.425     N/A   0.375  0.375      N/A

   Scudder Growth
   and Income Fund     0.325   0.375   0.350     N/A   0.300  0.300      N/A

   Scudder Health
   Care Fund           0.375   0.425   0.400   0.100   0.350  0.350      N/A

   Scudder
   High-Yield
   Opportunity Fund    0.325   0.375   0.350     N/A   0.300  0.300      N/A

   Scudder
   High-Yield
   Tax-Free Fund       0.175   0.225   0.200     N/A   0.150  0.150      N/A

   Scudder Income
   Fund                0.300   0.300   0.200   0.100   0.300  0.300      N/A

                                                                     Barrett
   Scudder                                                            shares
   International Fund  0.400   0.450   0.425   0.150   0.375  0.375    0.375

   Scudder Large
   Company Growth
   Fund                0.325   0.375    3.50   0.100   0.300  0.300      N/A

   Scudder Large
   Company Value
   Fund                0.325   0.375   0.350   0.100   0.300  0.300      N/A

   Scudder Latin                                                    M shares
   America Fund        0.675   0.725   0.700     N/A   0.650  0.650    0.650

   Scudder Managed
   Municipal Bonds     0.100   0.125   0.150     N/A   0.150  0.150      N/A

   Scudder
   Massachusetts
   Tax-Free Fund       0.175   0.225   0.200     N/A   0.150  0.150      N/A

   Scudder
   Medium-Term
   Tax-Free Fund       0.175   0.225   0.200     N/A   0.150  0.150      N/A

   Scudder Money
   Market Series*

           FUND        CLASS A CLASS B CLASS C CLASS I CLASS S AARP  OTHERS
           ----        ------- ------- ------- ------- ------- ----- ------

      Scudder Pacific
      Opportunities
      Fund              0.675   0.725   0.700    N/A    0.650  0.650  N/A

      Scudder
      Pathway Series:
      Conservative
      Portfolio           N/A     N/A     N/A    N/A      N/A    N/A  N/A

      Scudder
      Pathway Series:
      Moderate
      Portfolio           N/A     N/A     N/A    N/A      N/A    N/A  N/A

      Scudder
      Pathway Series:
      Growth
      Portfolio           N/A     N/A     N/A    N/A      N/A    N/A  N/A

      Scudder S&P
      500 Index Fund      N/A     N/A     N/A    N/A    0.250  0.250  N/A

      Scudder Select
      1000 Growth
      Fund              0.275   0.325   0.300    N/A    0.250  0.250  N/A

      Scudder Select
      500 Fund          0.275   0.325   0.300    N/A    0.250  0.250  N/A

      Scudder Short
      Term Bond
      Fund              0.325   0.375   0.350    N/A    0.300  0.300  N/A

      Scudder Small
      Company Stock
      Fund              0.475   0.525   0.500    N/A    0.450  0.450  N/A

      Scudder Small
      Company Value
      Fund              0.475   0.525   0.500    N/A    0.450    N/A  N/A

      Scudder
      Tax-Free Money
      Fund                N/A     N/A     N/A    N/A    0.150  0.150  N/A

      Scudder
      Technology
      Innovation Fund   0.375   0.425   0.400    N/A    0.350  0.350  N/A

      Scudder U.S.
      Treasury Money
      Fund                N/A     N/A     N/A    N/A    0.400  0.400  N/A

* For Scudder Money Market Series, administrative services fees are 0.100% for Institutional Shares, 0.250% for each of Managed Shares, Premium Class AARP Shares and Premium Class S Shares, and 0.400% for each of Prime Reserve Class AARP Shares and Prime Reserve Class S Shares.

                                  APPENDIX 7

              DATES RELATING TO INVESTMENT MANAGEMENT AGREEMENTS

                                                                          Termination
                                               Current                    Date (Unless
                                  Date of     Investment   New Investment  Continued)
                                  Current     Management     Management     For New
                                 Investment Agreement Last   Agreement     Investment
                                 Management  Approved By    Approved By    Management
              Fund               Agreement   Shareholders     Trustees     Agreement
              ----               ---------- -------------- -------------- ------------
Scudder 21st Century Growth
Fund                               10/2/00     12/15/98        2/4/02       9/30/02
Scudder Balanced Fund              8/28/00     12/15/98        2/4/02       9/30/02
Scudder Capital Growth Fund        7/17/00     12/15/98        2/4/02       9/30/02
Scudder Cash Investment Trust      9/11/00     12/15/98        2/4/02       9/30/02
Scudder Development Fund           10/2/00     12/15/98        2/4/02       9/30/02
Scudder Dividend & Growth Fund     10/2/00     12/15/98        2/4/02       9/30/02
Scudder Emerging Markets Growth
Fund                               10/2/00     12/15/98        2/4/02       9/30/02
Scudder Emerging Markets Income
Fund                               10/2/00     12/15/98        2/4/02       9/30/02
Scudder Global Bond Fund           6/18/01     12/15/98        2/4/02       9/30/02
Scudder Global Discovery Fund       9/7/98     12/17/98        2/4/02       9/30/02
Scudder Global Fund                9/11/00     12/15/98        2/4/02       9/30/02
Scudder GNMA Fund                  7/17/00      7/11/00        2/4/02       9/30/02
Scudder Gold Fund                   4/1/01      3/14/01        2/4/02       9/30/02
Scudder Greater Europe Growth
Fund                               10/2/00     12/15/98        2/4/02       9/30/02
Scudder Growth and Income Fund     8/14/00      7/13/00        2/4/02       9/30/02
Scudder Health Care Fund           10/2/00     12/15/98        2/4/02       9/30/02
Scudder High-Yield Opportunity
Fund                               6/25/01     12/15/98        2/4/02       9/30/02
Scudder High-Yield Tax-Free Fund   10/2/00     12/15/98        2/4/02       9/30/02
Scudder Income Fund                6/25/01     12/15/98        2/4/02       9/30/02
Scudder International Fund         8/14/00     12/15/98        2/4/02       9/30/02
Scudder Large Company Growth
Fund                               10/2/00     12/15/98        2/4/02       9/30/02
Scudder Large Company Value
Fund                                2/6/01     12/15/98        2/4/02       9/30/02
Scudder Latin America Fund        12/14/01     12/15/98        2/4/02       9/30/02
Scudder Managed Municipal
Bonds                              6/11/01     12/15/98        2/4/02       9/30/02
Scudder Massachusetts Tax-Free
Fund                               7/31/00     12/15/98        2/4/02       9/30/02
Scudder Medium-Term Tax-Free
Fund                               6/11/01     12/15/98        2/4/02       9/30/02
Scudder Money Market Series         8/7/00      8/14/00        2/4/02       9/30/02
Scudder Pacific Opportunities
Fund                               5/28/01     12/15/98        2/4/02       9/30/02

                                                                          Termination
                                               Current                    Date (Unless
                                  Date of     Investment   New Investment  Continued)
                                  Current     Management     Management     For New
                                 Investment Agreement Last   Agreement     Investment
                                 Management  Approved By    Approved By    Management
              Fund               Agreement   Shareholders     Trustees     Agreement
              ----               ---------- -------------- -------------- ------------
Scudder Pathway Series:
Conservative Portfolio             9/7/98      12/15/98        2/4/02       9/30/02
Scudder Pathway Series: Growth
Portfolio                          9/7/98      12/15/98        2/4/02       9/30/02
Scudder Pathway Series: Moderate
Portfolio                          9/7/98      12/15/98        2/4/02       9/30/02
Scudder S&P 500 Index Fund         9/7/98      12/15/98        2/4/02       9/30/02
Scudder Select 1000 Growth Fund   10/2/00       3/29/99        2/4/02       9/30/02
Scudder Select 500 Fund           8/28/00       3/29/99        2/4/02       9/30/02
Scudder Short Term Bond Fund      8/14/00      12/15/98        2/4/02       9/30/02
Scudder Small Company Stock
Fund                              7/17/00      12/15/98        2/4/02       9/30/02
Scudder Small Company Value
Fund                              8/28/00      12/15/98        2/4/02       9/30/02
Scudder Tax-Free Money Fund        9/7/98      12/15/98        2/4/02       9/30/02
Scudder Technology Innovation
Fund                              10/2/00      12/15/98        2/4/02       9/30/02
Scudder U.S. Treasury Money
Fund                              10/2/00      12/15/98        2/4/02       9/30/02

                                  APPENDIX 8

                            FUND SHARES OUTSTANDING

   The table below sets forth the number of shares outstanding for each Fund as of December 31, 2001.

                                                       Number of Shares
                             Fund                        Outstanding
                             ----                      ----------------
        Scudder 21st Century Growth Fund..............    17,442,994.04
        Scudder Balanced Fund.........................    52,664,786.30
        Scudder Capital Growth Fund...................    40,811,979.53
        Scudder Cash Investment Trust................. 1,205,566,702.95
        Scudder Development Fund......................    17,498,008.08
        Scudder Dividend & Growth Fund................     2,803,305.50
        Scudder Emerging Markets Growth Fund..........     4,898,422.47
        Scudder Emerging Markets Income Fund..........    16,466,507.12
        Scudder Global Bond Fund......................    18,916,563.56
        Scudder Global Discovery Fund.................    23,341,724.63
        Scudder Global Fund...........................    52,014,268.99
        Scudder GNMA Fund.............................   280,450,281.02
        Scudder Gold Fund.............................    13,947,119.30
        Scudder Greater Europe Growth Fund............    30,813,346.40
        Scudder Growth and Income Fund................   343,098,181.28
        Scudder Health Care Fund......................    11,794,577.58
        Scudder High-Yield Opportunity Fund...........    16,208,002.39
        Scudder High-Yield Tax-Free Fund..............    50,104,539.10
        Scudder Income Fund...........................    99,385,637.32
        Scudder International Fund....................     84,13,284.45
        Scudder Large Company Growth Fund.............    33,362,726.44
        Scudder Large Company Value Fund..............    96,284,216.30
        Scudder Latin America Fund....................    18,023,880.59
        Scudder Managed Municipal Bonds...............   534,199,006.43
        Scudder Massachusetts Tax-Free Fund...........    34,369,238.05
        Scudder Medium-Term Tax-Free Fund.............    53,865,220.13
        Scudder Money Market Series................... 6,541,130,602.53
        Scudder Pacific Opportunities Fund............    10,199,800.09
        Scudder Pathway Series: Conservative Portfolio    10,112,301.37
        Scudder Pathway Series: Growth Portfolio......    18,708,352.46
        Scudder Pathway Series: Moderate Portfolio....    23,905,093.17
        Scudder S&P 500 Index Fund....................    56,365,230.49
        Scudder Select 1000 Growth Fund...............     2,449,635.57
        Scudder Select 500 Fund.......................     4,140,120.90
        Scudder Short Term Bond Fund..................   107,266,837.45
        Scudder Small Company Stock Fund..............     4,734,494.20
        Scudder Small Company Value Fund..............    10,879,207.23
        Scudder Tax-Free Money Fund...................   333,315,893.28
        Scudder Technology Innovation Fund............    18,747,132.45
        Scudder U.S. Treasury Money Fund..............   357,079,342.76

                  APPENDIX 9

BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

                                                                                              Number of  Percent of
Fund Name and Class                                Name and Address of Beneficial Owner        Shares      Shares
-------------------                                ------------------------------------       ---------  ----------

Scudder Balanced Fund  Scudder Trust Company,
 Class S               Trustee for Farmer's Group, Inc. Employee Profit Sharing & Savings     6,626,664       22.61
                       Plan, PO Box 957, Salem NH 03079

                       Scudder Trust Company,
                       Trustee for Zurich Savings Plan, 345 Park Avenue, New York, NY         1,941,307        6.62
                       10154

Scudder Capital Growth Scudder Trust Company,
 Fund, Class S         Trustee for Zurich Savings Plan, P.O. Box 957, Salem, NH 03079           770,835       16.60

                       State Street Bank & Trust Co.,
                       Custodian for Scudder Pathway Series: Balanced Portfolio,                579,743       12.48
                       One Heritage Dr. # P5S, Quincy MA 02171

                       Scudder Trust Company,
                       Trustee for Universal Underwriters Savings Plan,                         318,937        6.86
                       P.O. Box 957, Salem, NH 03079

                       State Street Bank & Trust Co.,
                       Custodian AARP Managed Investment Portfolio Diversified Growth,          236,531        5.09
                       One Heritage Dr. # P5S, Quincy MA 02171

Scudder Capital Growth Scudder Trust Company,
 Fund, Class A         Trustee f.b.o. Durrel Corporation Retirement and Savings 401(k) Plan,    347,577       13.49
                       P.O. Box 957, Salem, NH 03079

Scudder Capital Growth Zurich Scudder Investments, Inc.,
 Fund, Class I         Profit Sharing Plan, 345 Park Avenue, New York, NY 10154                 107,691       79.20

                       Zurich Scudder Investments, Inc.,
                       Money Purchase Plan, 345 Park Avenue, New York, NY 10154                  26,956       19.82

Scudder Capital Growth National Financial Services Corp., f.b.o. customers,                     132,840        8.10
 Fund, Class C         200 Liberty Street, New York, NY 10281

                       Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052,            12,917        6.92
                       Jersey City, NJ 07303


Scudder Development    Zurich Scudder Investments, Inc.,
 Fund, Class AARP      f.b.o. Myrle and Aimee Mitchell, 345 Park Avenue, New York, NY 10154       2,992        5.01



                                                                                                              Number of  Percent of
Fund Name and Class                              Name and Address of Beneficial Owner                          Shares      Shares
-------------------                              ------------------------------------                         ---------  ----------

Scudder Dividend &    Zurich Scudder Investments, Inc.,
 Growth Fund, Class A f.b.o. EO Schweitzer Manufacturing Company Profit Sharing Plan,                          4,803         13.86
                      345 Park Avenue, New York, NY 10154

                      Zurich Scudder Investments, Inc.,
                      f.b.o. Robert Hersch Retirement and Profit Sharing Plan,                                 3,282          9.48
                      345 Park Avenue, New York, NY 10154

                      Zurich Scudder Investments, Inc.,
                      f.b.o. Ida Chmielski, 345 Park Avenue, New York, NY                                      2,628          7.59
                      10154

                      Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,        2,599          7.50
                      Jacksonville, FL 32246

                      The Estonian Students Fund, Inc., 479 King Road, West Glover, VT 05875                   2,292          6.61

                      E*Trade Securities, f.b.o. James Turner, P.O. Box 989030, Sacramento, CA 95798           2,047          5.91

                      LINSCO/Private Ledger Corp., f.b.o. customers,                                           1,860          5.37
                      9785 Towne Center Drive, San Diego, CA 92121


Scudder Dividend &    Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,        9,491         20.42
 Growth Fund, Class B Jacksonville, FL 32246

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     5,365         11.54

                      Zurich Scudder Investments, Inc., f.b.o. Royal Plastics, Inc. 401(k) Plan,               4,777         10.28
                      345 Park Avenue, New York, NY 10154


                      PaineWebber Inc., 1000 Harbor Blvd., Weehawken, NJ 07087                                 4,646          9.99

                      Zurich Scudder Investments, Inc., f.b.o. Scott Davis,                                    3,345          7.39
                      345 Park Avenue, New York, NY 10154

                      Scudder Trust Company, Custodian for Madelon Logan, IRA,                                 3,429          7.37
                      P.O. Box 957, Salem, NH 03079

                                                                                                               Number of  Percent of
Fund Name and Class                              Name and Address of Beneficial Owner                           Shares      Shares
-------------------                              ------------------------------------                          ---------  ----------

Scudder Dividend &    Zurich Scudder Investments, Inc., f.b.o. Pension Consulting Services, 345 Park Avenue,      7,792        42.65
 Growth Fund, Class C New York, NY 10154

                      Donaldson, Lufkin & Jenrette, f.b.o. customers,                                             4,645        25.42
                      P.O. Box 2052, Jersey City, NJ 07303

                      Zurich Scudder Investments, Inc., f.b.o. James Carson,                                      2,550        13.95
                      345 Park Avenue, New York, NY 10154

                      Zurich Scudder Investments, Inc., f.b.o. Fred Asmus, IRA,                                   2,253        12.33
                      345 Park Avenue, New York, NY 10154

Scudder Emerging      Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                            409,710         8.66
 Markets Growth Fund,
 Class S              State Street Bank and Trust Company, Custodian for Scudder Pathway Series: Growth         238,446         5.04
                      Portfolio, 1 Heritage Drive, Quincy, MA 02171

Scudder Emerging      Scudder Trust Company, f.b.o. Joseph Spence, IRA,                                           1,093         5.79
 Markets Growth Fund, P.O. Box 957, Salem, NH 03079
 Class AARP
                      Zurich Scudder Investments, Inc., f.b.o. Michael Barnes,                                    1,078         5.71
                      345 Park Avenue, New York, NY 10154

                      Scudder Trust Company, f.b.o. Rose Grossman, IRA,                                           1,040         5.51
                      P.O. Box 957, Salem, NH 03079

Scudder Dividend &    Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,           9,491        20.42
 Growth Fund, Class B Jacksonville, FL 32246

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        5,365        11.54

                      Zurich Scudder Investments, Inc., f.b.o. Royal Plastics, Inc. 401(k)Plan,                   4,777        10.28
                      345 Park Avenue, New York, NY 10154

                                                                                                              Number of  Percent of
Fund Name and Class                            Name and Address of Beneficial Owner                            Shares      Shares
-------------------                            ------------------------------------                           ---------  ----------

                      PaineWebber Inc., 1000 Harbor Blvd., Weehawken, NJ 07087                                   4,646         9.99

                      Zurich Scudder Investments, Inc., f.b.o. Scott Davis, 345 Park Avenue, New York, NY        3,345         7.39
                      10154

                      Scudder Trust Company, Custodian for Madelon Logan, IRA, P.O. Box 957, Salem, NH           3,429         7.37
                      03079

Scudder Dividend &    Zurich Scudder Investments, Inc., f.b.o. Pension Consulting Services, 345 Park Avenue,     7,792        42.65
 Growth Fund, Class C New York, NY 10154

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303       4,645        25.42

                      Zurich Scudder Investments, Inc., f.b.o James Carson, 345 Park Avenue, New York, NY        2,550        13.95
                      10154

                      Zurich Scudder Investments, Inc., f.b.o. Fred Asmus, IRA, 345 Park Avenue, New York, NY    2,253        12.33
                      10154

Scudder Emerging      Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                           409,710         8.66
 Markets Growth Fund,
 Class S

                      State Street Bank and Trust Company, Custodian for Scudder Pathway Series; Growth        238,446         5.04
                      Portfolio, 1 Heritage Drive, Quincy, MA 02171

Scudder Emerging      Zurich Scudder Investments, Inc., f.b.o. Clayton Wilson, 345 Park Avenue, New York, NY     3,220        17.06
 Markets Growth Fund, 10154
 Class AARP
                      Everen Clearing Corp., Custodian, f.b.o. IRA, 10700 Wheat First Drive, Glen Allen, VA      1,760         9.32
                      23060

                      Scudder Trust Company, f.b.o. Joseph Spence, IRA, P.O. Box 957, Salem, NH 03079            1,093         5.79

                      Zurich Scudder Investments, Inc., f.b.o. Michael Barnes, 345 Park Avenue, New York, NY     1,078         5.71
                      10154

                                                                                                               Number of Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                            Shares     Shares
-------------------                             ------------------------------------                           --------- ----------

                      Zurich Scudder Investments, Inc., f.b.o. Janice Whiting, 345 Park Avenue, New York, NY     1,049         5.55
                      10154

                      Scudder Trust Company, f.b.o. Rose Grossman, IRA, P.O. Box 957, Salem, NH 03079            1,040         5.51

Scudder Emerging      Scudder Trust Company, Custodian f.b.o. Glen Maerten, IRA, P.O. Box 957, Salem, NH        67,892        46.60
 Markets Growth Fund, 03079
 Class A

                      FTC & Company, P.O. Box 173736, Denver, CO 80217                                          37,251        25.57

                      Scudder Trust Company, Custodian f.b.o. Mary Maerten, IRA, P.O. Box 957, Salem, NH        11,808         8.10
                      03079

Scudder Emerging      Southwest Securities, Custodian f.b.o. customers, P.O. Box 509002, Dallas, TX 75250        1,813        22.96
 Markets Growth Fund,
 Class B              Raymond James & Associates, Custodian for, IRA, P.O. Box 12749, St. Petersburg, FL 33733   1,537        19.47

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY      1,497        18.93
                      10281

                      Scudder Trust Company, Custodian f.b.o. Tom Barden, IRA, P.O. Box 957, Salem, NH             734         9.30
                      03079

                      Scudder Trust Company, Custodian f.b.o. Marjorie Pena, IRA, P.O. Box 957, Salem, NH          695         8.81
                      03079

                      Scudder Trust Company, Custodian f.b.o. Dorinda Mabry, IRA, P.O. Box 957, Salem, NH          426         5.40
                      03079 Salem, NH 03079

Scudder Emerging      Scudder Trust Company, Custodian f.b.o. Katherine Gorten, IRA, P.O. Box 957, Salem, NH    11,225        89.11
 Markets Growth Fund, 03079
 Class C

                                                                                                                Number of Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                             Shares     Shares
-------------------                             ------------------------------------                            --------- ----------

                      Scudder Trust Company, Custodian f.b.o. Alfrida Pellicori, IRA, P.O. Box 957, Salem, NH         844       6.69
                      03079

Scudder Emerging      Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                            3,028,856      19.38
 Markets Income Fund,
 Class S

Scudder Emerging      Zurich Scudder Investments, Inc., for Chester and Mildred Licking, Trustees for Mildred      38,076       5.33
 Markets Income Fund, Licking Living Trust, 345 Park Avenue, New York, NY 10154
 Class AARP

Scudder Emerging      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303            204      36.62
 Markets Income Fund,
 Class B              Prudential Securities, Inc., f.b.o. IRA, 1 New York Plaza, New York, NY 10004                   204      36.62

                      Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                           131      23.47

Scudder Emerging      Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                           131      92.90
 Markets Income Fund,
 Class C              Kemper Service Company Audit Account, 811 Main Street, Kansas City, MO 64105                      8       5.24

Scudder Global Bond   Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                            1,597,286      11.05
 Fund, Class S

Scudder Global Bond   Scudder Trust Company, f.b.o. Leon Dennison, IRA, P.O. Box 957, Salem, NH 03079              10,709      14.08
 Fund, Class AARP

                      Scudder Trust Company, f.b.o. Michael O'Connor, IRA, P.O. Box 957, Salem, NH 03079            7,721      10.15

                      Zurich Scudder Investments, Inc., f.b.o. Saul and Rosalyn Schneidlinger, 345 Park Avenue,     7,551       9.93
                      New York, NY 10154

                                                                                                           Number of Percent of
Fund Name and Class                          Name and Address of Beneficial Owner                           Shares     Shares
-------------------                          ------------------------------------                          --------- ----------

                    Scudder Trust Company, f.b.o. Barbara Kress, IRA, P.O. Box 957, Salem, NH 03079           6,759        8.89

                    Scudder Trust Company, f.b.o. Sandra O'Connor, IRA, P.O. Box 957, Salem, NH 03079         5,030        6.61

Scudder Global Bond First Clearing Corporation, f.b.o. customers, 10700 Wheat First Drive, Glen Allen, VA   432,411       11.23
 Fund, Class A      23060

                    Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,        27,630        6.75
                    Jacksonville, FL 32246

                    Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     26,016        6.36

                    National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY   226,681        5.89
                    10281

Scudder Global Bond Raymond James & Associates, Inc, f.b.o. customers, P.O. Box 12749, St. Petersburg, FL    33,781       23.73
 Fund, Class C      12749

                    National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    25,812       18.13
                    10281

Scudder Global      Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                          853,724        5.73
 Discovery Fund,
  Class S           Fidelity Investments Institutional Operations Company, 100 Magellan Way, Covington, KY  804,182        5.40
                    41015

Scudder Global      Zurich Scudder Investments, Inc., f.b.o. Kenneth and Bernice Martin, 345 Park Avenue,     1,951       12.11
 Discovery Fund,    New York, NY 10154
 Class AARP

Scudder Global      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    320,806        6.94
 Discovery, Class A

                                                                                                             Number of Percent of
Fund Name and Class                          Name and Address of Beneficial Owner                             Shares     Shares
-------------------                          ------------------------------------                            --------- ----------

                     National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY     270,256    5.85
                     10281

                     Scudder Trust Company, Trustee for Credence Systems Corp. Retirement and Savings 401(k)   241,043    5.22
                     Plan

Scudder Global       Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303      447,762   15.41
 Discovery Fund,
 Class B             National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY     206,546    7.11
                     10281

Scudder Global       National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY      76,675    8.14
 Discovery Fund,     10281
  Class C
                     Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303       47,273    5.02

Scudder Global Fund, Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                          4,561,076   10.10
 Class S

Scudder Global Fund, Sterling Trust Company, Custodian f.b.o. Customers, P.O. Box 2518, Waco, TX 76702          12,529    5.73
 Class B

                     Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303       29,914    5.40

Scudder GNMA Fund,   State Street Bank and Trust Company, Custodian for Scudder Pathway Series; Balanced     1,533,313    5.67
 Class S             Portfolio, 1 Heritage Drive, Quincy, MA 02171

Scudder Gold Fund,   Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                          2,415,917   17.81
  Class S

                                                                                                               Number of  Percent of
Fund Name and Class                        Name and Address of Beneficial Owner                                 Shares      Shares
-------------------                        ------------------------------------                                ---------  ----------

Scudder Gold Fund,       Scudder Trust Company, f.b.o. Norman Ambrosini, IRA, P.O. Box 957, Salem, NH 03079     15,663       8.49
 Class AARP

                         Zurich Scudder Investments, Inc., f.b.o. Walter Krug, 345 Park Avenue, New York, NY    14,111       7.65
                         10154

                         Scudder Trust Company, f.b.o. John Pickard, IRA, P.O. Box 957, Salem, NH 03079         12,924       7.00

                         Scudder Trust Company, f.b.o. Patrick L. Thompson, IRA, P.O. Box 957, Salem, NH 03079  12,013       6.51

                         Zurich Scudder Investments, Inc., f.b.o. Harold Puckett and Lois Simpson, 345 Park     11,913       6.45
                         Avenue, New York, NY 10154

                         Scudder Trust Company, f.b.o. Ronald Fawcett, IRA, P.O. Box 957, Salem, NH 03079        9,584       5.19

Scudder Gold Fund,       Zurich Scudder Investments, Inc., f.b.o. McClure Engineering Associates 401(k) Plan,   12,726       6.89
  Class A                345 Park Avenue, New York, NY 10154

                         Zurich Scudder Investments, Inc., f.b.o. Overland Data Center 401(k) Plan,              2,971       6.89
                         345 Park Avenue, New York, NY 10154

                         Dreyfus Investment Services Corporation, f.b.o. customers, Mellon Bank Center,          2,847       6.60
                         Pittsburgh, PA 15259

                         Zurich Scudder Investments, Inc., f.b.o. Douglas and Leann Homer, 345 Park Avenue,      2,819       6.54
                         New York, NY 10154

                         Prudential Securities, Inc., f.b.o. customers, 1 New York Plaza, New York, NY 10004     2,580       5.98

                         Zurich Scudder Investments, Inc., f.b.o. Chappell Studio, Inc. 401(k) Plan, 345 Park    2,239       5.19
                         Avenue, New York, NY 10154

                                                                                                               Number of  Percent of
Fund Name and Class                      Name and Address of Beneficial Owner                                   Shares      Shares
-------------------                      ------------------------------------                                  ---------  ----------

Scudder Gold Fund,     Southwest Securities, f.b.o. customers, P.O. Box 509002, Dallas, TX 75250                  25,189    29.33
  Class B
                       Prudential Securities, f.b.o. customers, 1 New York Plaza, New York, NY 10004               8,506    10.76

                       Scudder Trust Company, Custodian for Paul Barr, IRA, P.O. Box 957, Salem, NH 03079          5,978     7.56

                       Zurich Scudder Investments, Inc., f.b.o. James and Barbara French, 345 Park Avenue,         5,109     7.56
                       New York, NY 10154

                       Scudder Trust Company, Custodian for Progressive Lawyer Services, Robert Layton, IRA,       5,467     6.91
                       P.O. Box 957, Salem, NH 03079

                       CIBC World Markets Corp., P.O. Box 3484, New York, NY 10154                                 5,180     6.55

                       Zurich Scudder Investments, Inc., f.b.o. Kendricks & Associates, Inc. 401(k) Plan,          4,890     6.18
                       345 Park Avenue, New York, NY 10154

Scudder Gold Fund,     Scudder Trust Company, Custodian for John Burton, IRA, P.O. Box 957, Salem, NH 03079        4,383    53.40
  Class C

                       Scudder Trust Company, Custodian for Alan Evenson, IRA, P.O. Box 957, Salem, NH               730     8.89
                       03079

                       Scudder Trust Company, Custodian for Darryl Bingham, IRA, P.O. Box 957, Salem, NH             588     7.17
                       03079

                       Zurich Scudder Investments, Inc., f.b.o. Dugmore and Duncan 401(k) Plan, 345 Park             535     6.52
                       Avenue, New York, NY 10154

Scudder Greater Europe Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                          6,275,640    20.48
 Growth Fund Class S
                       Fidelity Investments Institutional Operations Company, 100 Magellan Way, Covington, KY  2,307,316     7.53
                       41015

                       Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,       1,862,687     6.07
                       Jacksonville, FL 33246

                                                                                                             Number of Percent of
Fund Name and Class                            Name and Address of Beneficial Owner                           Shares     Shares
-------------------                            ------------------------------------                          --------- ----------

Scudder Greater Europe FTC & Company, P.O. Box 173736, Denver, CO 80217                                        8,492     20.43
 Growth Fund, Class A

                       Reid & Associates Profit Sharing Plan, 209 Wolf Road, Albany, NY 12205                  5,487     13.20

                       National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY   4,531     10.90
                       10281

                       Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    4,407     10.60

                       LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA   2,476      5.96
                       92121

                       Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,       2,391      5.75
                       Jacksonville, FL 33246

                       Zurich Scudder Investments, Inc., f.b.o. Lloyd and Hilary Cohen, 345 Park Avenue, New   2,256      5.42
                       York, NY 10154

Scudder Greater Europe A.G. Edwards & Sons, Inc., f.b.o. customers, St. Louis, MI 63103                        4,206     47.69
 Growth Fund, Class B
                       Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    1,810     20.53

                       Parker Hunter, Inc., f.b.o. customers, 48 Barrows Road, Wheeling, WV 26003              1,270     14.40

Scudder Greater Europe Scudder Trust Company, Custodian for Katherine Gorten, IRA, P.O. Box 957, Salem, NH     8,805     73.23
 Growth Fund, Class C  03079

                       National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY     888      7.38
                       10281

                       LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA     644      5.35
                       92121


                                                                                                               Number of Percent of
Fund Name and Class                           Name and Address of Beneficial Owner                              Shares     Shares
-------------------                           ------------------------------------                             --------- ----------

Scudder Growth and    Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                           8,487,178    5.06
 Income Fund, Class S

Scudder Growth and    National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY       58,033    8.46
 Income Fund, Class B 10281

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        45,579    6.64

Scudder Growth and    Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,           11,686    5.63
 Income Fund, Class C Jacksonville, FL 32246

Scudder Health Care   Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                             894,757   10.45
 Fund, Class S

Scudder Health Care   Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        96,501   12.85
 Fund, Class A
                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    2,226,940    9.59
                      10281

Scudder Health Care   Scudder Trust Company, Trustee for Jacqueline Campbell, IRA, P.O. Box 957, Salem, NH           600   93.34
 Fund, Class I        03079

                      Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                           42    6.65

Scudder Health Care   Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        54,861   10.63
 Fund, Class B
                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY       50,367    9.76
                      10281

Scudder Health Care   Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        37,985   19.11
 Fund, Class C

                                                                                                              Number of   Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                           Shares       Shares
-------------------                             ------------------------------------                          ---------   ----------

                        LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA    20,325      10.22
                        92121

Scudder High-Yield      Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                        1,435,925      11.24
 Opportunity Fund,
 Class S

Scudder High-Yield      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    150,097      14.33
 Opportunity Fund,
 Class A
                        National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    71,104       6.79
                        10281

                        Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                    56,276       5.37

                        Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                    53,092       5.07

Scudder High-Yield      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    361,788      34.85
 Opportunity Fund,
 Class B
                        First Clearing Corp., f.b.o. customers, 10700 Wheat First Drive, Glen Allen, VA 23060    92,706       8.93

Scudder High-Yield      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     69,403      30.84
 Opportunity Fund,
 Class C
                        National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    48,456      21.53
                        10281

                        Prudential Securities, f.b.o. IRA, 1 New York Plaza, New York, NY 10154                  12,450       5.53

Scudder High-Yield Tax- Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                        4,708,510      10.91
 Free Fund, Class S

                                                                                                              Number of   Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                           Shares       Shares
-------------------                             ------------------------------------                          ---------   ----------

Scudder High-Yield Tax- National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY  733,727       21.24
 Free Fund, Class A     10281

                        Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303   539,527       17.18

                        LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA  432,639       12.52
                        92121

                        BHC Securities, for the benefit of customers, One Commerce Square, Philadelphia, PA    221,079        6.40
                        19103

Scudder High-Yield Tax- National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY  273,255       17.78
 Free Fund, Class B     10281

                        Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,        230,215       14.98
                        Jacksonville, FL 32246

                        Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    85,125        5.54

Scudder High-Yield Tax- LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA  100,826       10.37
 Free Fund, Class C     92121

Scudder High-Yield Tax- BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103          169,373       11.02
 Free Fund, Class B

Scudder High-Yield Tax- National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY  144,242       14.84
 Free Fund, Class C     10281

                        Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    58,723        6.04

Scudder High-Yield Tax- Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,         90,410        9.30
 Free Fund, Class B     Jacksonville, FL 32246

                                                                                                            Number of   Percent of
Fund Name and Class                              Name and Address of Beneficial Owner                        Shares       Shares
-------------------                              ------------------------------------                       ---------   ----------

Scudder High-Yield Tax- BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103         139,038     14.31
 Free Fund, Class C

                        Legg, Mason, Wood and Walker, Inc., f.b.o. customers, P.O. Box 1476,                   68,359      7.03
                        Baltimore, MD 21202

Scudder Income Fund,    National Financial Services Corp., f.b.o. customers, 200 Liberty Street,               96,501     12.85
 Class S                New York, NY 10281

                        State Street Bank and Trust Company, Custodian for Scudder Pathway Series;          5,646,718     10.60
                        Balanced Portfolio, 1 Heritage Drive, Quincy, MA 02171

                        State Street Bank and Trust Company, Custodian for Scudder Pathway Series;          3,494,650      6.56
                        Conservative Portfolio, 1 Heritage Drive, Quincy, MA 02171

Scudder Income Fund,    Zurich Scudder Investments, Inc. Profit Sharing Plan, P.O. Box 957, Salem,            892,548     73.30
 Class I                NH 03079

                        Scudder Trust Company, f.b.o. Zurich Kemper Investments Profit Sharing Plan,          172,174     14.13
                        P.O. Box 957, Salem, NH 03079

                        Scudder Trust Company, Custodian f.b.o. Sherman Telleen, IRA, P.O. Box 957,           121,054      9.94
                        Salem, NH 03079

Scudder Income Fund,    Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City,           759,800     13.61
 Class B                NJ 07303

                        National Financial Services Corp., f.b.o. customers, 200 Liberty Street,              497,539      8.91
                        New York, NY 10281

                        Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,       380,633      6.81
                        Jacksonville, FL 32246

                        BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103         296,602      5.31

                                                                                                             Number of    Percent of
Fund Name and Class                  Name and Address of Beneficial Owner                                     Shares        Shares
-------------------                  ------------------------------------                                    ---------    ----------

Scudder Income Fund,  Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,           186,798      9.89
 Class C              Jacksonville, FL 32246

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 0730       169,692      8.99

Scudder International Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                         10,880,309     15.04
 Fund, Class S

Scudder International Bear Stearns & Company, f.b.o. customers, 245 Park Avenue, New York, NY 10167             521,278      6.89
 Fund, Class A

                      Scudder Trust Company, Trustee for Durrell Corporation Retirement and Savings             391,574      5.18
                      and 401(k) Plan, P.O. Box 957, Salem, NH 03079

Scudder International Zurich Scudder Investments, Inc. Profit Sharing Plan, 345 Park Avenue, New York, NY       394,705     74.84
 Fund, Class I        10154

                      Scudder Trust Company, f.b.o. Zurich Scudder Investments, Inc. Supplemental Profit        116,650     22.11
                      Sharing Plan, P.O. Box 957, Salem, NH 03079

Scudder International Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303       59,881      7.72
 Fund, Class C

                      Merrill, Lynch, Pierce, Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,          57,529      7.41
                      Jacksonville, FL 32246

                      Banc One Securities Corp., f.b.o. The One Select Portfolio, 1111 Polaris Parkway,          54,195      6.98
                      Columbus, OH 43240

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street,                   41,016      5.28
                      New York, NY 10281

Scudder Large Company State Street Bank & Trust Co., Custodian for Scudder Pathway Series:                    1,636,957      5.36
 Growth, Class S      Growth Portfolio, One Heritage Dr. # P5S, Quincy MA 02171

                                                                                                           Number of    Percent of
Fund Name and Class          Name and Address of Beneficial Owner                                           Shares        Shares
-------------------          ------------------------------------                                          ---------    ----------

Scudder Large Company Zurich Scudder Investments, Inc. f.b.o. Elmer T Rosen, Rev. Living Trust,              18,208        5.31
 Growth, Class AARP   345 Park Avenue, New York, NY 10154

Scudder Large Company Scudder Trust Company, Trustee for Durrell Corporation Retirement and Savings         280,036       22.63
 Growth Fund, Class A and 401(k) Plan, P.O. Box 957, Salem, NH 03079

                      Scudder Trust Company, f.b.o. IBEW Local Union #252 Contribution and                  139,939        5.46
                      401(k) Plan, P.O. Box 957, Salem, NH 03079

Scudder Large Company Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                      30       79.01
 Growth Fund, Class I
                      Scudder Trust Company, Trustee for John Turco, IRA, P.O. Box 957, Salem, NH 03079           8       20.98

Scudder Large Company LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive,                 9,643       11.36
 Growth Fund, Class B San Diego, CA 92121

                      Primevest Financial Services, f.b.o. customers, P.O. Box 283, St. Cloud, MN 56302       9,590       11.30

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street,                7,219        8.51
                      New York, NY 10281

                      Zurich Scudder Investments, Inc., f.b.o. Christopher O'Rouke Profit Sharing Plan,       5,446        6.42
                      345 Park Avenue, New York, NY 10154

                      First Clearing Corporation, f.b.o. customers, 10700 Wheat First Drive,                  4,668        5.50
                      Glen Allen, VA 23060

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    4,436        5.23

Scudder Large Company Zurich Scudder Investments, Inc. f.b.o. Rite Temp Manufacturing, Inc.,                  3,234        6.64
 Growth Fund, Class C 345 Park Avenue, New York, NY 10154

                      BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103           2,509        5.15

                                                                                                          Number of     Percent of
Fund Name and Class                        Name and Address of Beneficial Owner                            Shares         Shares
-------------------                        ------------------------------------                           ---------     ----------

Scudder Large Company Scudder Trust Company, Trustee for Durrell Corp. Retirement and Savings             1,095,952       25.35
 Value Fund, Class A  401(k) Plan, P.O. Box 957, Salem, NH 03079

Scudder Large Company Zurich Scudder Investments, Inc. Profit Sharing Plan, 345 Park Avenue,              1,065,321       85.96
 Value Fund, Class I  New York, NY 10154

                      Zurich Scudder Investments, Inc. Money Purchase Plan, 345 Park Avenue,                126,642       10.21
                      New York, NY 10154

Scudder Large Company Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City,           124,541        8.24
 Value Fund, Class B  NJ 07303

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street,              116,856        7.73
                      New York, NY 10281

                      LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive,                98,455        6.51
                      San Diego, CA 92121

Scudder Latin America Scudder Trust Company, f.b.o. William Wood, IRA, P.O. Box 957, Salem, NH 03079            587        5.69
 Fund, Class AARP

                      Zurich Scudder Investments, Inc., f.b.o. Joseph and Marianne Martinez,                    561        5.44
                      345 Park Avenue, New York, NY 10154

Scudder Latin America National Financial Services Corp., f.b.o. customers, 200 Liberty Street,              140,956       98.26
 Fund, Class A        New York, NY 10281

Scudder Latin America Raymond James & Associates, Custodian for, IRA, P.O. Box 12749, St. Petersburg,            82       30.90
 Fund, Class B        FL 33733

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street,                   58       21.75
                      New York, NY 10281

                      Primevest Financial Services, Custodian for, IRA, P.O. Box 283, St. Cloud, MO 56301        51       19.19

                                                                                                               Number of  Percent of
Fund Name and Class                                Name and Address of Beneficial Owner                         Shares      Shares
-------------------                                ------------------------------------                        ---------  ----------

                        Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                         47     17.61

                        Zurich Scudder Investments, Inc., f.b.o. John and Gwenn Carbone, 345 Park Avenue,             17      6.20
                        New York, NY 10154

Scudder Latin America   Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                         47     85.58
 Fund, Class C
                        Kemper Service Company Audit Account, 811 Main Street, Kansas City, MO 64105                   6     12.52

Scudder Massachusetts   Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                         2,080,495      6.12
 Tax-Free Fund, Class S

Scudder Massachusetts   Zurich Scudder Investments, Inc., f.b.o. Joseph and Elinor O'Neill,                       18,602     14.77
 Tax-Free Fund,         2 International Place, Boston, MA 02110
 Class AARP
                        Zurich Scudder Investments, Inc., for Janet Murphy, Trustee for Willett                   16,936     13.45
                        Family Trust, 2 International Place, Boston, MA 02110

                        Zurich Scudder Investments, Inc., f.b.o. Sat and Satya Khanna,                             7,486      5.94
                        2 International Place, Boston, MA 02110

                        Zurich Scudder Investments, Inc., f.b.o. Jean C. Hewitt, Trustee for Jean                 7,002       5.56
                        Hewitt Trust, 2 International Place, Boston, MA 02110

Scudder Massachusetts   Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     147,451     77.08
 Tax-Free Fund, Class A
                        LINSCO/Private Ledger Corp., 9785 Towne Center Drive, San Diego, CA 92121                 13,653      7.13

Scudder Massachusetts   National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY     17,981     18.65
 Tax-Free Fund, Class B 10281

                        Zurich Scudder Investments, Inc., f.b.o. Roger Guyott, 345 Park Avenue, New York, NY      15,603     16.18
                        10154

                                                                                     Number of     Percent of
Fund Name and Class           Name and Address of Beneficial Owner                     Shares         Shares
-------------------           ------------------------------------                   ---------     ----------

                       LINSCO/Private Ledger Corp., f.b.o. customers,
                       9785 Towne Center Drive, San Diego, CA 92121                      8,099           8.39


                       Zurich Scudder Investments, Inc., f.b.o. Marie Dunleavy,
                       345 Park Avenue, New York, NY 10154                               8,019           8.31


                       Zurich Scudder Investments, Inc., f.b.o. Ida Demers,
                       345 Park Avenue, New York, NY 10154                               7,945           8.24


                       Zurich Scudder Investments, Inc., f.b.o. Richard and
                       Marjorie Healy, 345 Park Avenue, New York, NY 10154               7,012           7.27


                       US Clearing Corp., f.b.o. customers, 26 Broadway,
                       New York, NY 10004                                                6,724           6.97

                       Zurich Scudder Investments, Inc., f.b.o. Sally Jamoozian,
                       345 Park Avenue, New York, NY 10154                               5,456           5.66


Scudder Massachusetts  LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne        12,169          75.49
 Tax-Free Fund,        Center Drive, San Diego, CA 92121
 Class C

                       Donaldson, Lufkin & Jenrette, f.b.o. customers,
                       P.O. Box 2052, Jersey City, NJ 07303                              2,741          16.97

Scudder Managed        Charles Schwab, 101 Montgomery Street, San Francisco,
 Municipal Bonds,      CA 94101                                                      6,225,561          12.16
 Class S


Scudder Managed        First Clearing Corp., f.b.o. customers, 10700 Wheat First
 Municipal Bonds,      Drive, Glen Allen, VA 23060                                  21,379,398           7.86
 Class A


Scudder Managed        National Financial Services Corp., f.b.o. customers, 200
 Municipal Bonds,      Liberty Street, New York, NY 10281                              816,139          10.96
 Class B


                                                          Number of Percent of
 Fund Name and Class Name and Address of Beneficial Owner  Shares     Shares
 ------------------- ------------------------------------ --------- ----------


                       Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303         746,154 10.02

                       BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103                496,995  6.68

                       First Clearing Corp., f.b.o. customers, 10700 Wheat First Drive, Glen Allen, VA 23060        433,014  5.82

Scudder Managed        National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY        127,812  9.92
 Municipal Bonds,      10281
 Class C
                       First Clearing Corp., f.b.o. customers, 10700 Wheat First Drive, Glen Allen, VA 23060        127,521  9.90

                       BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103                106,699  8.28

                       Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,              104,391  8.10
                       Jacksonville, FL 32246

                       Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303          77,850  6.04

                       LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA         65,407  5.07
                       92121

Scudder Medium-Term    Charles Schwab, 101 Montgomery Street, San Francisco, CA 94101                             5,371,964 10.50
Tax-Free Fund, Class S

Scudder Medium-Term    Zurich Scudder Investments, Inc., f.b.o. Jerome and Marlene DuPuis, 2 International Place,    14,366  7.38
 Tax-Free Fund, Class  Boston, MA 02110
 AARP

                       Zurich Scudder Investments, Inc., for Eric, R. Kirk and F. Scott Seiler, Trustees for         13,909  7.15
                       Catherine Seiler Trust, 2 International Place, Boston, MA 02110

                                                                                       Number of      Percent of
Fund Name and Class            Name and Address of Beneficial Owner                     Shares          Shares
-------------------            ------------------------------------                    ---------      ----------

                       Zurich Scudder Investments, Inc., f.b.o. Joseph McGee,
                       2 International Place, Boston, MA 02110                           12,962            6.66


                       Zurich Scudder Investments, Inc., for Ernest and Maxine
                       Crook, Trustees for Crook Family Trust,
                       2 International Place, Boston, MA 02110                           10,815            5.55

                       Zurich Scudder Investments, Inc., for Joseph Mirabella
                       and Harriet Ann Swanson Mirabella,
                       Trustees for Mirabella Family Living Trust,
                       2 International Place, Boston, MA 02110                            9,783            5.02

Scudder Medium-Term    National Financial Services Corp., f.b.o. customers, 200
 Tax-Free Fund,        Liberty Street, New York, NY 10281                               322,062           17.42
 Class A
                       First Clearing Corp., f.b.o. customers, 10700 Wheat First
                       Drive, Glen Allen, VA 23060                                      128,507            6.95

                       Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers,
                       4800 Deer Lake Drive,Jacksonville, FL 32246                      121,489            6.57

                       National Financial Services Corp., f.b.o. customers, 200
                       Liberty Street, New York, NY 10281                               113,042            6.11

                       Zurich Scudder Investments, Inc., f.b.o. GK Enterprises,
                       345 Park Avenue, New York, NY 10154                              111,581            6.03


Scudder Medium-Term    National Financial Services Corp., f.b.o. customers, 200
 Tax-Free Fund,        Liberty Street, New York, NY 10281                                73,935           16.88
 Class B
                       Zurich Scudder Investments, Inc., f.b.o. Elsie Viles, 345
                       Park Avenue, New York, NY 10154                                   53,833           12.29

                       Zurich Scudder Investments, Inc., f.b.o. Jacqueline
                       Burnett, 345 Park Avenue, New York, NY 10154                      30,111            6.87

                       McDonald Investments, f.b.o. customers, 4900 Tiedeman
                       Road, Brooklyn, OH 44144                                          29,196            6.66

                                                                                         Number of    Percent of
Fund Name and Class                Name and Address of Beneficial Owner                   Shares        Shares
-------------------                ------------------------------------                  ---------    ----------

                       Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers,
                       4800 Deer Lake Drive, Jacksonville, FL 32246                        26,875          6.13

Scudder Medium-Term    Smith Barney, Inc., f.b.o. customers, 333 W. 34th Street,
 Tax-Free Fund,        New York, NY 10001                                                  53,343         23.10
 Class C
                       Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers,
                       4800 Deer Lake Drive, Jacksonville, FL 32246                        44,008         19.05

                       A.G. Edwards & Sons, Inc., f.b.o. customers, St. Louis,
                       MO 63103                                                            24,047         10.41

                       National Financial Services Corp., f.b.o. customers, 200
                       Liberty Street, New York, NY 10281                                  17,350          7.51

Scudder Money Market   Bowen David & Company, Boston, MA                              514,832,559         10.30
 Series: Institutional
 Shares                Zurich American Life Insurance Company, 1400 American
                       Lane, Schaumburg, IL 60196                                     443,894,582          8.88

Scudder Money Market   Turtle & Company, Sweep Account, P.O. Box 9427, Boston,
 Series: Managed       MA 02209                                                       196,706,531         29.75
 Shares
                       Saturn & Company, 200 Clarendon Street, Boston, MA 02116       132,319,517         20.01

                       Wilmington Trust Company, 1100 North Market Street,
                       Wilmington, DE 19890                                           108,901,187         16.47

                       Citibank Private Banking, 333 W. 34th Street, New York,
                       NY 10001                                                        53,709,843          8.12

                       Hare & Company, 1 Wall Street, New York, NY 10005               48,346,147          7.31

Scudder Pacific        Charles Schwab, 101 Montgomery Street, San Francisco,              761,563          8.74
 Opportunities Fund,   CA 94101
 Class S

Scudder Pacific        Scudder Trust Company, f.b.o. Robert Damm, IRA, P.O. Box             1,433         14.30
 Opportunities Fund,   957, Salem, NH 03079
 Class AARP
                       Scudder Trust Company, f.b.o. Paul Derringer, IRA, P.O.              1,230         12.27
                       Box 957, Salem, NH 03079

                                                                                                              Number of  Percent of
Fund Name and Class               Name and Address of Beneficial Owner                                          Shares      Shares
-------------------               ------------------------------------                                        ---------  ----------

                         Zurich Scudder Investments, Inc., f.b.o. Robert and Judy Damm, 345 Park Avenue, New        959      9.57
                         York, NY 10154

                         Zurich Scudder Investments, Inc., f.b.o. George and Dorothy Mesaros, 345 Park Avenue,      845      8.43
                         New York, NY 10154

                         Scudder Trust Company, f.b.o. John Tillisch, IRA, P.O. Box 957, Salem, NH 03079            502      5.00

Scudder Pacific          National Investor Services, f.b.o. customers, 55 Water Street, 32nd Floor, New York,    58,327      6.63
 Opportunities Fund,     NY 10041
 Class A

Scudder Pathway Series-- Scudder Trust Company, Trustee for IBEW Local #016 Annuity Plan, P.O. Box 957,         710,350     18.85
 Conservative Portfolio, Salem, NH 03079
 Class S
                         Union Bank, Trustee, nominee for select benefit omnibus account, P.O. Box 85484,       650,219     17.25
                         San Diego, CA 92186

Scudder Pathway Series-- Scudder Trust Company, Trustee for Community Health Systems 401(k) Retirement Plan,    368,876     41.16
 Conservative Portfolio, P.O. Box 957, Salem, NH 03079
 Class A

Scudder Pathway Series-- LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA   23,540     21.67
 Conservative Portfolio, 92121
 Class C
                         National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY   10,027      5.34
                         10281

                                                                                                              Number of  Percent of
Fund Name and Class                     Name and Address of Beneficial Owner                                   Shares      Shares
-------------------                     ------------------------------------                                  ---------  ----------

Scudder Pathway Series-- Scudder Trust Company, Trustee for Radio Flyer Employee Retirement Plan, P.O. Box 957,  471,214      5.26
 Growth Portfolio,       Salem, NH 03079
 Class S

Scudder Pathway Series-- Scudder Trust Company, Trustee for Community Health Systems 401(k) Retirement Plan,     504,458     29.18
 Growth Portfolio,       P.O. Box 957, Salem, NH 03079
 Class A

Scudder Pathway Series-- Scudder Trust Company, Trustee for Archdiocesan Pension Plan for Lay Employees,       1,599,531      7.80
 Moderate Portfolio,     P.O. Box, Salem, NH 03079
 Class S

Scudder Pathway Series-- Scudder Trust Company, Trustee for IRA of Arthur Valla, P.O. Box 957, Salem, NH 03079    29,324      8.38
 Moderate Portfolio,
 Class AARP
                         Scudder Trust Company, Trustee for IRA of Wilbur Wilson, P.O. Box 957, Salem,            22,544      6.44
                         NH 03079


Scudder Pathway Series-- Scudder Trust Company, Trustee for Durrell Corp. Retirement and Savings 401(k) Plan,  1,028,574     47.68
 Moderate Portfolio,     P.O. Box 957, Salem, NH 03079
 Class A

Scudder Pathway Series-- Zurich Scudder Investments, Inc., f.b.o. Dodge, Warren & Peters, Inc. 401(k) Plan,       37,631     15.06
 Moderate Portfolio,     345 Park Avenue, New York, NY 10154
 Class C
                         LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA    13,543      5.42
                         92121

Scudder S&P 500 Index    State Street Bank & Trust Co Custodian AARP Managed Investment Portfolio Diversified  3,128,687     12.25
 Fund, Class S           Growth, One Heritage Dr. # P5S, Quincy MA 02171

                         State Street Bank & Trust Co., Custodian for Scudder Pathway Series: Balanced         1,693,424      6.63
                         Portfolio,One Heritage Dr. # P5S, Quincy MA 02171

                         State Street Bank & Trust Co Custodian AARP Managed Investment Portfolio Diversified  1,315,166      5.15
                         Income, One Heritage Dr. # P5S, Quincy MA 02171

                                                                                                              Number of  Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                           Shares      Shares
-------------------                             ------------------------------------                          ---------  ----------

Scudder Select 1000   State Street Bank and Trust Company, Custodian for Scudder Pathway Series; Balanced       265,889     11.84
 Growth Fund, Class S Portfolio, 1 Heritage Drive, Quincy, MA 02171

Scudder Select 1000   Zurich Scudder Investments, Inc., f.b.o. Rahman and Tita Ali, 345 Park Avenue, New York,    8,549      5.57
 Growth Fund,         NY 10154
 Class AARP
                      Scudder Trust Company, Custodian for Joe Ragland, P.O. Box 957, Salem NH 03079              7,722      5.03

Scudder Select 1000   Zurich Scudder Investments, Inc., f.b.o. Francis Connolly, 345 Park Avenue, New York, NY    3,116     26.74
 Growth Fund, Class A 10154

                      Zurich Scudder Investments, Inc., f.b.o. Howard Hodel, 345 Park Avenue, New York, NY        2,660     22.83
                      1015

                      Scudder Trust Company, Custodian for Roth Doyle Bowling, IRA, P.O. Box 957, Salem NH        1,474     12.64
                      03079

                      Zurich Scudder Investments, Inc., f.b.o. Richard Thompson, 345 Park Avenue, New York,       1,449     12.42
                      NY 10154

                      First Trust Corporation, Trustee f.b.o. customers, P.O. Box 173301, Denver, CO 80217        1,301     11.16

                      Scudder Trust Company, Custodian for Michael Griffin, IRA, P.O. Box 957,                      598      5.13
                      Salem NH 03079

Scudder Select 1000   Radiology Consultants Profit Sharing Plan, 12 Camargo Pine Lane, Cincinnati, OH 45243       1,611     21.13
 Growth Fund, Class B
                      PaineWebber, f.b.o. IRA, 100 Harbor Blvd., Weehawken, NJ 07086                              1,587     20.81

                      First Trust Corporation, Trustee f.b.o. IRA, P.O. Box 173301, Denver, CO 80217              1,064     13.95

                                                                                                               Number of Percent of
Fund Name and Class                                Name and Address of Beneficial Owner                         Shares     Shares
-------------------                                ------------------------------------                        --------- ----------

                         Scudder Trust Company, Custodian for Sandra Rogers, IRA, P.O. Box 957, Salem NH             954    12.50
                         03079

                         Scudder Trust Company, Custodian for Kenneth Rogers, IRA, P.O. Box 957, Salem NH            812    10.64
                         03079

                         Zurich Scudder Investments, Inc., f.b.o. Rebecca Falsafi, 345 Park Avenue, New York, NY     426     5.59
                         10154

                         A.G. Edwards & Sons, Inc., Custodian for, IRA, Denair, CA 95316                             425     5.58

                         Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        382     5.01

Scudder Select 1000      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     27,916    89.24
 Growth Fund, Class C

                         Banc of America Securities, LLC, f.b.o. customers, 600 Montgomery Street, San Francisco,  2,047     6.54
                         CA 94111

Scudder Select 500 Fund, State Street Bank and Trust Company, Custodian for Scudder Pathway Series; Balanced     334,081     9.67
 Class S                 Portfolio, 1 Heritage Drive, Quincy, MA 02171

Scudder Select 500 Fund, Zurich Scudder Investments, Inc., f.b.o. Phyllis Messinger, 345 Park Avenue, New York,   22,101     9.74
 Class AARP              NY 10154

Scudder Select 500 Fund, National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    33,779    17.92
 Class A                 10281

                         Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     25,985    13.78

                         Bear Stearns & Company, f.b.o. customers, 245 Park Avenue, New York, NY 10167            13,474     7.14

Scudder Select 500 Fund, Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303     64,957    33.06
 Class B

                                                                                                               Number of  Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                            Shares      Shares
-------------------                             ------------------------------------                           ---------  ----------

                        National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    27,350     13.92
                        10281

                        Piper Jaffray, Inc., f.b.o. customers, 800 Nicollet Mall, Minneapolis, MN 55402          11,799      6.00

                        Zurich Scudder Investments, Inc. f.b.o. Charles Gregg, 345 Park Avenue, New York, NY     11,243      5.72
                        10154

Scudder Short Term Bond Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    849,826      7.56
 Fund, Class A

Scudder Short Term Bond Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,         267,866      9.58
 Fund, Class B          Jacksonville, FL 32246

                        National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY    78,509      9.29
                        10281

                        Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    214,344      7.67

Scudder Short Term Bond Zurich Scudder Investments, Inc., f.b.o. Leslie Cosich Trust, 345 Park Avenue,           86,838     10.27
 Fund, Class C          New York, NY 10154

                        Merrill, Lynch, Pierce, Fenner & Smith, f.b.o. customers, 4800 Deer Lake Drive,          79,132      9.36
                        Jacksonville, FL 32246

                        Zurich Scudder Investments, Inc., f.b.o. Joseph Valencik Trust, 345 Park Avenue,
                        New York, NY 10154                                                                       54,721      6.47


Scudder Small Company   State Street Bank & Trust Company, Custodian AARP Managed Investment Portfolio          355,346     13.57
 Stock, Class S         Diversified Growth, One Heritage Dr. # P5S, Quincy MA 02171

Scudder Small Company   Scudder Trust Company, Custodian for Nolan Bourgeois, IRA, P.O. Box 957, Salem, NH        3,811     25.70
 Stock Fund, Class A    03079

                                                                                                               Number of Percent of
Fund Name and Class                             Name and Address of Beneficial Owner                            Shares     Shares
-------------------                             ------------------------------------                           --------- ----------

                      Zurich Scudder Investments, Inc. f.b.o., Glennis Egger Trust, 345 Park Avenue, New York,   2,959      19.96
                      NY 10154

                      Zurich Scudder Investments, Inc., f.b.o. Ray and Agnes Hayes, 345 Park Avenue, New         1,396       9.41
                      York, NY 10154

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303       1,111       7.49

                      First Clearing Corporation, f.b.o. customers, 10700 Wheat First Drive, Glen Allen, VA        998       6.73
                      23060

                      Zurich Scudder Investments, Inc., f.b.o. Richard Colwell Trust, 345 Park Avenue, New         997       6.72
                      York, NY 10154

Scudder Small Company First Union National Bank, f.b.o., IRA, Philadelphia, PA 19119                               716      20.49
 Stock Fund, Class B

                      Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303         572      16.38

                      Scudder Trust Company, Custodian for Theresa Stuckey, IRA, P.O. Box 957, Salem, NH           466      13.33
                      03079

                      BHC Securities, f.b.o. customers, One Commerce Square, Philadelphia, PA 19103                403      11.52

                      Scudder Trust Company, Custodian for Charles Cunningham, IRA, P.O. Box 957, Salem,           216       6.20
                      NH 03079

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY        212       6.08
                      10281

                      Scudder Trust Company, Custodian for Teresa Roades, IRA, P.O. Box 957, Salem, NH             191       5.46
                      03079

                                                                                                               Number of Percent of
Fund Name and Class                            Name and Address of Beneficial Owner                             Shares     Shares
-------------------                            ------------------------------------                            --------- ----------

Scudder Small Company LINSCO/Private Ledger Corp., f.b.o. customers, 9785 Towne Center Drive, San Diego, CA         1,007   66.29
 Stock Fund, Class C  92121

                      A.G. Edwards & Sons, Inc., Custodian for, IRA, Wichita, KS 67226                                264   17.42

                      Zurich Scudder Investments, Inc., f.b.o. Bruce Koppitch, 345 Park Avenue, New York, NY          114    7.55
                      10154

Scudder Small Company Scudder Trust Company, Trustee for Farmer's Group, Inc. Employee Profit Sharing &         1,121,065   10.34
 Value Fund, Class S  Savings Plan, P.O. Box 957, Salem, NH 03079

Scudder Small Company Zurich Scudder Investments, Inc., f.b.o. Robert Wyler, 345 Park Avenue, New York, NY          1,983   96.87
 Value Fund, Class A  10154

Scudder Small Company     Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303        164   71.74
 Value Fund, Class B
                          Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                        48   20.84
                          Scudder Trust Company, Custodian for Mary Kate Zoetvelt, IRA, P.O. Box 957, Salem, NH        12    5.16
                          03079

Scudder Small Company     A.G. Edwards & Sons, Inc., Custodian for, IRA, Denver, CO 80231                             546   91.14
 Value Fund, Class C
                          Zurich Scudder Investments, Inc., 345 Park Avenue, New York, NY 10154                        48    7.99

Scudder Technology        Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303  4,299,789    8.52
 Innovation Fund, Class B
                          National Financial Services Corp., f.b.o. customers, 200 Liberty Street, New York, NY 4,136,246    8.19
                          10281

Scudder Technology        Donaldson, Lufkin & Jenrette, f.b.o. customers, P.O. Box 2052, Jersey City, NJ 07303    777,478    6.90
 Innovation Fund,
 Class C

                                                                                                           Number of Percent of
Fund Name and Class                          Name and Address of Beneficial Owner                           Shares     Shares
-------------------                          ------------------------------------                          --------- ----------

                      Merrill, Lynch, Pierce Fenner and Smith, f.b.o. customers, 4800 Deer Lake Drive,         731,213    6.49
                      Jacksonville, FL 32246

                      National Financial Services Corp., f.b.o. customers, 200 Liberty Street,                 588,352    5.22
                      New York, NY 10281

Scudder Technology    Zurich Scudder Investments, Profit Sharing Plan, 345 Park Avenue,                      1,599,382   71.61
 Innovation Fund,     New York, NY 10154
 Class I
                      Scudder Trust Company, f.b.o. Zurich Scudder Investments Profit Sharing Plan,            555,261   24.86
                      P.O. Box 957, Salem, NH 03079

Scudder U.S. Treasury Scudder Trust Company, Custodian for Trustees Benjamin Moore Deferred Savings and     28,578,777    8.20
 Money Fund, Class S  Investment Plan, P.O. Box 957, Salem NH 03079

                                  APPENDIX 10

             FUND SHARES OWNED BY TRUSTEES/DIRECTORS AND OFFICERS

   The following table sets forth for each Trustee/Director and for the Trustees/Directors and officers as a group, the amount of equity securities owned in each Fund as of December 31, 2001. The amount shown includes share equivalents of funds advised by Scudder in which the board member is deemed to be invested pursuant to such Fund's Deferred Compensation Plan. The information as to beneficial ownership is based on statements furnished to each Fund by each Trustee/Director and officer. Unless otherwise notes, (i) beneficial ownership is based on sole investment power, (ii) each Trustee/Director's individual shareholdings of each Fund constitute less than 1% of the outstanding shares of such Fund, and (iii) as a group, the Trustees/Directors and officers of each Fund own less than 1% of the shares of such Fund.

                                                                                                     All Current
                                                                        Jean                      Trustees/Directors
 Names of Nominees and   Henry P.  Linda C. Dawn-Marie Edgar R. Keith  Gleason  Jean C.  Steven   and Officers as a
  Trustees/Directors    Becton Jr. Coughlin  Driscoll  Fiedler   Fox  Stromberg Tempel  Zaleznick       Group
  ------------------    ---------- -------- ---------- -------- ----- --------- ------- --------- ------------------

         Fund
         ----

Scudder 21st Century       173        0         0         0       0       0       0        572*        37,365
 Growth Fund

Scudder Balanced Fund     2,878*      0        194        0       0       0     6,149       0          71,701

Scudder Capital Growth     130       512       109        0       0       0      117       30*         10,765
 Fund

Scudder Cash Investment   21,315      0       1,183     1,146     0       0     10,868      0          149,991
 Trust

Scudder Development        662        0         0         0       0       0       0         0            871
 Fund

Scudder Dividend &         942       81         0         0       0     1,201    513        0           2,737
 Growth Fund

                                                                                                    All Current
                                                                       Jean                      Trustees/Directors
Names of Nominees and   Henry P.  Linda C. Dawn-Marie Edgar R. Keith  Gleason  Jean C.  Steven   and Officers as a
 Trustees/Directors    Becton Jr. Coughlin  Driscoll  Fiedler   Fox  Stromberg Tempel  Zaleznick       Group
 ------------------    ---------- -------- ---------- -------- ----- --------- ------- --------- ------------------

        Fund
        ----

Scudder Emerging          336       841        0         0     1,039     0        0      1,447*        9,587
 Markets Growth
 Fund

Scudder Emerging          317        0         0         0     6,961     0        0       151*         7,429
 Markets Income
 Fund

Scudder Global Bond      1,290       0         0         0     5,640     0        0        0           6,930
 Fund

Scudder Global            350       495        0         0       0       0        0       86*          23,334
 Discovery Fund

Scudder Global Fund       748       781        0         0       0       0        0        0           28,002

Scudder GNMA Fund          87        0        595       106      0       0      1,059     76*          4,855

Scudder Gold Fund         333        0         0         0     1,583     0        0        0           1,916

Scudder Greater Europe   1,443     4,568       0       21,324  1,117    332       0        0           31,084
 Growth Fund

Scudder Growth and       3,251*    1,784      207        0       0     2,131    3,027      0           42,583
 Income Fund

Scudder Health Care       305        0         0         0       0       0        0        0           32,919
 Fund

Scudder High-Yield       1,210      308      1,313       0     5,465    868     1,093      0           46,702
 Opportunity Fund

                                                                                                   All Current
                                             Dawn-                    Jean                      Trustees/Directors
 Names of Nominees and   Henry P.  Linda C.  Marie   Edgar R. Keith  Gleason  Jean C.  Steven   and Officers as a
  Trustees/Directors    Becton Jr. Coughlin Driscoll Fiedler   Fox  Stromberg Tempel  Zaleznick       Group
  ------------------    ---------- -------- -------- -------- ----- --------- ------- --------- ------------------

         Fund
         ----

Scudder High-Yield Tax-    220        0      6,044*     0       0       0       468      0            6,732
 Free Fund

Scudder Income Fund       4,280       0       242       0       0       0      1,785     0            20,076

Scudder International      925      3,469      81     10,937   677      0        0      254*          24,821
 Fund

Scudder Large Company     2,565       0       107       0       0       0      4,614     0            9,385
 Growth Fund

Scudder Large Company      232       155       0        0      379      0        0       0            13,366
 Value Fund

Scudder Latin America      218       558       0      2,664   1,536     0        0       94           5,724
 Fund

Scudder Managed            509        0      1,969    1,781     0       0      2,141     0            6,400
 Municipal Bonds

Scudder Massachusetts      284      1,010     251       0       0       0      2,070     0            24,301
 Tax-Free Fund

Scudder Medium-Term        217        0      2,150    10,946    0       0      2,569     0            15,882
 Tax-Free Fund

Scudder Money Market        0         0        0        0       0       0        0       0              0
  Series Institutional
  Shares

Scudder Money Market        0         0        0        0       0       0        0       0              0
  Series Managed Shares

                                                                                                   All Current
                                             Dawn-                    Jean                      Trustees/Directors
 Names of Nominees and   Henry P.  Linda C.  Marie   Edgar R. Keith  Gleason  Jean C.  Steven   and Officers as a
  Trustees/Directors    Becton Jr. Coughlin Driscoll Fiedler   Fox  Stromberg Tempel  Zaleznick       Group
  ------------------    ---------- -------- -------- -------- ----- --------- ------- --------- ------------------

         Fund
         ----

Scudder Money Market        0         0     41,311*  481,378    0    177,169     0       0           699,858
  Series Premium
  Shares
Scudder Money Market      10,966      0        0        0       0       0        0       0           10,966
  Series Prime Reserve
  Shares

Scudder Pacific            320       634       0        0     4,039     0        0      142*          7,511
 Opportunities Fund

Scudder Pathway            181        0        0       584      0       0        0       0             729
  Series: Conservative
  Portfolio

Scudder Pathway Series:    339        0       293       0       0       0        0       0            9,657
 Growth Portfolio

Scudder Pathway Series:    432        0       303       0       0       0        0       0             976
 Moderate
  Portfolio

Scudder S&P 500 Index     1,354*     301      261       0       0       0       362     103*          2,923
 Fund

Scudder Select 1000       1,258       0        0        0       0       0        0       0            1,258
 Growth Fund

Scudder Select 500 Fund   1,502       0      456*       0       0     1,168      0       0            3,126

Scudder Short Term Bond    116        0     1,376*      0       0       0       558      0            2,050
 Fund

                                                                                                  All Current
                                            Dawn-                    Jean                      Trustees/Directors
Names of Nominees and   Henry P.  Linda C.  Marie   Edgar R. Keith  Gleason  Jean C.  Steven   and Officers as a
 Trustees/Directors    Becton Jr. Coughlin Driscoll Fiedler   Fox  Stromberg Tempel  Zaleznick       Group
 ------------------    ---------- -------- -------- -------- ----- --------- ------- --------- ------------------

        Fund
        ----

Scudder Small Company     371      14,880    113       0        0        0       0         0           17,679
 Stock Fund

Scudder Small Company     910      3,840     333*      0        0        0       0         0            7,480
 Value Fund

Scudder Tax-Free Money   1,135       0      67,212*   1,210     0        0     44,069      0           120,013
 Fund

Scudder Technology        128       581       0        0        0        0       0        244*          7,765
 Innovation Fund

Scudder U.S. Treasury    1,217       0        0        0        0        0      1,360      0            2,577
 Money Fund

Aggregate Dollar        Over        Over     Over     Over     Over     Over     Over    $50,000-
Range of Fund         $100,000   $100,000  $100,000 $100,000 $100,000 $100,000 $100,000  $100,000
Shares Owned

   * Shares held with joint ownership and shared investment power.

                                  APPENDIX 11

                                   OFFICERS

   The following persons are officers of each Trust/Corporation noted in the table below:

                            Present Office
                               with the
                          Trust/Corporation;
                         Principal Occupation             Trust/Corporation
      Name (age)          or Employment/(1)/     (Year First Became an Officer)/(2)/
      ----------       ------------------------ --------------------------------------
Linda C. Coughlin (50) Director/Trustee,        Global/International Fund, Inc. (2000)
                       President and            Scudder International Fund, Inc.
                       Chairperson; Managing    (2000)
                       Director, Scudder.       Scudder Mutual Funds,Inc. (2000)

                       Trustee, President and   Investment Trust (2000)
                       Chairperson; Managing    Scudder Cash Investment Trust (2000)
                       Director, Scudder.       Scudder Funds Trust (2000)
                                                Scudder Income Trust (2000)
                                                Scudder Money Market Trust (2000)
                                                Scudder Municipal Trust (2000)
                                                Scudder Pathway Series (2000)
                                                Scudder Portfolio Trust (2000)
                                                Scudder Securities Trust (2000)
                                                Scudder State Tax-Free Trust (2000)
                                                Scudder Tax-Free Money Fund (2000)
                                                Scudder Tax-Free Trust (2000)
                                                Scudder U.S. Treasury Money Fund
                                                  (2000)
                                                Value Equity Trust (2000)

Thomas V. Bruns (44)   Vice President; Managing Global/International Fund, Inc. (2000)
                       Director, Scudder.       Investment Trust (2000)
                                                Scudder Cash Investment Trust (2000)
                                                Scudder Funds Trust (2000)
                                                Scudder Income Trust (2000)
                                                Scudder International Fund, Inc.
                                                (2000)
                                                Scudder Money Market Trust (2000)
                                                Scudder Municipal Trust (2000)
                                                Scudder Mutual Funds,Inc. (2000)
                                                Scudder Pathway Series (2000)
                                                Scudder Portfolio Trust (2000)
                                                Scudder Securities Trust (2000)
                                                scudder State Tax-Free Trust (2000)
                                                Scudder Tax-Free Money Fund (2000)
                                                Scudder Tax-Free Trust (2000)
                                                Scudder U.S. Treasury Money Fund
                                                  (2000)
                                                Value Equity Trust (2000)

                            Present Office
                               with the
                          Trust/Corporation;
                         Principal Occupation             Trust/Corporation
      Name (age)          or Employment/(1)/     (Year First Became an Officer)/(2)/
      ----------       ------------------------ --------------------------------------
William F. Glavin (43) Vice President; Managing Global/International Fund, Inc. (2000)
                       Director, Scudder.       Investment Trust (2000)
                                                Scudder Cash Investment Trust (2000)
                                                Scudder Funds Trust (2000)
                                                Scudder Income Trust (2000)
                                                Scudder International Fund, Inc.
                                                (2000)
                                                Scudder Money Market Trust (2000)
                                                Scudder Municipal Trust (2000)
                                                Scudder Mutual Funds, Inc. (2000)
                                                Scudder Pathway Series (2000)
                                                Scudder Portfolio Trust (2000)
                                                Scudder Securities Trust (2000)
                                                Scudder State Tax-FreeTrust (2000)
                                                Scudder Tax-Free Money Fund (2000)
                                                Scudder Tax-Free Trust (2000)
                                                Scudder U.S. Treasury Money Fund
                                                (2000)
                                                Value Equity Trust (2000)

James E. Masur (41)    Vice President; Managing Global/International Fund, Inc. (2000)
                       Director, Scudder.       Investment Trust (2000)
                                                Scudder Cash Investment Trust (2000)
                                                Scudder Funds Trust (2000)
                                                Scudder Income Trust (1999)
                                                Scudder International Fund, Inc.
                                                (2000)
                                                Scudder Money Market Trust (2000)
                                                Scudder Municipal Trust (2000)
                                                Scudder Mutual Funds, Inc. (2000)
                                                Scudder Pathway Series (2000)
                                                Scudder Portfolio Trust (2000)
                                                Scudder Securities Trust (2000)
                                                Scudder State Tax-FreeTrust (2000)
                                                Scudder Tax-Free Money Fund (2000)
                                                Scudder Tax-Free Trust (2000)
                                                Scudder U.S. Treasury Money Fund
                                                (2000)
                                                Value Equity Trust (2000)

                         Present Office
                            with the
                       Trust/Corporation;
                      Principal Occupation           Trust/Corporation
     Name (age)        or Employment/(1)/    (Year First Became an Officer)/(2)/
     ----------       -------------------- ---------------------------------------
John Millette (39)    Vice President and   Global/International Fund, Inc. (1999)
                      Secretary; Vice      Investment Trust (1999)
                      President, Scudder.  Scudder Cash Investment Trust (1999)
                                           Scudder Funds Trust (1999)
                                           Scudder Income Trust (1999)
                                           Scudder International Fund, Inc. (1999)
                                           Scudder Money Market Trust (1999)
                                           Scudder Municipal Trust (1999)
                                           Scudder Mutual Funds, Inc. (1999)
                                           Scudder Pathway Series (1999)
                                           Scudder Portfolio Trust (1999)
                                           Scudder Securities Trust (1999)
                                           Scudder State Tax-FreeTrust (1999)
                                           Scudder Tax-Free Money Fund (1999)
                                           Scudder Tax-Free Trust (1999)
                                           Scudder U.S. Treasury Money Fund (1999)
                                           Value Equity Trust (1999)

Kathryn L. Quirk (49) Vice President and   Global/International Fund, Inc. (1984)
                      Assistant Secretary; Investment Trust (1997)
                      Managing Director,   Scudder Cash Investment Trust (1997)
                      Scudder.             Scudder Funds Trust (1984)
                                           Scudder Income Trust (1997)
                                           Scudder International Fund, Inc. (1984)
                                           Scudder Money Market Trust (1997)
                                           Scudder Municipal Trust (1997)
                                           Scudder Mutual Funds, Inc. (1988)
                                           Scudder Pathway Series (1997)
                                           Scudder Portfolio Trust (1997)
                                           Scudder Securities Trust (1984)
                                           Scudder State Tax-FreeTrust (1997)
                                           Scudder Tax-Free Money Fund (1997)
                                           Scudder Tax-Free Trust (1997)
                                           Scudder U.S. Treasury Money Fund (1997)
                                           Value Equity Trust (1997)

                                   Present Office
                                      with the
                                 Trust/Corporation;
                                Principal Occupation             Trust/Corporation
         Name (age)              or Employment/(1)/     (Year First Became an Officer)/(2)/
         ----------           ------------------------ --------------------------------------
Howard Schneider (44)         Vice President; Managing Global/International Fund, Inc. (2000)
                              Director, Scudder.       Investment Trust (2000)
                                                       Scudder Cash Investment Trust (2000)
                                                       Scudder Funds Trust (2000)
                                                       Scudder Income Trust (2000)
                                                       Scudder International Fund, Inc.
                                                       (2000)
                                                       Scudder Money Market Trust (2000)
                                                       Scudder Municipal Trust (2000)
                                                       Scudder Mutual Funds, Inc. (2000)
                                                       Scudder Pathway Series (2000)
                                                       Scudder Portfolio Trust (2000)
                                                       Scudder Securities Trust (2000)
                                                       Scudder State Tax-Free Trust (2000)
                                                       Scudder Tax-Free Money Fund (2000)
                                                       Scudder Tax-Free Trust (2000)
                                                       Scudder U.S. Treasury Money Fund
                                                       (2000)
                                                       Value Equity Trust (2000)
Jan C. Faller (35)            Vice President; Senior   Global/International Fund, Inc. (1999)
                              Vice President, Scudder;
                              formerly, bond and
                              currency investment
                              manager with an
                              unaffiliated investment
                              management firm.
William E. Holzer (52)        Vice President; Managing Global/International Fund, Inc. (1989)
                              Director, Scudder.
Gerald J. Moran (62)          Vice President; Managing Global/International Fund, Inc. (1991)
                              Director, Scudder.
William F. Gadsden (47)       Vice President; Managing Investment Trust (1996)
                              Director, Scudder.
Kathleen T. Millard (41)      Vice President; Managing Investment Trust (1999)
                              Director, Scudder.
Robert D. Tymoczko (31)       Vice President; Senior   Investment Trust (1999)
                              Vice President, Scudder. Scudder Securities Trust (2001)
                                                       Value Equity Trust (1999)
Frank J. Rachwalski, Jr. (56) Vice President; Managing Scudder Cash Investment Trust (1999)
                              Director, Scudder.       Scudder Money Market Trust (1999)
                                                       Scudder Tax-Free Money Fund (1999)
                                                       Scudder U.S. Treasury Money Fund
                                                       (1999)
Robert S. Cessine (52)        Vice President; Managing Scudder Funds Trust (1999)
                              Director, Scudder.       Scudder Portfolio Trust (1999)

                                 Present Office
                                    with the
                               Trust/Corporation;
                              Principal Occupation            Trust/Corporation
        Name (age)             or Employment/(1)/     (Year First Became an Officer)/(2)/
        ----------         -------------------------- -----------------------------------
John E. Dugenske (36)      Vice President; Vice       Scudder Funds Trust (1999)
                           President, Scudder.        Scudder Income Trust (2000)
Scott E. Dolan (35)        Vice President; Senior
                           Vice President, Scudder.   Scudder Income Trust (2000)
Richard L. Vandenberg (52) Vice President;            Scudder Income Trust (2000)
                           Managing Director,
                           Scudder; formerly,
                           Senior Vice President and
                           portfolio manager with
                           an unaffiliated investment
                           management firm.
Irene T. Cheng (47)        Vice President; Managing   Scudder International Fund, Inc.
                           Director, Scudder.         (1997)
Carol L. Franklin (49)     Vice President; Managing   Scudder International Fund, Inc.
                           Director, Scudder.         (1996)
Joan Gregory (56)          Vice President; Vice       Scudder International Fund, Inc.
                           President, Scudder.        (1999)
Paul Rogers (45)           Vice President; Managing   Scudder International Fund, Inc.
                           Director, Scudder.         (2001)
Terrence S. Gray (32)      Vice President; Vice       Scudder International Fund, Inc.
                           President, Scudder.        (2002)
Philip C. Condon (51)      Vice President; Managing   Scudder Municipal Trust (1997)
                           Director, Scudder.         Scudder State Tax-Free Trust (1997)
                                                      Scudder Tax-Free Trust (1997)
Ashton P. Goodfield (38)   Vice President; Senior     Scudder Municipal Trust (1999)
                           Vice President, Scudder.   Scudder State Tax-Free Trust (1999)
                                                      Scudder Tax-Free Trust (1999)
Darko Kuzmanovic (39)      Vice President; Vice       Scudder Mutual Funds, Inc. (2001)
                           President, Scudder.
Nick Raffan (50)           Vice President; Vice       Scudder Mutual Funds, Inc. (2001)
                           President, Scudder.
Shahram Tajbakhsh (45)     Vice President; Vice       Scudder Pathway Series (2001)
                           President, Scudder.
Harry E. Resis (56)        Vice President; Managing   Scudder Portfolio Trust (2000)
                           Director, Scudder.
Peter Chin (59)            Vice President; Managing   Scudder Securities Trust (1995)
                           Director, Scudder.

                              Present Office
                                 with the
                            Trust/Corporation;
                           Principal Occupation             Trust/Corporation
       Name (age)           or Employment/(1)/     (Year First Became an Officer)/(2)/
       ----------        ------------------------ --------------------------------------
J. Brooks Dougherty (43) Vice President; Managing Scudder Securities Trust (1998)
                         Director, Scudder.
James E. Fenger (42)     Vice President; Managing Scudder Securities Trust (1998)
                         Director, Scudder.
Sewall Hodges (47)       Vice President; Managing Scudder Securities Trust (1999)
                         Director, Scudder.
Blair J. Treisman (34)   Vice President; Vice     Scudder Securities Trust (2000)
                         President, Scudder.
Eleanor R. Brennan (37)  Vice President; Senior   Scudder State Tax-Free Trust (1999)
                         Vice President, Scudder.
Rebecca Wilson (39)      Vice President; Vice     Scudder State Tax-Free Trust (1995)
                         President, Scudder.
Lois Roman (37)          Vice President; Senior   Value Equity Trust (1999)
                         Vice President, Scudder.
Caroline Pearson (39)    Assistant Secretary;     Global/International Fund, Inc. (1997)
                         Managing Director,       Investment Trust (1997)
                         Scudder; formerly        Scudder Cash Investment Trust (1997)
                         Associate, Dechert (law  Scudder Funds Trust (1997)
                         firm) 1989 to 1997.      Scudder Income Trust (2000)
                                                  Scudder International Fund, Inc.
                                                  (1997)
                                                  Scudder Money Market Trust (1997)
                                                  Scudder Municipal Trust (1997)
                                                  Scudder Mutual Funds, Inc. (1997)
                                                  Scudder Pathway Series (1997)
                                                  Scudder Portfolio Trust (1997)
                                                  Scudder Securities Trust (1997)
                                                  Scudder State Tax-Free Trust (1997)
                                                  Scudder Tax-Free Money Fund (1997)
                                                  Scudder Tax-Free Trust (1997)
                                                  Scudder U.S. Treasury Money Fund
                                                  (1997)
                                                  Value Equity Trust (1997)

                        Present Office
                           with the
                      Trust/Corporation;
                     Principal Occupation            Trust/Corporation
    Name (age)        or Employment/(1)/     (Year First Became an Officer)/(2)/
    ----------      ---------------------- ---------------------------------------
John R. Hebble (43) Treasurer; Senior      Global/International Fund, Inc. (1998)
                    Vice President,        Investment Trust (1998)
                    Scudder.               Scudder Cash Investment Trust (1998)
                                           Scudder Funds Trust (1998)
                                           Scudder Income Trust (1997)
                                           Scudder International Fund, Inc. (1998)
                                           Scudder Money Market Trust (1998)
                                           Scudder Municipal Trust (1998)
                                           Scudder Mutual Funds, Inc. (1998)
                                           Scudder Pathway Series (1998)
                                           Scudder Portfolio Trust (1998)
                                           Scudder Securities Trust (1998)
                                           Scudder State Tax-Free Trust (1998)
                                           Scudder Tax-Free Money Fund (1998)
                                           Scudder Tax-Free Trust (1998)
                                           Scudder U.S. Treasury Money Fund (1998)
                                           Value Equity Trust (1998)
Thomas Lally (34)   Assistant Treasurer;   Global/International Fund, Inc. (2001)
                    Senior Vice President, Investment Trust (2001)
                    Scudder.               Scudder Cash Investment Trust (2001)
                                           Scudder Funds Trust (2001)
                                           Scudder Income Trust (2001)
                                           Scudder International Fund, Inc. (2001)
                                           Scudder Money Market Trust (2001)
                                           Scudder Municipal Trust (2001)
                                           Scudder Mutual Funds, Inc. (2001)
                                           Scudder Pathway Series (2001)
                                           Scudder Portfolio Trust (2001)
                                           Scudder Securities Trust (2001)
                                           Scudder State Tax-Free Trust (2001)
                                           Scudder Tax-Free Money Fund (2001)
                                           Scudder Tax-Free Trust (2001)
                                           Scudder U.S. Treasury Money Fund (2001)
                                           Value Equity Trust (2001)

                      Present Office
                         with the
                    Trust/Corporation;
                   Principal Occupation            Trust/Corporation
   Name (age)       or Employment/(1)/     (Year First Became an Officer)/(2)/
   ----------     ---------------------- ---------------------------------------
Brenda Lyons (38) Assistant Treasurer;   Global/International Fund, Inc. (1998)
                  Senior Vice President, Investment Trust (2000)
                  Scudder.               Scudder Cash Investment Trust (2000)
                                         Scudder Funds Trust (2000)
                                         Scudder Income Trust (2000)
                                         Scudder International Fund, Inc. (2000)
                                         Scudder Money Market Trust (2000)
                                         Scudder Municipal Trust (2000)
                                         Scudder Mutual Funds, Inc. (2000)
                                         Scudder Pathway Series (2000)
                                         Scudder Portfolio Trust (2000)
                                         Scudder Securities Trust (2000)
                                         Scudder State Tax-Free Trust (2000)
                                         Scudder Tax-Free Money Fund (2000)
                                         Scudder Tax-Free Trust (2000)
                                         Scudder U.S. Treasury Money Fund (2000)
                                         Value Equity Trust (2000)

--------
/(1)/ Unless otherwise stated, all of the officers have been associated with their respective Companies for more than five years, although not necessarily in the same capacity.
/(2)/ The President, Treasurer and Secretary each holds office until the first meeting of Trustees/ Directors in each calendar year and until his or her Successor has been duly elected and qualified, and all other officers hold office as the Trustees/Directors permit in accordance with the By-laws of the applicable Trust.

Q&A continued

--------------------------------------------------------------------------------

organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

Your Fund's investment management agreement will still be with Scudder and the terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that Scudder would be authorized, subject to further Board approval, to appoint certain affiliates as sub-advisers. Scudder will retain full responsibility for the actions of any such sub-advisers.

Q Will the investment management fee rate be the same upon approval of the new investment management agreement?

A Yes, the investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

Q How does my Fund's Board recommend that I vote?

A After careful consideration, the members of your Fund's Board, including those who are not affiliated with Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations" in Proposal 1.

Q Will my Fund pay for the proxy solicitation and legal costs associated with this Transaction?

A No, neither you nor your Fund will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q How can I vote my shares?

A You may choose from one of the following options as described in more detail on the proxy card(s):
[_] by mail, using the enclosed proxy card(s) and return envelope;
[_] by telephone, using the toll free number on your proxy card(s);
[_] through the Internet, using the website address on your proxy card(s); or
[_] in person at the shareholder meeting.

--------------------------------------------------------------------------------

Q&A continued

--------------------------------------------------------------------------------

Q What should I do if I receive more than one proxy card?

A Because each Fund's shareholders must vote separately, you are being sent a proxy card for each Fund account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q Whom should I call for additional information about this proxy statement?

A Please call Georgeson Shareholder Communications, your Fund's information agent, at (866) 515-0333.






--------------------------------------------------------------------------------
                                                                LTF BOS Mega #2

                      SCUDDER
                    INVESTMENTS

PO Box 219151, Kansas City, MO 64121-9151

*** CONTROL NUMBER: 999 999 999 999 99   ***

IMPORTANT: ELECTRONIC VOTING OPTIONS AVAILABLE

Fast, convenient, easy and generally available 24 hours a day!

     VOTE BY TELEPHONE                               VOTE ON THE INTERNET

1. Read the Proxy Statement and have this            1. Read the Proxy Statement and have this
   card on hand                                         card on hand
2. Call toll-free 1-888-221-0697                     2. Go to www.proxyweb.com/Scudder
3. Enter the control number shown to the             3. Enter the control number shown to the
   left and follow the simple instructions              left and follow the simple instructions
4. Keep this card for your records                   4. Keep this card for your records


FUND NAME PRINTS HERE
                                Special Meeting of Shareholders - March 28, 2002


I hereby appoint John Millette, Caroline Pearson and Kathryn L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on March 28, 2002 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof.

I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

IF NOT VOTING ELECTRONICALLY, PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

Dated                                  , 2002
       --------------------------------

------------------------------
Signature(s) of Shareholder(s)

Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.


LABEL BELOW FOR MIS USE ONLY!
ZURICH SCUDDER
ORIGINAL 2-KD-02
NANCY (SKLTFBOS)
REVIEW #1 2-05-02 KD
REVIEW #2 2-05-02 KD
REVIEW #3 2-05-02 KD
REVIEW #4 2-05-02 KD
REVIEW #5 2-05-02 KD
REVISION #1 2-09-02 KD


Please fill in box(es) as shown using black or blue ink or number 2 pencil. [X] PLEASE DO NOT USE FINE POINT PENS.

                            YOUR VOTE IS IMPORTANT!

TO VOTE BY TOUCH-TONE PHONE OR INTERNET, SEE INSTRUCTIONS ON REVERSE  SIDE.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the next Proposals.

This proxy is solicited on behalf of your Fund's Board. The Board of each Fund recommends that shareholders vote FOR all Proposals.



PROPOSAL 1
----------
To approve a new investment management agreement for the Fund with Zurich Scudder Investments, Inc.

                    FOR         AGAINST          ABSTAIN

                    [ ]           [ ]              [ ]

PROPOSAL 2
----------
(For shareholders of Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Greater Europe Growth Fund and Scudder International Fund only) to approve a new sub-advisory agreement between the Fund's investment manager and Deutsche Asset Management Investment Services Limited.

                    FOR         AGAINST          ABSTAIN

                    [ ]           [ ]              [ ]

PROPOSAL 3
----------
(For shareholders of Scudder Pacific agreement Opportunities Fund only) to approve a new sub-advisory between the Fund's investment manager and Zurich Scudder Investments Singapore Limited.

                    FOR         AGAINST          ABSTAIN

                    [ ]           [ ]              [ ]

PROPOSAL 4
----------
(For shareholders of Scudder Gold Fund only) to approve a new sub-advisory agreement between the Fund's investment manager and Scudder Investments Australia Limited.


The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments or postponements thereof.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

                                     Dechert

                          Ten Post Office Square South
                           Boston, Massachusetts 02109

February 22, 2002

Division of Investment Management
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Definitive Proxy Materials for 40 Funds Advised by Zurich Scudder
    Investments, Inc.

Dear Sir/Madam:

     In accordance with the provisions of Rule 14a-6 of Regulation 14A under the Securities Exchange Act of 1934, as amended, there is being electronically filed simultaneously herewith a definitive copy of the Questions and Answers, Letter to Shareholders, Notice of Special Meetings, Joint Proxy Statement and Proxy Card in connection with the joint special meetings of shareholders (the "Special Meetings") of the 40 funds advised by Zurich Scudder Investments, Inc. that are listed on Appendix 1 to the Proxy Statement (each a "Fund"). The Special Meetings will be held jointly and are scheduled for March 28, 2002. Shareholders of each Fund are being asked to approve a new investment management agreement. In addition, shareholders of Scudder Emerging Markets Income Fund, Scudder Global Bond Fund, Scudder Gold Fund, Scudder Greater Europe Fund, Scudder International Fund and Scudder Pacific Opportunities Fund are also being asked to approve new sub-advisory agreements.

     Please contact the undersigned at (617) 728-7189 if you have any questions or concerns.


Very truly yours,

/s/ Gregory S. Konzal